  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1998

                                                     REGISTRATION NO. 333-36575
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 5
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           U.S. LEGAL SUPPORT, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

           TEXAS                      7338                   76-0523238
      (STATE OR OTHER           (PRIMARY STANDARD         (I.R.S. EMPLOYER
       JURISDICTION                INDUSTRIAL            IDENTIFICATION NO.)
    OF INCORPORATION OR        CLASSIFICATION CODE
       ORGANIZATION)                 NUMBER)

                                                RICHARD O. LOONEY
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                            1001 FANNIN ST., SUITE 650
                                               HOUSTON, TEXAS 77002
      1001 FANNIN ST., SUITE 650                  (713) 653-7100
         HOUSTON, TEXAS 77002        (NAME, ADDRESS, INCLUDING ZIP CODE, AND
            (713) 653-7100          TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                                                AGENT FOR SERVICE)
   (ADDRESS, INCLUDING ZIP CODE, AND
TELEPHONE NUMBER, INCLUDING AREA CODE,
  OF REGISTRANT'S PRINCIPAL EXECUTIVE
               OFFICES)

                               ----------------

                                  Copies to:

            W. CLELAND DADE                         DAN BUSBEE
     BRACEWELL & PATTERSON, L.L.P.  LOCKE PURNELL RAIN HARRELL (A PROFESSIONAL
   711 LOUISIANA STREET, SUITE 2900                CORPORATION)
       HOUSTON, TEXAS 77002-2781           2200 ROSS AVENUE, SUITE 2200
            (713) 221-1314                     DALLAS, TEXAS 75201
                                                  (214) 740-8000

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JULY   , 1998

PROSPECTUS

                                3,100,000 SHARES

                [LOGO OF U.S. LEGAL SUPPORT, INC. APPEARS HERE]

                                  COMMON STOCK

  All of the 3,100,000 shares of Common Stock offered hereby are being offered by U.S. Legal Support, Inc. (the "Company"). The Company and a shareholder have granted to the Underwriters a 30-day option to purchase up to 465,000 additional shares of Common Stock solely to cover over-allotments, if any. If the over-allotment option is exercised, up to 62,500 shares of Common Stock will be offered by the shareholder.

  Prior to this offering (the "Offering"), there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price of the Common Stock will be between $10.00 and $12.00 per share. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. The Company has applied to have the Common Stock approved for quotation on the Nasdaq National Market under the symbol LEGL.

                                  -----------

            THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" COMMENCING ON PAGE 6.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
 A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                          Price to   Underwriting  Proceeds to
                                           Public    Discount (1)  Company (2)
------------------------------------------------------------------------------
Per Share..............................   $            $             $
Total (3).............................. $            $             $
------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) See "Underwriting" for indemnification arrangements with the several Underwriters.

(2) Before deducting expenses payable by the Company estimated at $393,000.

(3) The Company and a shareholder, Mr. Richard O. Looney, President and Chief Executive Officer of the Company, have granted to the Underwriters a 30-day option to purchase up to 465,000 additional shares of Common Stock solely to cover over-allotments, if any. If all such shares are purchased, the total Price to Public, Underwriting Discount, Proceeds to Company and the
    proceeds to the selling shareholder will be $   , $   , $   , and $   ,
    respectively.

                                  -----------

  The shares of Common Stock are offered by the several Underwriters subject to prior sale, receipt and acceptance by them and subject to the right of the Underwriters to reject any order in whole or in part and certain other conditions. It is expected that certificates for such shares will be available
for delivery on or about    , 1998, at the office of the agent of Hambrecht &
Quist LLC in New York, New York.

                                  -----------

HAMBRECHT & QUIST                                ING BARING FURMAN SELZ LLC


       , 1998

                [LOGO OF U.S. LEGAL SUPPORT, INC. APPEARS HERE]


     [COLOR MAP OF UNITED STATES WITH COMPANY OFFICE AND NETWORK AFFILIATE
                            LOCATIONS IDENTIFIED.]

           A LEADING PROVIDER OF LEGAL SUPPORT AND STAFFING SERVICES

  The Company intends to distribute to its shareholders annual reports containing financial statements audited by its independent auditors and will make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING BY ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the financial statements, including the related notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise requires, the "Company" refers to U.S. Legal Support, Inc. and its subsidiaries. All share and per share data give effect to a 5-for-8 reverse stock split to be effected prior to completion of the Offering. Disclosures herein relating to the number of shares of Common Stock to be outstanding after the Offering are estimated, based upon an assumed initial public offering price of $11.00 per share (the mid-point of the estimated initial public offering price range) and give effect to the conversion of certain outstanding securities that are convertible into Common Stock as described herein. See "--The Offering." Pro forma information gives effect to: (i) acquisitions made by the Company; (ii) an adjustment to compensation expense for the difference between actual compensation paid to certain officers of businesses acquired and employment contract compensation negotiated in connection with such acquisitions; (iii) amortization expense relating to intangible assets recorded in connection with acquisitions made by the Company; (iv) the sale of the shares offered hereby and the application of the net proceeds therefrom; and (v) the incurrence of indebtedness under the Company's New Credit Agreement (as defined herein), as if such events had occurred on January 1, 1997. See "Selected Financial Data." Unless otherwise indicated, the information in this Prospectus assumes no exercise of the Underwriters' over-allotment option.

                                  THE COMPANY

  The Company is one of the largest providers of legal support and staffing services in the United States, providing court reporting, certified record retrieval, legal placement and staffing and related services to law firms and corporations, including insurance companies, through 36 offices in five states and the District of Columbia. The Company seeks to become a national, full-service provider of legal support and staffing services through a combination of selective acquisitions and internal growth. Since succeeding to the operations of Looney & Company, a Texas corporation ("Looney"), in January 1997, the Company has acquired 13 businesses. During 1997, the Company provided legal support services to (i) Fortune 500 businesses such as The Boeing Company and Ford Motor Company; (ii) insurance companies such as ITT Hartford, St. Paul Fire & Marine and Kemper Insurance; and (iii) law firms throughout the country. For the year ended December 31, 1997, the Company had pro forma revenues of $39.1 million and pro forma operating income of $3.4 million, excluding a special charge of $3.3 million relating to expenses associated with a delayed public offering and costs associated with acquisitions terminated as a result of such delay.

  Based on available industry data, the Company estimates that the market for legal support and staffing services in the United States exceeds $5.0 billion annually. The industry is highly fragmented, with more than 1,000 court reporting and record retrieval firms and over 400 legal placement and staffing firms. The Company believes that the legal support and staffing services market is growing due to several trends, including an increase in the: (i) efforts by law firms and corporations, especially insurance providers, to control legal support expenses; (ii) outsourcing of legal support services by law firms, corporations and insurance providers to companies that specialize in providing such services at a lower cost; (iii) use of attorneys on a temporary basis by law firms and corporations; (iv) volume and complexity of litigation; and (v) national scope of litigation, particularly in class action and product liability lawsuits.

  Legal support and staffing services traditionally have been marketed to law firms. Increasingly, corporations, especially insurance providers, who ultimately pay the costs of legal support and staffing services, are seeking to control and reduce the costs associated with lawsuits, centralize their purchasing decisions and ensure consistent service quality. As a result, the Company believes that these companies are more frequently selecting the providers of legal support services, rather than delegating that selection to the law firms engaged to represent them. Currently, the industry is highly fragmented and consists primarily of local and regional firms that typically provide a single or limited number of legal support and staffing services. The Company believes that many legal support businesses lack: (i) a full range of legal support services; (ii) regional or national coverage; and (iii) access to capital and effective marketing programs. As a result, the Company believes that many legal support and staffing companies are unable to effectively service large, geographically dispersed clients.

  The Company is implementing a focused business strategy that includes establishing full service operations in multiple metropolitan areas; adopting best practices, policies and procedures; achieving operating efficiencies; and managing its business on a decentralized basis, with local management retaining primary responsibility for day-to-day operations and local marketing. The Company believes that allowing local management to retain appropriate autonomy will preserve existing client relationships, provide opportunities for internal growth and enhance the Company's competitiveness in attracting acquisition candidates.

  The Company has implemented a strategy designed to continue its growth in existing and new markets based on the following key elements: (i) actively pursue strategic acquisitions; (ii) expand its national sales program; (iii) capitalize on cross-selling opportunities; and (iv) develop and expand new and existing client relationships. The Company's acquisition strategy is to identify, acquire and integrate independent companies with strong management, profitable operating results and recognized local or regional market presence. The Company typically pursues acquisitions that will allow it to accomplish one or more of the following: (i) expand the geographic markets served by the Company; (ii) increase the Company's penetration of existing markets; (iii) establish or enhance customer relationships; and (iv) offer services complementary to those offered by the Company. The Company believes there are numerous attractive acquisition candidates due to the large size and fragmentation of the legal support and staffing services industry, including participants in the Company's referral network of over 200 court reporting affiliates, through which the Company supplies court reporting services to its clients in locations not served directly by the Company.

  The Company is a Texas corporation. Its principal executive offices are located at 1001 Fannin Street, Suite 650, Houston, Texas 77002, and its telephone number at that location is (713) 653-7100.

                                  THE OFFERING

Common Stock offered by the             3,100,000 shares
Company.............................
Common Stock to be outstanding
 after the Offering.................

Use of proceeds.....................    5,796,845 shares (1) (2)
                                        To repay indebtedness. See "Use of
                                        Proceeds."

Nasdaq National Market symbol.......    LEGL
--------

(1) Includes: (i) conversion of 1,272,762 shares of Series A Convertible Preferred Stock into 1,240,934 shares of Common Stock; (ii) conversion of 2,046,667 shares of Series B Convertible Preferred Stock into 200,065 shares of Common Stock; and (iii) conversion of $2.2 million principal amount of Convertible Subordinated Promissory Notes into 171,748 shares of Common Stock, in each case to be effected concurrently with the Offering. See "Capitalization," "Certain Transactions" and Notes 7 and 8 of Notes to Consolidated Financial Statements of U.S. Legal Support, Inc.

(2) Excludes (i) 562,500 shares of Common Stock reserved for issuance under the Company's 1997 Stock Incentive Plan and the Company's Stock Option Plan for Non-Employee Directors, which include outstanding options to purchase 352,181 shares at a weighted average exercise price of $10.58 per share;
    (ii) 37,153 shares of Common Stock issuable upon the exercise of options granted to employees and consultants; and (iii) 82,410 shares of Common Stock issuable upon exercise of options granted in connection with certain of the acquisitions. See "Management," "Capitalization" and "Principal Shareholders."

                           SUMMARY FINANCIAL DATA (1)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         PRO FORMA(2)(3)
                                                                   ----------------------------
                                                   SIX MONTHS                     SIX MONTHS
                               YEAR ENDED             ENDED         YEAR ENDED       ENDED
                              DECEMBER 31,          JUNE 30,       DECEMBER 31,    JUNE 30,
                          ---------------------  ----------------  ------------ ---------------
                           1995   1996  1997(4)  1997(4)   1998        1997      1997    1998
                          ------ ------ -------  -------  -------  ------------ ------- -------
STATEMENT OF INCOME
 DATA:
 Revenues...............  $9,104 $7,667 $24,291  $8,402   $20,698    $39,092    $18,878 $20,698
 Cost of services.......   5,763  4,839  15,382   5,489    12,554     23,581     11,193  12,554
                          ------ ------ -------  ------   -------    -------    ------- -------
 Gross profit...........   3,341  2,828   8,909   2,913     8,144     15,511      7,685   8,144
 Selling, general and
  administrative
  expenses (5)..........   1,970  2,352   6,859   2,167     6,468     10,868      5,128   6,468
 Depreciation and
  amortization (3)......     231    212     681     177       537      1,214        607     537
 Special charge (6).....      --     --   3,266      --        --      3,266         --      --
                          ------ ------ -------  ------   -------    -------    ------- -------
 Operating income
  (loss)................   1,140    264  (1,897)    569     1,139        163      1,950   1,139
 Interest expense.......     230    238   1,971     650     2,858        474        234     238
                          ------ ------ -------  ------   -------    -------    ------- -------
 Income (loss) before
  taxes.................     910     26  (3,868)    (81)   (1,719)      (311)     1,716     901
 Provision (benefit) for
  income taxes..........     327     10    (156)     --        --      1,313        721     378
                          ------ ------ -------  ------   -------    -------    ------- -------
 Net income (loss)......     583     16  (3,712)    (81)   (1,719)    (1,624)       995     523
 Accretion of preferred
  stock.................      --     --  (1,093)     --    (1,265)        --         --      --
                          ------ ------ -------  ------   -------    -------    ------- -------
 Net income (loss)
  attributable to common
  shareholders..........  $  583 $   16 $(4,805) $  (81)  $(2,984)   $(1,624)   $   995 $   523
                          ====== ====== =======  ======   =======    =======    ======= =======
 Basic income (loss) per
  common share..........                $ (4.43) $(0.10)  $ (2.75)   $ (0.28)   $  0.17 $  0.09
                                        =======  ======   =======    =======    ======= =======
 Basic weighted average
  shares outstanding
  (7)...................                  1,084     852     1,084      5,797      5,797   5,797
                                        =======  ======   =======    =======    ======= =======
 Diluted income (loss)
  per common share......                $ (4.43) $(0.10)  $ (2.75)   $ (0.28)   $  0.17 $  0.09
                                        =======  ======   =======    =======    ======= =======
 Diluted weighted
  average shares
  outstanding(7)........                  1,084     852     1,084      5,797      5,879   5,879
                                        =======  ======   =======    =======    ======= =======

                                                             JUNE 30, 1998
                                                         -----------------------
                                                          ACTUAL   PRO FORMA (2)
                                                         --------  -------------
BALANCE SHEET DATA:
 Cash..................................................  $  1,234     $ 1,234
 Total assets..........................................    42,572      42,052
 Short-term debt.......................................     6,289         134
 Long-term debt (net of current maturities)............    26,542       6,241
 Redeemable preferred stock............................     8,973          --
 Total shareholders' equity (deficit)..................    (9,548)     28,061

-------
(1) Prior to January 1997, the Company had no business operations. Therefore, the business of Looney & Company, for financial statement purposes, represents the predecessor business.

(2) Pro forma information gives effect to: (i) the acquisitions; (ii) an adjustment to compensation expense for the difference between actual compensation paid to certain officers of businesses acquired and employment contract compensation negotiated in connection with the completed acquisitions; (iii) amortization expense relating to intangible assets recorded in conjunction with acquisitions; and (iv) the sale of the shares offered hereby and the application of the net proceeds therefrom, as if such events had occurred on January 1, 1997 (for statement of income data) and as of June 30, 1998 (for balance sheet data). The conversion of certain outstanding preferred stock and Convertible Subordinated Promissory Notes described in Note 7 below are contingent upon, and will close concurrently with, completion of the Offering. The pro forma results of operations are not necessarily indicative of the results that would have occurred had these transactions been completed as of such date or the results that may be attained in the future.

(3) Pro forma depreciation and amortization amounts consist primarily of amortization of goodwill totaling $696,000, $364,000 and $364,000 for the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998, respectively, recorded as a result of acquisitions by the Company. Goodwill is amortized over periods ranging from ten to 40 years and computed on the basis described in Note 2 of Notes to Consolidated Financial Statements of U.S. Legal Support, Inc.
(4) The acquisitions by the Company have been accounted for as purchases, and therefore, the operations of the acquired businesses are included in the statement of income data from the respective dates of acquisition. See the Consolidated Financial Statements of U.S. Legal Support, Inc. included herein.
(5) Includes a non-recurring charge of $360,000 in the fourth quarter of 1996 representing the estimated fair value of ownership interests granted to certain employees by the sole shareholder of Looney.
(6) The fourth quarter of 1997 includes a special charge of $3.3 million for costs, which pertained to a delayed public offering and acquisitions terminated as a result of such delay. Excluding the effect of such special charge, pro forma operating income, income before taxes, net income and basic and diluted net income per common share for the year ended December 31, 1997 would have been $3.4 million, $3.0 million, $1.7 million and $0.30, respectively.

(7) Gives effect to: (i) 1,084,098 shares of Common Stock outstanding prior to the Offering; (ii) 3,100,000 shares issued in the Offering; (iii) 1,612,747 shares of Common Stock issuable upon conversion of preferred stock and Convertible Subordinated Promissory Notes; and (iv) 81,719 dilutive Common Stock equivalents. See "Capitalization."

                                 RISK FACTORS

  This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus. The following risk factors should be considered carefully in addition to the other information in this Prospectus before purchasing the shares of Common Stock offered hereby.

  Limited Combined Operating History. The Company was founded in October 1996 and has acquired 13 businesses between January and September 1997. Consequently, the Company and the acquired businesses have operated as a combined enterprise only for a limited period. The pro forma combined historical financial results included herein cover periods during which the businesses acquired were not under common control and may not be indicative of the Company's future financial or operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Risks of Integrating Acquired Companies. The Company emphasizes decentralized management of operations and marketing, and its success will depend, to a large extent, upon its ability to integrate effectively the operations of acquired businesses. There can be no assurance that the recently assembled management group will be able to implement successfully the Company's business and growth strategies or manage successfully the combined operations of the Company and the businesses acquired. Most of the businesses acquired, or that the Company will seek to acquire, have operated with limited financial and other reporting systems. Although the Company believes that its existing financial reporting and accounting control systems are satisfactory for the operation of the combined businesses, these systems may not be capable of efficiently addressing the future needs of the Company if the Company successfully implements its acquisition strategy. Integration of financial reporting and accounting control systems of acquired businesses could require the Company to enhance its existing systems and provide additional training to existing personnel or hire additional personnel. The Company could be required to rely on the financial reporting and accounting control systems of any businesses acquired, which could adversely affect the Company's ability to integrate successfully and manage effectively the combined enterprise in the near term. In connection with the integration of acquired companies, the Company will be integrating the personnel associated with such acquisitions, including court reporting and certified record retrieval personnel, legal placement and staffing recruiters and administrative personnel. There can be no assurance that the Company will be able to maintain relationships with such personnel or retain such persons in their current roles. Failure of the Company to retain such persons, particularly legal placement and staffing recruiters, could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Acquisition and Integration Strategy" and "Management."

  Risks Associated with Future Acquisitions. The Company's growth strategy is dependent upon a program of continuing acquisitions, and the Company expects that it will encounter intense competition for acquisition candidates. The legal support and staffing industry is experiencing consolidation which could limit the number of acquisition opportunities and lead to higher acquisition prices. There can be no assurance the Company will be able to identify attractive acquisition candidates or negotiate acceptable acquisition terms, and the failure to do so would have a material adverse effect on the Company's results of operations and its ability to sustain growth. The Company's acquisition strategy involves a number of risks, each of which could affect adversely the Company's operating results, including the diversion of management attention from operation of the business and the failure of an acquired business to achieve targeted financial results. Also, the loss of key personnel from acquired businesses, including experienced recruiters in legal staffing companies, could have a material adverse effect on the Company's operating results. In addition, the Company could encounter unanticipated business risks or unanticipated liabilities with respect to the acquired businesses, and significant amortization of acquired intangible assets is likely to be required in most acquisitions. Further, there can be no assurance that the Company's strategy to become a national, full service provider of legal support services will be successful. See "Business--Growth Strategy."

  The Company will require additional financing for future acquisitions, which may not be available on terms acceptable to the Company. The Company currently intends to finance future acquisitions using shares of its Common Stock for a significant portion of the purchase price. In the event the Company's Common Stock does not maintain sufficient value or potential acquisition candidates are unwilling to accept Common Stock as consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to continue to pursue its acquisition strategy. The net proceeds of the Offering will be used to repay indebtedness, and none of such proceeds will be available for future acquisitions. If the Company does not have sufficient cash resources, is unable to borrow the funds required to make acquisitions or is not able to use its Common Stock as consideration for acquisitions, its growth through acquisitions will be limited, which would have a material adverse effect on the Company's business, results of operations, and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Fluctuations in Quarterly Operating Results. The Company has experienced in the past and expects to experience in the future significant fluctuations in quarterly operating results. Such fluctuations may be caused by the departure of key personnel from acquired businesses or legal placement and staffing recruiters. Revenues in the Company's legal staffing division declined to approximately $1.6 million for each of the three-month periods ended December 31, 1997 and March 31, 1998, compared with $2.4 million, $2.2 million and $2.9 million for the three month periods ended March 31, 1997, June 30, 1997 and September 30, 1997, respectively, primarily as a result of the departure in December 1997 of three legal recruiters in the Company's New York office. Staffing revenues increased to $2.4 million in the three months ended June 30, 1998. Additional factors that could cause operating results to be below the expectations of public market analysts and investors include, among others, failure to adequately integrate acquired companies, fluctuations in the general economy, changes in demand for the Company's services (including changes resulting from a decline in the number or complexity of lawsuits filed) changes in the regulatory environment, increased competition, changes in operating expenses, expenses related to acquisitions, and the potential adverse effect of acquisitions. Due to the foregoing factors, many of which are beyond the Company's control, the Company believes that period-to-period comparisons of its operating results will not necessarily be meaningful and should not be relied upon as any indication of future performance. The Company's future quarterly operating results from time to time may not meet the expectations of securities analysts or investors, which could have a material adverse effect on the market price of the Company's Common Stock.

  Risks Associated with Rapid Growth. The Company has experienced rapid growth through acquisitions since it commenced operations in January 1997, which has placed demands on its management, operational capacity and financial resources and systems. The Company's growth strategy provides for a continuing acquisition program, which will place further demands on its management, operational capacity and financial resources and systems. The increased management requirements will necessitate the recruitment and retention of additional qualified management personnel and the purchase and implementation of new management information systems. There can be no assurance that the Company will be able to recruit and retain qualified personnel or expand and manage its operations effectively and profitably. The failure to manage growth effectively could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

  Regulatory Initiatives. The Company derives most of its revenues from operations in California, Florida, New York and Texas. Legislation or regulations enacted in any of these states, states into which the Company expands or at the federal level relating to lawsuits or other dispute resolution proceedings, or to the provision of court reporting or other legal support and staffing services provided by the Company, could have a material adverse effect on the Company's business, results of operations and financial condition. A key component of the Company's business strategy is the pursuit of arrangements with insurance providers and major corporations under which the Company is designated as the exclusive or preferred provider of court reporting and certified record retrieval services. Legislation recently was proposed in the State of Texas that could have prohibited such arrangements by making illegal the provision of services by a court reporter under any agreement other than on a case-by-case basis. The proposed legislation also would have prohibited a court reporter from being employed by, or serving as an independent contractor for, a court reporting firm unless a majority of the firm is owned by certified shorthand reporters. While the foregoing provisions were not included in the Texas legislation as enacted, the Company expects that there will continue to be efforts to sponsor the adoption of similar prohibitions in legislative or regulatory action or through the ethics codes governing the conduct of court reporters or attorneys. If enacted, these prohibitions would represent a significant impediment to the implementation of the Company's current business strategy and could have a material adverse effect on the Company's business, results of operations and financial condition. Other states have enacted or considered such legislation and may do so in the future. West Virginia recently enacted legislation that prohibits a court reporter from entering into a contract for the provision of court reporting services directly with a party to a lawsuit.

  Tort reform and other similar legislation has been enacted or proposed at both state and federal levels. Such laws typically limit the monetary damages recoverable by plaintiffs in class action, personal injury or other lawsuits and may limit a claimant's ability to file suit in a particular jurisdiction. Such legislation could therefore result in a decline in the number of lawsuits initiated as well as the demand for court reporting and document retrieval or other legal support services. In addition, recent federal and certain state legislative proposals have included limitations on the number and length of depositions or proposed the substitution of videotaped reporting for stenographic transcription of certain legal proceedings. Such laws, if enacted, could adversely affect the business, results of operations and financial condition of the Company.

  State and national bar associations and committees on legal ethics and professional responsibility have from time to time issued opinions regarding the ethical implications of arrangements involving temporary attorneys. These opinions have suggested that the payment of fees to agencies that place temporary attorneys may constitute, in certain circumstances, the improper splitting of legal fees with a non-lawyer. The applicability of these opinions to the Company's business is uncertain, and there can be no assurance that a state will not determine that the business as conducted by the Company violates ethical or professional responsibility regulations for attorneys. In addition, the practice of placing temporary lawyers with a number of firms may raise conflict of interest issues under applicable ethics codes, particularly when attorneys from a placement firm are placed with opposing parties, or law firms representing such parties, in a lawsuit or business transaction.

  The Company cannot determine whether legislative or regulatory proposals affecting the Company's operations will be initiated, reproposed or enacted; however, if adopted, certain of such proposals could require the Company to alter the manner in which it conducts its business, and could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Regulation."

  Alternative Dispute Resolution. The high cost of litigation in the United States has resulted in the more frequent use of alternative dispute resolution practices, such as arbitration and mediation. The increasing use of such alternative dispute resolution practices could affect the demand for the Company's legal support and staffing services; however, the Company is unable to assess the ultimate effect, if any, that such practices may have on its services.

  Competition. The legal support and staffing services industry is highly competitive and fragmented, and limited barriers to entry exist with respect to each component of the Company's business. Although the industry is undergoing consolidation, the principal competition for the Company's court reporting and certified record retrieval businesses currently consists of numerous local and regional firms. In its legal staffing business, the Company competes with national, regional and local firms, some of which have substantially greater resources, offer more diversified services and operate in broader geographic areas than the Company. As the Company seeks to expand into new geographic markets, its growth in those markets will depend upon its ability to gain market share from competitors, and there can be no assurance that additional market share will be obtained. Prices for legal support services generally have remained stable or have declined in many markets over the past several years as law firms, insurance providers and corporations have increased their efforts to reduce expenses by centralizing their purchasing decisions and negotiating lower rates with vendors. As this trend and the related consolidation among legal support service companies continue, the Company anticipates that it will encounter more intense price-based competition, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Competition."

  Status of Independent Contractors. The Company typically provides court reporting services through independent contractors and, therefore, does not pay federal or state employment taxes or withhold income taxes for such persons. Further, the Company does not include these independent contractors in its employee benefit plans. From time to time persons engaged as independent contractors are determined to be employees as a result of challenges by the federal Internal Revenue Service ("IRS") and state authorities asserted in administrative proceedings or court action. In certain instances, persons engaged to be independent contractors could also initiate court proceedings asserting that they are employees under state law and should therefore be included in employee benefit plans. Such determinations of employee status under these challenges are made on a case-by-case basis and are based upon the particular facts of each case. In the event persons engaged by the Company as independent contractors are determined to be employees by the IRS or any state taxation department, the Company would be required to pay applicable federal and state employment taxes and withhold income taxes with respect to such persons and could become liable for amounts required to be paid or withheld in prior periods. In addition, the Company could be required to include such persons in its employee benefit plans on a retroactive as well as a current basis. Approximately 500 court reporters are engaged by the Company as independent contractors, and any challenge by the IRS, state authorities or private litigants resulting in a determination that such persons are employees would have a material adverse effect on the Company's business, results of operations and financial condition. In October 1997, a bill was introduced in the U.S. House of Representatives that would amend the Internal Revenue Code to establish more stringent requirements for the determination of independent contractor status. The Company is unable to assess the likelihood that this bill or similar legislation will be enacted. See "Business--Legal Support and Staffing Services" and "--Independent Contractors."

  Dependence Upon Key Personnel. The Company is dependent on the continuing services of Richard O. Looney, other executive officers and the senior management of the acquired businesses, and the Company likely will depend on the senior management of any significant business it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons do not continue in their management roles and the Company is unable to attract and retain qualified replacements. The loss of the services of any of these members of senior management of the Company or the acquired businesses could have a material adverse effect on the Company's business, results of operations and financial condition. The Company does not currently maintain key-man life insurance on any executive officer. See "Management."

  Ability to Attract and Retain Qualified Personnel. The Company is dependent upon the services of experienced recruiters in its legal staffing business and the availability of a sufficient number of licensed court reporters. From time to time, there are shortages of qualified court reporters, and there can be no assurance that the Company will be able to maintain an adequate force of licensed court reporters or that the Company's expenses will not increase as a result of such a shortage. The Company competes with other legal staffing companies, as well as its clients, for qualified attorneys. The Company expects that a substantial number of the Company's temporary legal staffing personnel will terminate their temporary assignments to accept full-time employment with Company clients. The Company also may encounter difficulty in recruiting a sufficient number of qualified attorneys. In addition, during periods of high demand for the Company's services, the Company may incur increased expense associated with recruiting qualified temporary attorneys. The Company's inability to attract and retain a sufficient number of qualified temporary attorneys, or the loss of a significant number of qualified temporary attorneys to clients, could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Business Strategy."

  Potential Liability to Clients. The provision of personnel in the legal support and staffing business entails an inherent risk of professional malpractice and similar claims, and the Company could be named as a defendant in litigation in connection with services rendered. Although the Company maintains errors and omissions insurance for court reporting, record retrieval and temporary and permanent legal placement and staffing businesses, there can be no assurance that, if named, the Company would be able to defend such claims within policy limits. The Company's business also involves the handling of clients' documents containing confidential and other sensitive information. There can be no assurance that unauthorized disclosures will not occur, or that clients' documents will not be mishandled or lost, which could have a material adverse effect on the Company's business, results of operations and financial condition. The Company also may be subject to discrimination and harassment claims for the acts of legal staffing personnel who are placed with the Company's clients. See "Business--Regulation."

  Technological Advances. The Company's business is subject to changes in technology, which may result in the introduction of new products or services that are competitive with, superior to, or render obsolete the services provided by the Company. For example, voice recognition technology is designed to eliminate the need for manual transcription of oral testimony and has been under development for several years. There can be no assurance that substantial advances will not be made in the area of voice recognition technology or that other technology will not be developed that renders the Company's services obsolete or impractical. These changes in technology also could include conducting certified document retrieval electronically, with deposition notices and subpoenas being transmitted electronically to document custodians and witnesses who similarly would return responses electronically. The Company's ability to compete effectively will depend upon its ability to adapt to such changes and to develop services to satisfy evolving client requirements. There can be no assurance that current technologies, or technologies developed in the future, will not compete with or replace services provided by the Company, or that any technological advances made by the Company will be responsive to client requirements or represent the best available technology to meet client needs. See "Business--Legal Support and Staffing Services."

  Year 2000 Compliance. Many currently installed computer systems are not capable of distinguishing 21st century dates from 20th century dates. As a result, in less than two years, the computer systems and software used by many companies may need to be updated to comply with such "Year 2000" requirements. Although the Company is currently implementing a new centralized accounting and management information system that is Year 2000 compliant, it intends to implement a Year 2000 program with respect to other computer systems to ensure that all of its systems and applications will function properly beyond 1999. The Company expects that implementation of its new systems and the upgrade of existing systems to address Year 2000 issues will be successfully completed on a timely basis. However, there can be no assurance that such completion will occur as planned. The Company does not expect to incur significant expenditures to address Year 2000 compliance. The ability of third parties with whom the Company transacts business to address adequately their Year 2000 compliance is beyond the Company's control. The failure of the Company or such third parties to address adequately Year 2000 compliance could have a material adverse effect on the Company's business, results of operations and financial condition.

  Control by Officers, Directors and Shareholders. Upon completion of the Offering, the Company's officers, directors and current principal shareholders will beneficially own approximately 42% of the outstanding Common Stock. These persons, if acting together, will have substantial control over matters requiring approval of the shareholders of the Company, including the election of directors. See "--Anti-Takeover Effect of Certain Charter Provisions," "Management" and "Principal Shareholders."

  Dilution. Purchasers of Common Stock in the Offering will experience immediate dilution of $11.98 from the assumed initial public offering price per share of $11.00 and may experience further dilution from issuances of Common Stock in connection with future acquisitions and the exercise of certain outstanding options to purchase Common Stock. See "Dilution."

  Absence of Public Market; Possible Volatility of Stock Price. Prior to the Offering, there has been no public market for the Common Stock. There can be no assurance that an active trading market for the Common Stock will develop or be sustained after the Offering or that purchasers of the Common Stock will be able to resell their shares at prices equal to or greater than the initial public offering price. The initial public offering price will be determined through negotiations between the Company and the Underwriters and may not be indicative of the prices that will prevail in the public market after the Offering. Numerous factors, including fluctuations in the operating results of the Company or its competitors, fluctuations in the demand for the Company's services or business services in general, and the timing and announcement of acquisitions by the Company or its competitors, could have a significant impact on the price of the Common Stock. In addition, the stock markets have experienced significant price and volume fluctuations in recent years that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations may adversely affect the market price of the Common Stock. See "Underwriting."

  Shares Eligible for Future Sale. Upon completion of the Offering, the Company will have 5,796,845 shares of Common Stock outstanding. Of these shares, 3,100,000 shares will be freely transferable without restriction or limitation under the Securities Act of 1933, as amended (the "Securities Act"), except for any shares purchased by "affiliates" of the Company, as such term is defined in Rule 144 under the Securities Act. All remaining shares (approximately 2.69 million) constitute "restricted securities" within the meaning of Rule 144 and the resale of such shares is restricted for one year from the date they were acquired. The holders of such shares have certain rights to have shares registered in the future under the Securities Act pursuant to the terms of agreements between such holders and the Company. The Company, its executive officers, directors and principal shareholders, who own in the aggregate approximately 2.4 million shares of Common Stock, have agreed not to offer or sell any shares of Common Stock for a period of 180 days following the date of this Prospectus without the prior written consent of Hambrecht & Quist LLC, except that the Company may issue shares of Common Stock in connection with acquisitions and pursuant to the exercise of stock options described in this Prospectus. On the date of this Prospectus, the Company had outstanding options to purchase 471,744 shares of Common Stock, including outstanding options granted to employees and consultants, options granted pursuant to the 1997 Stock Incentive Plan and options granted in connection with certain acquisitions. In addition, the Company intends to grant options to purchase 46,875 shares of Common Stock pursuant to the Company's Stock Option Plan for Non-Employee Directors upon completion of the Offering. The Company intends to register all of the shares of Common Stock reserved for issuance pursuant to the Company's 1997 Stock Incentive Plan and pursuant to the Company's Stock Option Plan for Non-Employee Directors under the Securities Act for public resale. Sales of substantial amounts of shares of Common Stock in the public market after this Offering or the perception that such sales could occur may adversely affect the market price of the Common Stock. See "Shares Eligible for Future Sale."

  Anti-Takeover Effect of Certain Charter Provisions. The Board of Directors of the Company is authorized to issue preferred stock in one or more series without shareholder action, which could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, business combination, proxy contest or otherwise. In addition, certain provisions of the Texas Business Corporation Act also may discourage takeover attempts that have not been approved by the Board of Directors. See "Description of Capital Stock."

                                  THE COMPANY

OVERVIEW

  The Company was founded in October 1996 as the successor to Looney to create a leading provider of legal support and staffing services to law firms, insurance providers and major corporations. Prior to the combination with Looney in January 1997, the Company did not conduct any operations. Looney now conducts its operations as a subsidiary of the Company and provides court reporting and certified record retrieval services through operations in Houston, Dallas, San Antonio, Austin, Corpus Christi and Harlingen, Texas. Mr. Richard O. Looney, the founder of Looney, serves as Chairman, President and Chief Executive Officer of the Company. The Company also provides court reporting services to customers in locations not directly served by the Company through a referral network owned by the Company with over 200 affiliated court reporting firms located throughout the United States.

  Since combining with Looney in January 1997, the Company and its subsidiary Looney have acquired 13 businesses. The following is a brief description of these acquisitions:

ACQUISITIONS

  Klein, Bury & Associates. Klein, Bury & Associates ("Klein Bury") provides court reporting services through operations in Miami, Fort Lauderdale, West Palm Beach, Orlando, Jacksonville and Tampa, Florida and was previously a network affiliate. Michael Klein, President of Klein Bury, serves on the Board of Directors of the Company. Klein Bury, acquired in January 1997, is headquartered in Miami, Florida.

  G&G Court Reporters. G&G Court Reporters ("G&G") provides court reporting services in southern California. G&G, acquired in May 1997, is headquartered in Los Angeles, California.

  San Francisco Reporting Service. San Francisco Reporting Service ("San Francisco Reporting") provides court reporting services in northern California and was previously a network affiliate. Acquired in May 1997, San Francisco Reporting is headquartered in San Francisco, California.

  Johnson Court Reporting Group. The Johnson Court Reporting Group ("Johnson Group"), through Johnson Court Reporting, Rapidtext, Inc. and Medtext, Inc., provides court reporting services, closed-captioning services for the hearing impaired, remote classroom captioning services, medical transcription services, and scanning and imaging services primarily in southern California. Acquired in August 1997, the Johnson Group is headquartered in Newport Beach, California.

  Legal Enterprise, Inc. Legal Enterprise, Inc. ("Legal Enterprise") provides certified record retrieval services as well as digital scanning, reproduction services and automated subpoena preparation services through seven offices in California. Tony Maddocks, President of Legal Enterprise, serves as Vice President of Sales and Marketing for the Company. Acquired in August 1997, Legal Enterprise is headquartered in Los Angeles, California.

  Amicus One Legal Support Services, Inc. Amicus One Legal Support Services, Inc. ("Amicus One") provides court reporting, computer and still board animation exhibit preparation and image scanning services with operations in Manhattan, White Plains and Brooklyn, New York. Acquired in September 1997, Amicus One is headquartered in New York, New York.

  Block Court Reporting, Inc. Block Court Reporting, Inc. and its subsidiary ("Block") provide court reporting services to the Washington, D.C., Baltimore, Maryland and northern Virginia markets. Block was previously a network affiliate. Acquired in September 1997, Block is headquartered in Washington, D.C.

  Ziskind Greene Watanabe & Nason. Ziskind Greene Watanabe & Nason ("Ziskind Greene") provides permanent legal search services to national and California law firms and legal departments of major corporations through offices in Los Angeles, Orange County, San Diego and San Francisco, California. Acquired in September 1997, Ziskind Greene is headquartered in Los Angeles, California.

  Elaine P. Dine, Inc. Elaine P. Dine, Inc. ("Elaine Dine") provides permanent legal search services to national and New York law firms and legal departments of major corporations nationwide. In addition, Elaine Dine, through Elaine Dine Temporary Attorneys, L.L.C., provides temporary lawyer services to its clients. Acquired in September 1997, Elaine Dine is headquartered in New York, New York.

  Other Acquisitions Made by the Company. In April 1997, the Company acquired Cindi Rogers & Associates, a Houston-based court reporting company. In addition, in July 1997, Looney acquired Preferred Records, Inc., a Dallas-based court reporting and certified record retrieval company. In August 1997, Looney acquired Encore Reporting, a Harlingen-based court reporting and record retrieval company and the Company acquired Rocca Reporting Service ("Rocca"), a Chicago-based court reporting company.

SUMMARY OF INDIVIDUAL COMPANY REVENUES

  The following table sets forth a summary of the revenues attributable to Looney and the acquired businesses for the fiscal years ended December 31, 1996 and 1997.

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                 ---------------
                                                                  1996    1997
                                                                 ------- -------
                                                                 (IN THOUSANDS)
Looney (1)...................................................... $ 7,667 $ 7,956
Klein Bury......................................................   8,525   8,632
Elaine Dine (2).................................................   4,658   6,950
Legal Enterprise................................................   3,707   4,697
Johnson Group...................................................   2,155   2,335
Ziskind Greene..................................................   1,841   2,127
Amicus One......................................................   1,882   2,117
G&G.............................................................   1,517   2,001
San Francisco Reporting.........................................   1,140   1,225
Block...........................................................   1,317   1,052
                                                                 ------- -------
  Total......................................................... $34,409 $39,092
                                                                 ======= =======

--------
(1) The revenues of Looney include from their respective dates of acquisition, the revenues of: (i) Cindi Rogers & Associates (acquired April 3, 1997);
    (ii) Preferred Records, Inc. (acquired July 31, 1997); (iii) Rocca Reporting Service (acquired August 15, 1997); and (iv) Encore Reporting (acquired August 28, 1997). The table does not include revenues for these entities prior to their acquisition because these amounts are not material.
(2) The revenues of Elaine Dine for the year ended December 31, 1997 include the revenues of Elaine Dine Temporary Attorneys, L.L.C.

  The consideration paid by the Company for the acquired businesses and its combination with Looney, after giving effect to post-closing adjustments to date, consisted of: (i) $21.8 million in cash; (ii) 2,046,667 shares of Series B Convertible Preferred Stock; (iii) 231,250 shares of Series C Convertible Preferred Stock; (iv) $5.1 million aggregate principal amount of Subordinated Promissory Notes; (v) $1.8 million aggregate principal amount of Convertible Subordinated Promissory Notes; and (vi) 439,528 shares of Common Stock. In addition, with respect to certain of the businesses acquired, the Company may be obligated to pay contingent consideration based on improvements in the financial performance of the businesses during specified periods after their acquisition. See "Certain Transactions." The Company also granted options to purchase a total of 90,210 shares of Common Stock to the owners or employees of the businesses acquired. These options fully vest one year following the respective dates of grant, may be exercised for nominal consideration and expire ten years following the dates of grant. See "Use of Proceeds" and Notes 7 and 8 of Notes to Consolidated Financial Statements of U.S. Legal Support, Inc.

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the 3,100,000 shares of Common Stock offered hereby at an assumed initial public offering price of $11.00 per share are estimated to be $31.3 million ($35.4 million if the Underwriters' over-allotment option is exercised in full).

  The net proceeds of the Offering will be utilized by the Company as follows:
(i) approximately $17.1 million will be used to repay the outstanding principal under the Company's existing credit agreement with a commercial bank (the "Bank Credit Agreement"), which was used to finance certain of the acquisitions completed by the Company and for working capital purposes; (ii) approximately $12.2 million will be used to repay the outstanding principal of, and accrued interest on, the Company's 12% Senior Subordinated Notes due 2005 (the "Senior Subordinated Notes"), which were issued in January 1997 and March 1998 to finance the acquisitions completed during 1997 and for working capital purposes; and (iii) approximately $2.0 million will be used to repay a portion of the outstanding principal balance of, and interest on, the Company's Subordinated Promissory Notes issued in connection with certain of the Company's acquisitions. If the Underwriters' over-allotment option is exercised in full, such net proceeds will be used (i) to repay the remaining balance of $3.4 million outstanding on the Company's Subordinated Promissory Notes; (ii) to redeem the Company's Series C Convertible Preferred Stock at $231,250; and (iii) for general corporate purposes. If the over-allotment option is not exercised, the Company will repay the remaining indebtedness under the Subordinated Promissory Notes and redeem the Series C Convertible Preferred Stock with borrowings under the New Credit Agreement (as defined herein). See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Indebtedness under the Bank Credit Agreement currently bears interest at the rate of approximately 8.25% per annum and is required to be paid in full upon completion of the Offering. The Subordinated Promissory Notes become due and payable upon completion of the Offering and bear interest at rates ranging from 6.0% to 10.0% per annum. Approximately $2.0 million of the principal amount of the Subordinated Promissory Notes is held by two executive officers of the Company. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Certain Transactions" and Notes 3 and 7 of Notes to Consolidated Financial Statements of U.S. Legal Support, Inc.

                                DIVIDEND POLICY

  To date, the Company has neither declared nor paid any dividends on shares of its Common Stock and does not anticipate paying any dividends in the foreseeable future. The Company intends to retain future earnings, if any, to finance its operations and to fund the growth of its business, to repay indebtedness and for general corporate purposes. Any payment of dividends will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other relevant factors. The Company has entered into a new Senior Secured Credit Facility (the "New Credit Agreement") with Heller Financial, Inc. ("Heller"), which will become effective concurrently with completion of the Offering, and such agreement prohibits the payment of dividends. See "Description of Capital Stock."

                                CAPITALIZATION

  The following table sets forth, as of June 30, 1998: (i) the historical consolidated short-term indebtedness and capitalization of the Company and
(ii) the historical consolidated short-term indebtedness and capitalization of the Company as adjusted to give effect to: (a) the sale of the 3,100,000 shares of Common Stock offered hereby at an assumed offering price of $11.00 per share; (b) the application of the estimated proceeds therefrom; and (c) the borrowings expected to be incurred upon completion of the Offering under the Company's New Credit Agreement with Heller. This table should be read in conjunction with the historical and pro forma consolidated financial statements and related notes thereto included elsewhere in this Prospectus.

                                                                  AS OF
                                                              JUNE 30, 1998
                                                            ------------------
                                                                         AS
                                                             ACTUAL   ADJUSTED
                                                            --------  --------
                                                             (IN THOUSANDS)
Short-term debt (including current portion of long-term
 debt)..................................................... $  6,289  $    134
                                                            --------  --------
Long-term debt, excluding current portion:
  Bank indebtedness (1)....................................   11,462     6,241
  Senior Subordinated Notes................................   12,210        --
  Subordinated Promissory Notes............................    4,803        --
  Subordinated Convertible Promissory Notes (2)............    2,174        --
  Debt discount (3)........................................   (4,107)       --
                                                            --------  --------
    Total long-term debt...................................   26,542     6,241
                                                            --------  --------
Redeemable Preferred Stock:
  Series A Convertible Preferred Stock, 1,272,762 shares
   outstanding (4).........................................    6,695        --
  Series B Convertible Preferred Stock, 2,046,667 shares
   outstanding (4).........................................    2,047        --
  Series C Convertible Preferred Stock, 231,250 shares
   outstanding (5).........................................      231        --
                                                            --------  --------
    Total redeemable preferred stock.......................    8,973        --
                                                            --------  --------
Shareholders' equity (deficit):
  Preferred Stock, $1.00 par value, 10,000,000 shares
   authorized..............................................       --        --
  Common Stock, $.01 par value, 100,000,000 shares
   authorized: 1,084,098 shares outstanding, actual; and
   5,796,845 shares, as adjusted (6).......................       11        58
  Additional paid-in capital...............................    1,967    44,156
  Accumulated deficit......................................  (11,526)  (16,153)
                                                            --------  --------
    Total shareholders' equity (deficit)...................   (9,548)   28,061
                                                            --------  --------
Total capitalization....................................... $ 32,256  $ 34,436
                                                            ========  ========

--------

(1) As adjusted long-term debt includes borrowings to be made under the Company's New Credit Agreement to (i) repay approximately $3.4 million of the Company's Subordinated Promissory Notes; (ii) redeem 231,250 shares of the Company's Series C Convertible Preferred Stock; and (iii) pay expenses of approximately $2.7 million, relating to the costs of a delayed public offering and costs associated with acquisitions terminated as a result of such delay.

(2) The Convertible Subordinated Promissory Notes were issued in connection with certain of the acquisitions made by the Company and will be converted into an aggregate of 171,748 shares of Common Stock.

(3) Includes approximately $2.4 million attributable to Senior Subordinated Notes, $1.2 million attributable to the Subordinated Promissory Notes and $500,000 attributable to the Convertible Subordinated Promissory Notes. See Note 7 of Notes to Consolidated Financial Statements of U.S. Legal Support, Inc.

(4) The Series A Convertible Preferred Stock will be converted into 1,240,934 shares of Common Stock and the Series B Convertible Preferred Stock will be converted into an aggregate of 200,065 shares of Common Stock, in each case, upon completion of the Offering.

(5) Borrowings under the New Credit Agreement will be used to redeem the shares of the Series C Convertible Preferred Stock for $231,250.

(6) Excludes: (i) 562,500 shares of Common Stock reserved for issuance under the Company's 1997 Stock Incentive Plan and the Company's Stock Option Plan for Non-Employee Directors; (ii) 37,153 shares of Common Stock issuable upon exercise of options granted to employees and consultants; and (iii) 82,410 shares of Common Stock issuable upon exercise of options granted in connection with certain acquisitions. See "Management," "Certain Transactions" and "Principal Shareholders."

                                   DILUTION

  As of June 30, 1998, the Company had a net tangible book deficit of approximately $(39.2) million, or $(36.14) per share of Common Stock. Net tangible book deficit per share represents the Company's total tangible assets less its total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the 3,100,000 shares of Common Stock offered hereby at an assumed offering price of $11.00 per share, the pro forma net tangible book deficit of the Company at June 30, 1998 would have been approximately $(5.7) million, or $(0.98) per share. This represents an immediate increase in such net tangible book value of $35.16 per share to existing shareholders at June 30, 1998, consisting of $24.14 per share attributable to the conversion of convertible subordinated debt and preferred stock, and $11.02 per share attributable to the Offering. This results in immediate dilution of $(11.98) per share to new investors. The following table illustrates this per share pro forma dilution to new investors:

   Assumed initial public offering price per share...........           $11.00
     Net tangible book deficit as of June 30, 1998 [$39.2
      million]............................................... $(36.14)
     Increase in pro forma net tangible book deficit
      attributable to the conversion of convertible
      subordinated debt and preferred stock [$6.8 million]...   24.14
     Increase in pro forma net tangible book deficit attrib-
      utable to the Offering, net of the extraordinary loss
      on debt [$26.7 million]................................   11.02
                                                              -------
   Pro forma net tangible book deficit per share after the
    Offering [$5.7 million]..................................             (.98)
                                                                       -------
   Dilution per share to new investors.......................          $(11.98)
                                                                       =======

  The following table summarizes, after giving effect to the Offering, the differences between existing shareholders and the new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration and the average price per share paid:

                                SHARES PURCHASED  TOTAL CONSIDERATION  AVERAGE
                                ----------------- ------------------- PRICE PER
                                 NUMBER   PERCENT   AMOUNT    PERCENT   SHARE
                                --------- ------- ----------- ------- ---------
Existing common shareholders... 1,084,098   18.7% $ 4,246,000    8.6%   $3.92
Common shareholders upon
 conversion of:
  Series A Convertible
   Preferred Stock............. 1,240,934   21.4    6,695,427   13.6     5.40
  Series B Convertible
   Preferred Stock.............   200,065    3.4    2,046,667    4.2    10.23
  Convertible Subordinated
   Promissory Notes............   171,748    3.0    2,173,783    4.4    12.66
New investors.................. 3,100,000   53.5   34,100,000   69.2    11.00
                                ---------  -----  -----------  -----
  Total........................ 5,796,845  100.0% $49,261,877  100.0%
                                =========  =====  ===========  =====

  The foregoing computations assume no exercise of stock options after May 15, 1998. As of June 30, 1998, options to purchase 351,888 shares of Common Stock were outstanding, with a weighted average exercise price of $10.58. To the extent these options are exercised, there will be further dilution to new investors. See "Management" and Note 10 of Notes to Consolidated Financial Statements of U.S. Legal Support, Inc.

                            SELECTED FINANCIAL DATA

  The financial data set forth below as of and for each of the years in the three-year period ended December 31, 1996 were derived from audited financial statements of Looney. The financial data as of and for the year ended December 31, 1997 was derived from the audited financial statements of the Company. The financial data for the year ended December 31, 1993 and as of and for the six months ended June 30, 1997 and June 30, 1998 were derived from the unaudited financial statements of Looney and the Company, respectively, which include all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the information set forth therein.

  The pro forma financial data as of and for the six months ended June 30, 1998 and the year ended December 31, 1997, were derived from the pro forma combined financial statements of the Company appearing elsewhere in this Prospectus. The pro forma financial data for the six months ended June 30, 1997 were derived from the unaudited pro forma combined financial statements of the Company which are not included in this Prospectus. Such pro forma combined financial statements give effect to the acquisitions, the Offering and the application of the proceeds therefrom, and the related conversion of outstanding securities as if each of these events had occurred on January 1, 1997. The pro forma financial information of the Company does not purport to represent what the Company's results of operations or financial position actually would have been had such events occurred on such date, nor is it a projection of the Company's results of operations or financial position for any future period or date. The data presented below should be read in conjunction with the Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company, the financial statements and pro forma combined financial statements and the notes thereto included elsewhere herein.

                          SELECTED FINANCIAL DATA (1)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         PRO FORMA(2)(3)
                                                                                   ----------------------------
                                                                   SIX MONTHS                     SIX MONTHS
                                      YEAR ENDED                      ENDED         YEAR ENDED       ENDED
                                     DECEMBER 31,                   JUNE 30,       DECEMBER 31,    JUNE 30,
                          -------------------------------------  ----------------  ------------ ---------------
                           1993    1994    1995   1996  1997(4)  1997(4)   1998        1997      1997    1998
                          ------  ------  ------ ------ -------  -------  -------  ------------ ------- -------
STATEMENT OF INCOME
 DATA:
 Revenues...............  $7,722  $8,363  $9,104 $7,667 $24,291  $8,402   $20,698    $39,092    $18,878 $20,698
 Cost of services.......   4,595   5,589   5,763  4,839  15,382   5,489    12,554     23,581     11,193  12,554
                          ------  ------  ------ ------ -------  ------   -------    -------    ------- -------
 Gross profit...........   3,127   2,774   3,341  2,828   8,909   2,913     8,144     15,511      7,685   8,144
 Selling, general and
  administrative
  expenses (5)..........   2,824   3,043   1,970  2,352   6,859   2,167     6,468     10,868      5,128   6,468
 Depreciation and
  amortization (3)......     110     224     231    212     681     177       537      1,214        607     537
 Special charge (6).....      --      --      --     --   3,266      --        --      3,266         --      --
                          ------  ------  ------ ------ -------  ------   -------    -------    ------- -------
 Operating income
  (loss)................     193    (493)  1,140    264  (1,897)    569     1,139        163      1,950   1,139
 Interest expense.......     181     185     230    238   1,971     650     2,858        474        234     238
                          ------  ------  ------ ------ -------  ------   -------    -------    ------- -------
 Income (loss) before
  taxes.................      12    (678)    910     26  (3,868)    (81)   (1,719)      (311)     1,716     901
 Provisions (benefit)
  for income taxes......      35    (183)    327     10    (156)     --        --      1,313        721     378
                          ------  ------  ------ ------ -------  ------   -------    -------    ------- -------
 Net income (loss)......     (23)   (495)    583     16  (3,712)    (81)   (1,719)    (1,624)       995     523
 Accretion of preferred
  stock.................      --      --      --     --  (1,093)     --    (1,265)        --         --      --
                          ------  ------  ------ ------ -------  ------   -------    -------    ------- -------
 Net income (loss)
  attributable to common
  shareholders..........  $  (23) $ (495) $  583 $   16 $(4,805) $  (81)  $(2,984)   $(1,624)   $   995 $   523
                          ======  ======  ====== ====== =======  ======   =======    =======    ======= =======
 Basic income (loss) per
  common share..........                                $ (4.43) $(0.10)  $ (2.75)   $ (0.28)   $  0.17 $  0.09
                                                        =======  ======   =======    =======    ======= =======
 Basic weighted average
  shares
  outstanding (7).......                                  1,084     852     1,084      5,797      5,797   5,797
                                                        =======  ======   =======    =======    ======= =======
 Diluted income (loss)
  per common share......                                $ (4.43) $(0.10)  $ (2.75)   $ (0.28)   $  0.17 $  0.09
                                                        =======  ======   =======    =======    ======= =======
 Diluted weighted
  average shares
  outstanding (7).......                                  1,084     852     1,084      5,797      5,879   5,879
                                                        =======  ======   =======    =======    ======= =======

                                                             JUNE 30, 1998
                                                         -----------------------
                                                          ACTUAL   PRO FORMA (2)
                                                         --------  -------------
BALANCE SHEET DATA:
 Cash..................................................  $  1,234     $ 1,234
 Total assets..........................................    42,572      42,052
 Short-term debt.......................................     6,289         134
 Long-term debt (net of current maturities)............    26,542       6,241
 Redeemable preferred stock............................     8,973          --
 Total shareholders' equity (deficit)..................    (9,548)     28,061

-------
(1) Prior to January 1997, the Company had no business operations. Therefore, the business of Looney & Company, for financial statement purposes, represents the predecessor business.

(2) Pro forma information gives effect to: (i) acquisitions by the Company;
    (ii) an adjustment to compensation expense for the difference between actual compensation paid to certain officers of businesses acquired and employment contract compensation negotiated in connection with such acquisitions; (iii) amortization expense relating to intangible assets recorded in conjunction with acquisitions by the Company; and (iv) the sale of the shares offered hereby and the application of the net proceeds thereof, as if such events had occurred on January 1, 1997 (for statement of income data) and as of June 30, 1998 (for balance sheet data). The conversion of certain outstanding preferred stock and Convertible Subordinated Promissory Notes described in Note 7 below are contingent upon, and will close concurrently with, completion of the Offering. The pro forma results of operations are not necessarily indicative of the results that would have occurred had these transactions been completed as of such date or the results that may be attained in the future.

(3) Pro forma depreciation and amortization amounts consist primarily of amortization of goodwill totaling $696,000, $364,000 and $364,000 for the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998, respectively, recorded as a result of acquisitions by the Company. Goodwill is amortized over periods ranging from ten to 40 years and computed on the basis described in Note 2 of Notes to Consolidated Financial Statements of U.S. Legal Support, Inc.
(4) The acquisitions by the Company have been accounted for as purchases, and therefore, the operations of the acquired businesses are included in the statement of income data from the respective dates of acquisition. See the Consolidated Financial Statements of U.S. Legal Support, Inc. included herein.
(5) Includes a non-recurring charge of $360,000 in the fourth quarter of 1996 representing the estimated fair value of ownership interests granted to certain employees by the sole shareholder of Looney.
(6) The fourth quarter of 1997 includes a special charge of $3.3 million for costs, which pertained to a delayed public offering and acquisitions terminated as a result of such delay. Excluding the effect of such special charge, pro forma operating income, income before taxes, net income and basic and diluted net income per common share for the year ended December 31, 1997 would have been $3.4 million, $3.0 million, $1.7 million and $0.30, respectively.

(7) Gives effect to: (i) 1,084,098 shares outstanding prior to the Offering;
    (ii) 3,100,000 shares issued in the Offering; (iii) 1,612,747 shares issuable upon conversion of preferred stock and Convertible Subordinated Promissory Notes; and (iv) 81,719 dilutive Common Stock equivalents. See "Capitalization."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with the historical financial statements and related notes and the pro forma financial statements and related notes included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed elsewhere herein.

OVERVIEW

  The Company is one of the largest providers of legal support and staffing services in the United States providing court reporting, certified record retrieval, legal placement and staffing, and other related services to law firms and corporations, including insurance companies, through 36 offices in five states and the District of Columbia. The Company seeks to become a national, full-service provider of legal support and staffing services in the United States through a combination of selective acquisitions and internal growth. Since succeeding to the operations of Looney in January 1997, the Company has acquired 13 businesses. For the year ended December 31, 1997, the Company incurred a net loss of approximately $3.7 million, primarily as a result of a special charge of approximately $3.3 million related to the write-off of expenses associated with a delayed public offering, and costs associated with acquisitions terminated as a result of such delay. For the year ended December 31, 1997, the Company had pro forma revenues of $39.1 million and after excluding the special charge discussed above, pro forma operating income of $3.4 million.

  The Company's operations to date have been financed through the issuance of redeemable convertible preferred stock, convertible debt, subordinated debt and borrowings under the Company's Bank Credit Agreement. The proceeds of the Offering will be utilized to repay indebtedness under the Bank Credit Agreement, the Senior Subordinated Notes and a portion of the Subordinated Promissory Notes. The outstanding balance of $3.1 million under the Subordinated Promissory Notes will be repaid with borrowings incurred under the New Credit Agreement. In addition, all of the Convertible Subordinated Promissory Notes will be converted into an aggregate of 171,748 shares of Common Stock in connection with the Offering. The Company anticipates that bank borrowings and cash from operations will be sufficient to meet the Company's capital requirements through at least the next eighteen months. See "Use of Proceeds," "Capitalization" and "--Liquidity and Capital Resources."

  The Company generated revenue of $20.7 million for the six months ended June 30, 1998, as compared with pro forma revenue of $18.9 million for the six months ended June 30, 1997, an increase of $1.8 million, or 9.5%. Excluding the legal placement and staffing operations, the Company has experienced growth in revenue on a pro forma basis of $1.4 million, or approximately 15.0%, for the six months ended June 30, 1998 as compared with the six months ended June 30, 1997. This growth is primarily attributable to general growth in the legal support and staffing industry together with the positive effects of the Company's national sales program. The actual financial results for the six months of 1998 reflect an $800,000 decrease in legal placement and staffing revenue as compared to pro forma results for the six months of 1997, as a result of the departure of three legal placement and staffing recruiters at the Company's New York operations during December 1997. See "--Selected Quarterly Results of Operations."

  In 1997, the Company derived approximately 51.6% of its revenues on a pro forma basis from court reporting services, 21.4% from certified record retrieval services, 23.2% from permanent placement and temporary legal staffing and 3.8% from other services. For the six months ended June 30, 1998, the Company derived approximately 55.0% of its revenues from court reporting, 21.4% from certified record retrieval, 19.3% from permanent placement and temporary legal staffing and 4.3% from other services. The Company believes that over the past several years prices for court reporting and certified record retrieval services have remained stable or have declined in many markets, while rates for permanent placement and temporary legal staffing have remained relatively constant. The Company also believes that law firms and corporations have increased their efforts to reduce legal expenses by centralizing their purchasing decisions and negotiating lower rates with vendors. As these trends and the consolidation among legal support companies continue, the Company believes that the industry will experience more price-based competition. The Company's strategy, however, is to capitalize on the centralization of purchasing decisions by increasing its share of the market represented by larger accounts and expanding the geographic markets in which it operates.

  Charges for court reporting services typically are based upon the number of pages transcribed, with a significant portion of revenues being derived from the production of additional copies. Substantially all of the Company's court reporting services are performed by independent contractors. Under its standard arrangements with independent court reporters, the Company retains a portion, typically averaging 35% to 40%, of the total court reporting fee and the independent court reporter receives the balance. The Company also derives court reporting revenues from its network of over 200 affiliated court reporting firms in locations not directly served by the Company. Under these arrangements, the Company refers court reporting assignments to network participants and, upon completion of the assignment, bills the client directly and typically retains a referral fee of approximately 5% of the total court reporting fee. The Company anticipates that its reliance on the network of court reporting affiliates will diminish as the Company acquires additional court reporting businesses, including certain of the network affiliates located in market areas not currently served by the Company.

  Charges for certified record retrieval services are based upon the number of subpoenas or other notices initiated and the volume of documents generated in response to these subpoenas and notices. Certified record retrieval services generally are used in personal injury and medical malpractice litigation. Because the number of transcript copies requested by the parties and the volume of certified records retrieved generally increase as the number of parties in a lawsuit increases, revenues derived from court reporting and certified record retrieval services are significantly higher in litigation involving more than two parties.

  The Company's legal staffing recruiters are compensated on a commission basis. Fees for successful placement of an attorney typically are based upon a percentage, approximately 25% to 30% of the attorney's compensation earned during the year following the placement, of which 40% to 60% is customarily paid to the individual recruiter. This fee is subject to a partial refund if the new employment arrangement is terminated prior to the expiration of a negotiated period, usually three to six months. The Company charges its clients an hourly fee for the number of hours worked by attorneys placed with clients on a temporary basis.

  Cost of services consists primarily of amounts due to the Company's independent contractors, payroll for field agents, commissions for recruiters, production equipment rental and costs associated with delivery of documents. Selling, general and administrative expenses include payroll for management and administrative employees, office occupancy costs, sales and marketing expenses and other general and administrative costs. Depreciation and amortization relates primarily to depreciation of office furniture and equipment and amortization of intangible assets. The Company pays fees to its independent contractors based on a percentage of the fees billed to clients. Similarly, the Company compensates its temporary staffing attorneys only for the hours actually worked. Consequently, the compensation for such personnel is a variable cost that fluctuates in proportion to revenues.

  The Company's acquisitions have been accounted for under the purchase method of accounting, with the results of operations of businesses acquired being included in the Company's results of operations beginning on the date of acquisition. The Company has recorded approximately $29.5 million as goodwill, net of accumulated amortization, as of June 30, 1998, representing the excess of the fair value of the consideration paid over the fair value of the net assets acquired. Approximately 60% of the goodwill is deductible for federal income tax purposes over 15 years. For financial reporting purposes goodwill is amortized over periods ranging from ten to 40 years. The effect of this amortization expense is approximately $700,000 annually.

PRO FORMA AND ACTUAL OPERATING DATA

  The pro forma operating data for the years ended December 31, 1996 and 1997 and the six months ended June 30, 1997 assumes that the Company's acquisitions were consummated at the beginning of each period presented. Pro forma adjustments include a reduction in compensation expense to reflect amounts to be paid under the terms of employment agreements entered into in connection with certain of the acquisitions. Pro forma adjustments also have been made to reflect the amortization of the goodwill recorded in connection with each acquisition.

  The following table sets forth certain pro forma and actual operating data for the indicated periods:

                                                             SIX MONTHS ENDED
                            YEAR ENDED DECEMBER 31,              JUNE 30,
                          ----------------------------  ---------------------------
                              1996           1997           1997          1998
                          -------------  -------------  ------------  -------------
                            PRO FORMA      PRO FORMA     PRO FORMA       ACTUAL
                          -------------  -------------  ------------  -------------
                                    (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues:
  Court reporting.......  $18,160  52.8% $20,184  51.6% $9,552  50.6% $11,389  55.0%
  Records retrieval.....    6,946  20.2    8,347  21.4   4,064  21.5    4,417  21.4
  Legal staffing........    6,499  18.9    9,077  23.2   4,586  24.3    3,999  19.3
  Other.................    2,804   8.1    1,484   3.8     676   3.6      893   4.3
                          ------- -----  ------- -----  ------ -----  ------- -----
   Total revenues.......   34,409 100.0   39,092 100.0  18,878 100.0   20,698 100.0
                          ------- -----  ------- -----  ------ -----  ------- -----
Costs of services:
  Court reporting.......   10,901         12,445         5,729          7,118
  Records retrieval.....    4,025          5,610         2,789          2,685
  Legal staffing........    3,765          4,895         2,352          2,428
  Other.................    1,966            631           323            323
                          ------- -----  ------- -----  ------ -----  ------- -----
   Total costs of
    services............   20,657  60.0   23,581  60.3  11,193  59.3   12,554  60.7
                          ------- -----  ------- -----  ------ -----  ------- -----
Gross profit............   13,752  40.0   15,511  39.7   7,685  40.7    8,144  39.3
Selling, general and
 administrative
 expenses...............    9,389  27.3   10,868  27.8   5,128  27.2    6,468  31.2
Depreciation and
 amortization...........    1,214   3.5    1,214   3.1     607   3.2      537   2.6
Special charge..........       --    --    3,266   8.4      --    --       --    --
                          ------- -----  ------- -----  ------ -----  ------- -----
Operating income........  $ 3,149   9.2% $   163   0.4% $1,950  10.3% $ 1,139   5.5%
                          ======= =====  ======= =====  ====== =====  ======= =====

Six Months Ended June 30, 1998--Actual Compared to Six Months Ended June 30, 1997--Pro Forma

  Revenue. Revenue increased $1.8 million, or 9.5% to $20.7 million for the six months ended June 30, 1998, from $18.9 million for the six months ended June 30, 1997. The increase in revenue was a result of the following: (i) revenue from court reporting services which increased by approximately $1.8 million, primarily due to higher demand in the California, Florida, Texas and New York operations; and (ii) revenue from certified record retrieval services, predominantly in California, which increased by $353,000. These increases were partially offset by a decrease in the Company's permanent legal search placement and staffing revenue of approximately $587,000 due to the loss of three recruiters in the fourth quarter of 1997.

  Gross Profit. Gross profit increased $459,000, or 6.0%, to $8.1 million for the six months ended June 30, 1998 from $7.7 million for the six months ended June 30, 1997. The gross margin percentage declined to 39.3% during the six months ended June 30, 1998 from 40.7% during the six months ended June 30, 1997. The decline in the gross margin percentage was primarily the result of increased fees paid to court reporters and higher commissions paid to permanent legal search and temporary staffing recruiters. These decreases were partially offset by higher margin work performed by the certified record retrieval operation in California.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.3 million, or 25.5%, to $6.5 million for the six months ended June 30, 1998 from $5.1 million for the six months ended June 30, 1997. The increase in the level of selling, general and administrative expenses was attributable to the increased revenue activity in the court reporting and record retrieval businesses together with additional corporate costs necessary to support the growth strategy of the Company.

  Operating Income. Operating income decreased $811,000, or 41.6%, to $1.1 million for the six months ended June 30, 1998 from $2.0 million for the six months ended June 30, 1997. The decrease in operating income was due primarily to the increase in selling, general and administrative expenses discussed above.

Six Months Ended June 30, 1998--Actual, Compared to Six Months Ended June 30, 1997--Actual

  During the period from July 1, 1997 to September 30, 1997, the Company acquired nine businesses and therefore the results of operations for the six months ended June 30, 1997 do not reflect the results of operations attributable to such businesses. Consequently, certain aspects of the Company's results of operations during the six months ended June 30, 1998 are not comparable to the results of the Company for the six months ended June 30, 1997.


  Revenue. Revenue increased $12.3 million, or 146.4%, to $20.7 million for the six months ended June 30, 1998 from $8.4 million for the six months ended June 30, 1997. The increase in revenue was a result of the following: (i) acquisition of nine companies during the last six months of 1997 which increased revenue approximately $9.9 million; and (ii) revenue from court reporting services which increased by approximately $2.4 million, primarily due to higher demand in the California, Florida, and Texas operations.

  Gross Profit. Gross profit increased $5.2 million, or 179.3%, to $8.1 million for the six months ended June 30, 1998 from $2.9 million for the six months ended June 30, 1997. The increase in gross margin was a result of the following: (i) acquisition of nine companies during the last six months of 1997, which increased gross margin approximately $4.2 million; and (ii) increased revenue from court reporting services due to higher demand in the California, Florida and Texas operations which increased gross margin by approximately $900,000. The gross margin percentage increased to 39.3% during the six months ended June 30, 1998 from 34.7% during the six months ended June 30, 1997. The increase in the gross margin percentage was primarily the result of the acquired staffing companies, which generate higher gross margins than those of the court reporting and record retrieval businesses.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $4.3 million, or 195.5%, to $6.5 million for the six months ended June 30, 1998 from $2.2 million for the six months ended June 30, 1997. The increase in the level of selling, general and administrative expenses was attributable to the acquisition of nine companies during the last six months of 1997, increased revenue activity in the court reporting businesses and additional corporate costs necessary to support the growth strategy of the Company.

  Operating Income. Operating income increased $600,000, or 100.0%, to $1.2 million for the six months ended June 30, 1998 from $600,000 for the six months ended June 30, 1997. The increase in operating income was due primarily to the contribution of operating income from the acquired companies, which was partially offset by additional corporate costs necessary to support the growth strategy of the Company.

Year Ended December 31, 1997--Pro Forma, Compared to Year Ended December 31, 1996--Pro Forma

  Revenue. Revenue increased $4.7 million, or 13.6%, to $39.1 million in 1997 from $34.4 million in 1996. The increase in revenue was a result of the following: (i) revenue from court reporting services increased by approximately $2.0 million primarily as the result of higher demand in the California and New York operations; (ii) revenue from the Company's legal placement and staffing operations increased by approximately $2.6 million as the result of several significant retained searches and a $1.2 million increase in temporary staffing services; and (iii) revenue from certified record retrieval services in California increased by $1.4 million as the result of several new insurance clients.

  Gross Profit. Gross profit increased $1.8 million, or 12.8%, to $15.5 million in 1997 from $13.8 million in 1996. The gross margin percentage decreased to 39.7% in 1997 from 40.0% in 1996. The decrease in the gross margin percentage was primarily the result of an increase in the fees paid to court reporters at two of the Company's locations.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.5 million, or 16.0%, to $10.9 million for the year ended December 31, 1997 from $9.4 million for the year ended December 31, 1996. The increase in selling, general and administrative expenses was attributable to the increased revenue activity in all company operations together with additional corporate costs necessary to support the growth strategy of the Company.

  Operating Income. Operating income decreased $3.0 million, from $3.1 million for the year ended December 31, 1996 to $163,000 for the year ended December 31, 1997. The decrease in operating income was primarily due to a special charge of $3.3 million attributable to costs incurred in connection with a delayed offering and acquisitions terminated as a result of such delay.

RESULTS OF OPERATIONS--THE COMPANY AND LOONEY

  The Company provides court reporting, certified record retrieval, legal placement and staffing and related services and derives its revenues from fees associated with these services. Looney provides court reporting and certified records retrieval services. The Company acquired Looney in January 1997.

Year Ended December 31, 1997, Compared to Year Ended December 31, 1996

  The Company acquired 13 businesses during the year ended December 31, 1997. Consequently, certain aspects of the Company's results of operations in that period are not comparable to the results of Looney for the year ended December 31, 1996.

  Revenue. Revenue increased $16.6 million to $24.3 million for the year ended December 31, 1997 from $7.7 million for the year ended December 31, 1996. The increase in revenue was primarily the result of the acquisitions made by the Company during the year ended December 31, 1997.

  Gross Profit. Gross profit increased $6.1 million to $8.9 million for the year ended December 31, 1997 from $2.8 million for the year ended December 31, 1996. The increase in gross profit was primarily due to the acquisitions made by the Company in 1997. The gross margin percentage decreased by 0.2% to 36.7% for the year ended December 31, 1997 from 36.9% for the year ended December 31, 1996. The slight decrease in the gross margin percentage was primarily the result of higher fees paid to court reporters at the Company's Florida subsidiary.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $4.5 million to $6.9 million for the year ended December 31, 1997 from $2.4 million for the year ended December 31, 1996. Approximately $3.6 million was attributable to acquisitions and $900,000 was the result of higher expenses related to the addition of corporate personnel to facilitate anticipated future growth.

  Depreciation and Amortization. Depreciation and amortization increased by $469,000 to $681,000 for the year ended December 31, 1997 from $212,000 for the year ended December 31, 1996. The increase was due to the amortization of goodwill incurred in connection with the acquisitions made during the year ended December 31, 1997.

  Special Charge. During the fourth quarter 1997, the Company recorded a special charge of $3.3 million for costs incurred which pertained to an initial public offering delayed more than 90 days and acquisitions initiated in September 1997 that were not completed as a result of such delay.

  Operating Income. As the result of the foregoing, operating income, excluding the special charge of $3.3 million, increased by $1.1 million to $1.4 million for the year ended December 31, 1997 from $264,000 for the comparable period in 1996. The operating margin percentage, excluding the impact of the special charge, increased to 5.6% for the year ended December 31, 1997 from 3.4% for the year ended December 31, 1996.

Year Ended December 31, 1996 Compared To Year Ended December 31, 1995

  Revenue. Revenue decreased $1.4 million, or 15.8%, to $7.7 million in 1996 from $9.1 million in 1995. The decrease in revenue was primarily a result of the bankruptcy of a major client and the settlement of a number of significant lawsuits in late 1995 and early 1996.

  Gross Profit. Gross profit decreased $513,000, or 15.3%, to $2.8 million in 1996 from $3.3 million in 1995. The gross margin percentage remained relatively constant at 36.9% in 1996 compared with 36.7% in 1995.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $382,000, or 19.4%, to $2.4 million in 1996 from $2.0 million in 1995. The increase was due to a non-recurring charge of $360,000 related to equity interests in the Company that was granted to certain employees. Excluding this non-recurring charge, selling, general and administrative costs remained relatively constant from 1995 to 1996. Selling, general and administrative expenses as a percentage of revenue increased 9.1% to 30.7% at December 31, 1996 from 21.6% for December 31, 1995.

  Depreciation and Amortization. Depreciation and amortization decreased $19,000, or 8.2%, to $212,000 in 1996 from $231,000 in 1995 due to certain assets becoming fully depreciated.

  Operating Income. As a result of the foregoing, operating income decreased by $876,000, or 76.8%, to $264,000 in 1996 from $1.1 million in 1995. The operating margin percentage decreased 9.0% to 3.5% in 1996 as compared to 12.5% in 1995.

RESULTS OF OPERATIONS--KLEIN BURY

  Klein Bury provides court reporting services and derives its revenue from court reporting fees. The Company acquired Klein Bury in January 1997.

Year Ended December 31, 1996 Compared To the Year Ended September 30, 1995

  Revenue. Revenue increased $1.2 million, or 16.7%, to $8.5 million in 1996 from $7.3 million, for the fiscal year ended September 30, 1995. The increase in revenue was a result of higher demand for Klein Bury's court reporting services attributable to Klein Bury obtaining additional clients in the insurance and health care industry, the expansion of services statewide for certain existing clients and the addition of court reporting services for municipal courts in Dade County, Florida which were previously performed by municipal employees. In addition, Klein Bury derived additional revenue from a new office which opened in 1995.

  Gross Profit. Gross profit increased $475,000, or 19.3%, to $2.9 million in 1996 from $2.5 million in 1995. The gross margin percentage increased slightly to 34.5% in 1996 from 33.7% at September 30, 1995. The improvement in gross margin percentage was the result of slightly lower independent contractor costs in 1996.

  Operating Expenses. Operating expenses increased $515,000, or 22.6%, to $2.8 million in 1996 from $2.3 million for the fiscal year ended September 30, 1995. The increase in operating expenses was the result of increased revenue and increased compensation to executive officers. Operating expenses as a percentage of revenue increased to 32.7% in 1996 from 31.2% in fiscal year ended September 30, 1995.

  Operating Income. As a result of the foregoing, operating income decreased $41,000, or 22.1%, to $144,000 in 1996 from $185,000 for the fiscal year ended
September 30, 1995. Operating margin percentage decreased to 1.7% in 1996 from 2.5% in 1995.

RESULTS OF OPERATIONS--ELAINE DINE

  Elaine Dine provides permanent placement and temporary legal staffing and derives its revenue from legal placement and staffing fees which are based upon a percentage of the attorney's compensation earned during the year following the placement.

  Historically, the operations of Elaine Dine have been focused on the permanent placement of attorneys. In April 1996, Elaine Dine created Elaine Dine Temporaries LLC which provides temporary legal staffing services. Revenue from temporary staffing services are derived from hourly fees charged to clients for the number of hours worked by temporary staffing attorneys.

  The Company acquired Elaine Dine in September 1997.

Three Months Ended June 30, 1997 Compared to Three Months Ended June 30, 1996

  Revenue. Revenue for the three months ended June 30, 1997 increased $488,000, or 70.2%, to $1.2 million from $695,000 for the three months ended June 30, 1996. The increase was the result of the addition of several new corporate clients and a higher number of searches for corporate in-house attorneys.

  Gross Profit. Gross profit for the three months ended June 30, 1997 increased $210,000, or 62.3%, to $546,000 from $337,000 for the three months ended June 30, 1996. During the three months ended June 30, 1997, the gross margin percentage declined 2.3% to 46.2% at June 30, 1997 from 48.5% at June 30, 1996. The decrease in gross margin percentage was the result of an increase in the commission percentages paid to staff recruiters.

  Operating Expenses. Operating expenses increased $58,000, or 35.2%, to $222,000 for the three months ended June 30, 1997 from $164,000 for the three months ended June 30, 1996. Operating expenses as a percentage of revenue decreased 4.8% to 18.8% for the three months ended June 30, 1997 from 23.6% for the three months ended June 30, 1996.

  Operating Income. As a result of the foregoing, operating income increased $152,000, or 88.0%, to $325,000 for the three months ended June 30, 1997 from $173,000 for the three months ended June 30, 1996. During the three months ended June 30, 1997, the operating margin percentage improved 2.6% to 27.5% for the three months ended June 30, 1997 from 24.9% for the three months ended June 30, 1996.

Year Ended March 31, 1997 Compared to Year Ended March 31, 1996

  Revenue. Revenue increased $1.2 million, or 32.9%, to $4.7 million for the year ended March 31, 1997 from $3.5 million for the year ended March 31, 1996. The increase in revenue was due to favorable economic conditions in the financial services industry which created a need for additional attorneys for both law firms and large corporations. In 1996, Elaine Dine added new clients and was awarded several large retained searches, including searches for in-house attorneys.

  Gross Profit. Gross profit increased $544,000, or 36.9%, to $2.0 million in 1997 from $1.5 million in 1996. Gross margin percentage increased slightly to 43.3% in 1997 from 42.1% in 1996.

  Operating Expenses. Operating expenses decreased $116,000, or 9.2%, to $1.1 million in 1997 from $1.3 million in 1996. The reduction in operating expenses in 1997 was primarily due to lower health insurance costs and outside professional fees as compared with 1996. Operating expenses as a percentage of revenue decreased 11.4% to 24.6% in 1997 from 36.0% in 1996.

  Operating Income. As a result of the foregoing, operating income increased $660,000, or 313.1%, to $870,000 in 1997 from $211,000 in 1996. Operating margin percentage improved 12.7% to 18.7% in 1997 from 6.0% in 1996.

RESULTS OF OPERATIONS--LEGAL ENTERPRISE

  Legal Enterprise provides certified record retrieval services and derives its revenue from fees generated from such services, which typically are based upon the number of subpoenas or other notices initiated and the volume of documents generated in response to these subpoenas. The Company acquired Legal Enterprise in August 1997.

Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

  Revenue. Revenue increased $512,000, or 29.8%, to $2.2 million for the six months ended June 30, 1997 from $1.7 million for the six months ended June 30, 1996. The increase in revenue was attributable to several new clients during 1996 and early 1997, including several large insurance companies. In addition, Legal Enterprise opened a new office in northern California.

  Gross Profit. Gross profit increased $80,000, or 12.5%, to $722,000 for the six months ended June 30, 1997 from $642,000 for the six months ended June 30, 1996. Gross margin percentage declined 5.0% to 32.4% from 37.4% for the six months ended June 30, 1996. The decline in gross margin percentage was the result of increased costs attributable to hiring additional personnel and training costs incurred in connection with the initiation of record retrieval services to be provided to new clients. In addition, Legal Enterprise was negatively impacted by servicing clients outside its core geographic area in the six months ended June 30, 1997.

  Operating Expenses. Operating expenses increased $13,000, or 2.4%, to $584,000 for the six months ended June 30, 1997 from $571,000 for the six months ended June 30, 1996. Operating expenses as a percentage of revenue decreased 7.0% to 26.2% for the six months ended June 30, 1997 from 33.2% for the six months ended June 30, 1996 as a result of achieving operating leverage.

  Operating Income. As a result of the foregoing, operating income increased $67,000, or 93.5%, to $138,000 for the six months ended June 30, 1997 from $71,000 for the six months ended June 30, 1996. Operating margin percentage improved 2.1% to 6.2% for the six months ended June 30, 1997 from 4.1% for the six months ended June 30, 1996.

Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Revenue. Revenue increased $950,000, or 34.5%, to $3.7 million in 1996 from $2.8 million in 1995. During 1996, Legal Enterprise obtained several new insurance company clients and expanded its business into northern California.

  Gross Profit. Gross profit increased $444,000, or 45.8%, to $1.4 million in 1996 from $971,000 in 1995. Gross margin percentage increased 3.0% to 38.2% in 1996 from 35.2% in 1995. The increase in the gross margin percentage was the result of the impact of greater revenue on the fixed component of cost of services.

  Operating Expenses. Operating expenses increased $377,000, or 43.3%, to $1.2 million in 1996 from $870,000 in 1995. Operating expenses as a percentage of revenue increased 2.0% to 33.6% in 1996 from 31.6% in 1995, primarily as the result of costs associated with relocating the headquarters and the opening of additional locations in 1996.

  Operating Income. As a result of the foregoing, operating income increased $67,000, or 66.7%, to $167,000 in 1996 from $100,000 in 1995. Operating margin percentage improved 0.9% to 4.5% in 1996 from 3.6% in 1995.

FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

  Revenues from the Company's services historically have shown no significant seasonal variations. Revenues can vary from period to period due to the effects of the timing of acquisitions and the timing and magnitude of costs related to such acquisitions, as well as the timing of the commencement, settlement or completion of major lawsuits. The increase in corporate overhead associated with future acquisitions will be reflected in the Company's results of operations in the periods immediately following any such acquisition, while the realization of benefits, if any, from such acquisitions may not be reflected until future periods.

SUPPLEMENTAL QUARTERLY RESULTS OF OPERATIONS

  The following table sets forth selected unaudited quarterly financial information and operating data for the six most recently completed quarters. The information for the quarters ended March 31, June 30 and September 30, 1997 has been prepared on a pro forma basis and gives effect to: (i) the acquisitions made by the Company; (ii) an adjustment to compensation expense for the difference between actual compensation paid to certain officers of businesses acquired and employment contract compensation negotiated in connection with the acquisitions made by the Company; and (iii) amortization expense relating to intangible assets recorded in conjunction with the acquisitions made by the Company, and includes, in the opinion of management, all normal and recurring adjustments that management considers necessary for a fair statement of the quarterly results for the periods. The operating results and data for any quarter are not necessarily indicative of the results for future periods.

                                     PRO FORMA                         ACTUAL
                          -------------------------------- -------------------------------
                                                 THREE MONTHS ENDED
                          ----------------------------------------------------------------
                          MARCH 31, JUNE 30, SEPTEMBER 30, DECEMBER 31, MARCH 31, JUNE 30,
                            1997      1997       1997          1997       1998      1998
                          --------- -------- ------------- ------------ --------- --------
Revenues:
  Court reporting.......   $4,646    $4,858     $ 5,189      $ 5,491     $5,559   $ 5,786
  Records retrieval.....    1,915     2,149       2,116        2,167      2,107     2,310
  Legal staffing........    2,183     2,403       2,889        1,602      1,590     2,409
  Other.................      328       395         310          451        419       518
                           ------    ------     -------      -------     ------   -------
   Total revenues.......    9,072     9,805      10,504        9,711      9,675    11,023
                           ------    ------     -------      -------     ------   -------
Costs of services:
  Court reporting.......    2,797     2,932       3,208        3,508      3,482     3,635
  Records retrieval.....    1,318     1,471       1,461        1,360      1,393     1,375
  Legal staffing........    1,140     1,212       1,525        1,018        920     1,508
  Other.................      146       176         132          177        110       131
                           ------    ------     -------      -------     ------   -------
   Total costs of
    services............    5,401     5,791       6,326        6,063      5,905     6,649
                           ------    ------     -------      -------     ------   -------
Gross profit............    3,671     4,014       4,178        3,648      3,770     4,374
Selling, general and
 administrative
 expenses...............    2,481     2,647       2,989        2,751      3,045     3,423
Depreciation and
 amortization...........      303       304         303          304        298       239
Special charge..........       --        --          --        3,266         --        --
                           ------    ------     -------      -------     ------   -------
Operating income
 (loss).................   $  887    $1,063     $   886      $(2,673)    $  427   $   712
                           ======    ======     =======      =======     ======   =======
                                            PERCENTAGE OF TOTAL REVENUES
                          ----------------------------------------------------------------
Revenues:
  Court reporting.......     51.2%     49.6%       49.4%        56.6%      57.5%     52.5%
  Records retrieval.....     21.1      21.9        20.1         22.3       21.8      20.9
  Legal staffing........     24.1      24.5        27.5         16.5       16.4      21.9
  Other.................      3.6       4.0         3.0          4.6        4.3       4.7
                           ------    ------     -------      -------     ------   -------
   Total revenues.......    100.0     100.0       100.0        100.0      100.0     100.0
                           ------    ------     -------      -------     ------   -------
   Total costs of
    services............     59.5      59.1        60.2         62.4       61.0      60.3
                           ------    ------     -------      -------     ------   -------
Gross profit............     40.5      40.9        39.8         37.6       39.0      39.7
Selling, general and
 administrative
 expenses...............     27.4      27.0        28.5         28.3       31.5      31.0
Depreciation and
 amortization...........      3.3       3.1         2.9          3.2        3.1       2.2
Special charge..........       --        --          --         33.6         --        --
                           ------    ------     -------      -------     ------   -------
Operating income
 (loss).................      9.8%     10.8%        8.4%       (27.5)%      4.4%      6.5%
                           ======    ======     =======      =======     ======   =======

LIQUIDITY AND CAPITAL RESOURCES

  The Company's cash requirements have been primarily to fund the cash portion of the purchase price of the acquisitions and debt service. For the year ended December 31, 1997, the aggregate cash consideration paid by the Company for the acquired businesses was approximately $21.8 million, prior to giving effect to any associated working capital adjustments. The Company has obtained these funds principally through borrowings under the Bank Credit Agreement, the proceeds from the placement of $10.0 million of Senior Subordinated Notes and shares of Series A Convertible Preferred Stock, and cash provided by operations.

  The Company's business has not typically required substantial capital expenditures, and for 1997 capital expenditures were approximately $200,000. However, the Company anticipates that capital expenditures will be approximately $1.0 million in 1998, which includes approximately $750,000 expected to be used to: (i) upgrade and enhance operational billing and scheduling systems and (ii) acquire and implement a new centralized accounting and management information system.

  The Company's existing Bank Credit Agreement provides for $17.1 million in a revolving line of credit and term notes both of which are fully utilized. Borrowings under the Bank Credit Agreement bear interest at a base rate plus 0.75%, or LIBOR plus 2.5%, at the Company's option. As of July 15, 1998, the average annual interest rate on borrowings under the Bank Credit Agreement was approximately 8.25% and such borrowings are secured by substantially all of the assets of the Company, including the capital stock of subsidiaries. The Bank Credit Agreement contains various covenants that, among other matters, restrict or limit the Company's ability to pay dividends, incur indebtedness, make capital expenditures and repurchase capital stock. The Company must also maintain minimum fixed charge coverage and other ratios. All borrowings under the Bank Credit Agreement are required to be repaid concurrently with the completion of the Offering. In connection with the Offering, the Company expects that the Bank Credit Agreement will be replaced by the New Credit Agreement with Heller as discussed below. See "Capitalization." In the event that the Offering is not consummated, the Company would seek to fund cash requirements with additional private debt or equity financing.

  The Company anticipates that it will require significant amounts of cash to support its acquisition strategy after the Offering. The Company has entered into the New Credit Agreement with Heller which provides for a $35.0 million revolving credit facility upon completion of the Offering. The amount the Company may borrow under the revolving credit facility will be subject to limitations based upon the earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Company for the preceding twelve months, adjusted to give effect to all acquisitions completed during such period or pending as of the date of borrowing. The Company expects that, immediately upon completion of the Offering, approximately $6.2 million will be borrowed under the New Credit Agreement, including $2.7 million attributable to costs associated with a delayed public offering and acquisitions terminated as a result of such delay. See Note 1 of Notes to Consolidated Financial Statements of U.S. Legal Support, Inc. After the Offering, approximately $8.0 million will be available for additional borrowings. Additional borrowing capacity may be available to the Company under the New Credit Agreement provided that the Company achieves certain levels of financial performance through operations or through acquisitions. Loans under the New Credit Agreement will bear interest at rates based, at the Company's option, on either LIBOR or Prime rate plus, in each case, an applicable margin. The applicable margin will be contingent upon the ratio of the Company's senior debt to its pro forma EBITDA (the "Debt Coverage Ratio") and will vary from 2.0% to 3.25% in the case of LIBOR loans and 0.5% to 1.75% in the case of Prime rate loans. In addition, the Company will be required to pay to the lenders a quarterly fee with respect to the unused portion of the credit facility. The New Credit Agreement will also permit $2.0 million of the amount available for borrowings to be used for the issuance of letters of credit. A per annum fee based on the applicable margin for LIBOR loans is payable each quarter with respect to the face amount of letters of credit outstanding during the applicable quarter. See Note 7 of Notes to Consolidated Financial Statements of U.S. Legal Support, Inc.

  Borrowings under the New Credit Agreement will be secured by substantially all of the assets of the Company and its subsidiaries and by a pledge of the stock of the subsidiaries. In addition, subsidiaries of the Company will be required to guarantee the Company's obligations under the New Credit Agreement and grant a security interest in substantially all of their assets to secure the guarantee. The New Credit Agreement also will require the Company and its subsidiaries to comply with various affirmative and negative covenants related to, among other matters: (i) the maintenance of certain financial ratios; (ii) limitations on the incurrence of indebtedness; (iii) restrictions on liens, guarantees, dividends and stock redemptions; and (iv) limitations on mergers and sales of assets. The New Credit Agreement will terminate, and all borrowings will be required to be repaid on June 30, 2003. Upon completion of the Offering, the Company anticipates that bank borrowings and cash from operations will be sufficient to meet the Company's capital requirements through at least the next eighteen months. However, the Company may offer additional securities in the capital markets during such time as market conditions permit.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131").

  SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. It requires: (i) classification of the components of other comprehensive income by their nature in a financial statement and (ii) the display of the accumulated balance of the components of other comprehensive income separate from retained earnings and additional paid-in-capital in the equity section of a statement of financial position. SFAS 130 is effective for years beginning after December 15, 1997.

  SFAS 131 establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for years beginning after December 15, 1997.

  In April 1998, Statement of Position (SOP) 98-5, "Accounting for the Costs of Start-Up Activities" was issued. SOP 98-5 requires costs of start-up activities, inclusive of organization costs, to be expensed as incurred. Upon adoption, entities are required to write-off all capitalized start-up costs as a cumulative effect of a change in accounting principle. SOP 98-5 is effective for financial statements for years beginning after December 15, 1998 and is not expected to have a material impact on the financial position, results of operations or cash flows of the Company.

                                    BUSINESS

GENERAL

  The Company is one of the largest providers of legal support and staffing services in the United States, providing court reporting, certified record retrieval, legal placement and staffing, and other related services to law firms and corporations, including insurance companies, through 36 offices in five states and the District of Columbia. The Company seeks to become a national, full-service provider of legal support and staffing services through a combination of selective acquisitions and internal growth. Since commencing operations in January 1997, the Company has acquired 13 businesses. During 1997, the Company provided court reporting and certified record retrieval services to clients including (i) Fortune 500 businesses such as The Boeing Company and Ford Motor Company; (ii) insurance companies such as ITT Hartford, St. Paul Fire & Marine and Kemper Insurance Company; and (iii) large law firms. For the year ended December 31, 1997, the Company had pro forma revenues of $39.1 million and pro forma operating income of $3.4 million, excluding a special charge of $3.3 million relating to expenses associated with a delayed public offering and costs associated with acquisitions terminated as a result of such delay.

  Legal support and staffing services are frequently used by the participants in civil litigation, particularly in cases involving personal injury, products liability, workers' compensation and property casualty claims. While most civil proceedings are resolved by settlement or are otherwise terminated prior to trial, most legal support services are required in the pre-trial period. The following presents the general progression of a civil lawsuit or other proceeding and the opportunities for the Company to provide services to the parties:

    [Flowchart of basic steps in the progression of a lawsuit or other legal proceeding identifying Company's services at each step as follows:] [Claimant
   Retains Counsel--Legal Staffing and Placement]--[File Lawsuit]--[Defendant Retains Counsel--Legal Staffing and Placement]--[Gather & Prepare Documents--
      Certified Record Retrieval]--[Examine Witnesses by Deposition--Court
                Reporting]--[Trial or Other Proceeding Occurs].

  Legal Placement and Staffing. During the course of litigation, particularly in the pre-trial phase of complex, multi-party cases, law firms and corporate legal departments may hire additional attorneys on a permanent or temporary basis to assist in the preparation of the case for trial. In addition, law firms and corporations increasingly are utilizing temporary lawyers in other areas of practice to more effectively manage fluctuating work loads.

  Certified Record Retrieval. After the initiation of a lawsuit or other legal proceeding, the parties typically seek medical, employment, financial or other records to assist in the evaluation, furtherance or defense of the claims asserted. These records must be obtained through the issuance of subpoenas or other notices directed to hospitals, physicians, employers, banks or others in accordance with applicable federal and state rules of procedure to ensure the admissibility of the records in the lawsuit. The Company prepares and delivers subpoenas and other document request notices, monitors the recipient's response and coordinates the retrieval and dissemination of documents for litigation.

  Court Reporting. Prior to commencement of a trial or other proceeding, attorneys for the parties to the dispute and their insurance providers often seek sworn oral testimony of witnesses. Oral testimony is generally obtained through a deposition transcribed by a court reporter. The persons deposed may include the parties to the proceeding as well as expert witnesses and others, and the depositions may include testimony concerning the content of documents previously obtained through certified record retrieval. Licensed court reporters typically transcribe the testimony given in deposition and written copies are made available to the parties. Testimony given during a deposition often leads to further depositions and to additional certified document retrieval assignments.

INDUSTRY OVERVIEW

  Based on available industry data, the Company estimates that the market for legal support and staffing services in the United States exceeds $5.0 billion annually. The industry is highly fragmented, with more than 1,000 court reporting and record retrieval firms and over 400 legal placement and staffing firms. The Company believes that the legal support and staffing services market is growing due to several trends, including an increase in the: (i) efforts by law firms and corporations, especially insurance providers, to control legal support expenses; (ii) outsourcing of legal support services to companies that specialize in providing such services at a lower cost; (iii) use of lawyers on a temporary basis by law firms and corporations; (iv) volume and complexity of litigation; and (v) national scope of litigation, particularly in class action and product liability lawsuits.

  Legal support services, such as court reporting and certified record retrieval, traditionally have been marketed to law firms. Increasingly, insurance providers and major corporations, who ultimately pay the costs of legal support and staffing services, are seeking to: (i) control and reduce the costs associated with lawsuits; (ii) centralize their purchasing decisions; and (iii) ensure consistent service quality. As a result, these companies are more frequently selecting the providers of legal support services themselves, rather than delegating that decision to the law firms engaged to represent them.

  Currently, the legal support and staffing services industry is highly fragmented and consists primarily of local and regional firms that typically provide a single or limited number of legal support and staffing services. The Company believes that many legal support and staffing businesses lack: (i) a full range of legal support services; (ii) regional or national coverage;
(iii) access to capital; or (iv) effective marketing programs, and are therefore unable to meet the needs of large, geographically dispersed clients. In addition, there are limited opportunities for owners of local legal support and staffing firms to obtain liquidity or to sell their businesses. The Company consequently believes that many owners of such businesses will be receptive to consolidation.

BUSINESS STRATEGY

  The Company seeks to become a national, full-service provider of legal support and staffing services in the United States. To achieve this goal, the Company is implementing a focused business strategy that includes the following key elements:

  Establish Full Service Operations in Major Metropolitan Areas. The Company seeks to capitalize on the trend toward vendor consolidation in the legal support and staffing services industry. The Company believes that national and regional accounts are increasingly contracting with vendors such as the Company that are capable of delivering a full range of high-quality legal support and staffing services on a broad geographic basis. The Company offers an array of complementary services that includes court reporting, certified record retrieval, legal placement and staffing, and related services through 36 offices located in or near major metropolitan markets in the United States. The Company expects to continue to increase the variety and geographic scope of its services in targeted metropolitan areas throughout the United States through selected acquisitions and expansion of its existing businesses.

  Adopt Best Practices, Policies and Procedures. The Company evaluates its operating policies and procedures in order to identify and implement practices that best serve the objectives of the Company and its clients ("best practices"). The Company intends to integrate these best practices, including marketing, sales, field operations, human resources policies and recruiting and training programs into the operations of acquired businesses. The Company also intends to evaluate the practices of each acquired company and to implement selected practices of the acquired companies on a Company-wide basis.

  Achieve Operating Efficiencies. The Company seeks to be a low-cost provider of legal support services through operating efficiencies and cost savings, which the Company believes can be achieved by combining a number of general and administrative functions at the corporate level and by reducing or replacing redundant functions and facilities of acquired companies. In addition, the Company believes that it will be able to reduce costs in the purchase of insurance, management information systems, advertising and other services.

  Maintain Decentralized Management. Many of the businesses the Company will seek to acquire operate on a local or regional basis. To take advantage of existing relationships between the acquired companies and their clients, the Company intends to manage its business on a decentralized basis, with acquired-company management retaining primary responsibility for day-to-day operations and local marketing. The Company believes that allowing local management to retain appropriate autonomy will provide opportunities for internal growth, enhance competitiveness in attracting acquisition candidates and assist in preserving the entrepreneurial spirit of the acquired-company management.

GROWTH STRATEGY

  The Company has implemented a strategy designed to continue its growth in existing and new markets based on the following key elements:

  Actively Pursue Strategic Acquisitions. The Company intends to pursue an aggressive strategy of acquiring companies in the fragmented legal support and staffing services industry. Through strategic acquisitions, the Company will seek to serve new geographic markets, expand its presence in existing markets and add complementary services. One source of acquisition candidates has been the court reporting firms that have been affiliated with the Company's national court reporting network, through which the Company provides court reporting services to customers in locations not directly served by the Company. Since inception, the Company has acquired four network affiliates.

  Expand National Sales Program. Insurance providers and major corporations, which ultimately pay the cost of legal support and staffing services, are increasingly seeking to centralize their purchasing decisions on a national and regional level and to control or reduce the costs associated with lawsuits. The Company seeks to capitalize on these initiatives by marketing its services directly to these companies and has established a national sales force to pursue these opportunities. The Company seeks to be designated as the exclusive or preferred provider of legal support services on a regional or national basis, which may result in assignments substantially larger than those obtained through local accounts.

  Capitalize on Cross-Selling Opportunities. The Company believes that significant cross-selling opportunities exist which could enhance the Company's revenue growth. Many legal support and staffing companies are local or regional and specialize in one segment of the legal support services market. The Company believes that its acquisition of such companies will enable it to become a full-service provider of legal support services nationwide and to leverage its existing client relationships by selling such clients a full range of legal support and staffing services. For example, as a result of the Company's acquisition of a certified record retrieval business in California, the Company recently obtained the California certified record retrieval business from a national insurance provider, who previously had utilized only the Company's court reporting services. In addition, the Company works closely with its clients to identify cost-savings opportunities and to develop solutions to their legal support needs.

  Develop New and Expand Existing Client Relationships. The Company intends to develop new client relationships and expand existing relationships with law firms, insurance providers and major corporations through aggressive sales and marketing of its services. Sales and marketing efforts are conducted on both a local and national level and are designed to focus potential clients on the
Company's: (i) ability to provide a broad range of complementary legal support and staffing services; (ii) national geographic coverage through 36 offices and its network of more than 200 affiliated court reporting firms; and (iii) high-quality services and programs.

ACQUISITION AND INTEGRATION STRATEGY

  The Company's acquisition strategy is to identify, acquire and integrate companies with strong management, profitable operating results and recognized local or regional market presence. The Company typically pursues acquisitions that will allow it to accomplish one or more of the following: (i) expand the geographic markets served by the Company; (ii) increase the Company's penetration of existing markets; (iii) establish or enhance customer relationships; and (iv) offer services complementary to those offered by the Company.

  The Company believes that there are numerous attractive acquisition candidates due to the large size and fragmentation of the legal support and staffing services industry. These candidates include but are not limited to participants in the Company's referral network of over 200 affiliated court reporting firms, through whom the Company supplies court reporting services to its clients in locations not served directly by the Company. The Company has acquired four businesses that were previously part of its affiliated network and the Company believes that others in the affiliated network may be likely acquisition candidates. The Company also pursues smaller "tuck-in" businesses that can be easily assimilated into the Company's existing operations. Such tuck-in acquisitions are intended to enable the Company to benefit from the operating leverage of its existing business by adding market share while eliminating or reducing certain general administrative and operating costs. The Company has made three such acquisitions of court reporting businesses in Texas.

  The Company's corporate officers are responsible for identifying acquisition prospects, conducting due diligence, negotiating the terms of acquisitions and integrating acquired companies. The Company expects that the management of acquired companies will actively assist the Company in identifying additional acquisition candidates. The Company has utilized the services of The GulfStar Group, Inc. ("GulfStar"), an investment banking firm and an affiliate of one of the founding shareholders of the Company, in evaluating acquisition candidates and negotiating acquisition terms. The Company's policy is to include Common Stock as part of the consideration for acquisitions to more closely align the interests of the shareholders and managers of acquired companies with those of the Company. See "Certain Transactions."

  The Company has relied on the existing accounting, financial and computer systems of certain of the acquired companies for a transition period following completion of their acquisition. Although the Company believes that its existing financial reporting and accounting control systems are satisfactory for the operation of the combined businesses for the near term, the Company is currently evaluating alternatives in order to address the future needs of the combined businesses and to standardize and centralize accounting and financial procedures of acquired companies and establish a uniform system of accounts and standardized budgeting and reporting processes. The marketing, sales, field operations and personnel programs of the acquired companies also will be evaluated and integrated with those of the Company under its best practices program. Further, the Company seeks to identify any practices of an acquired company that could be beneficial if implemented on a Company-wide basis. Management of each of the acquired companies meet regularly to discuss the assimilation of acquired companies, as well as cross-selling and other opportunities to improve operating efficiency and increase revenue and profitability. The Company has entered into employment agreements with the principal executives of each acquired business and intends to enter into such arrangements with principal executives and other key personnel of companies acquired in the future.

  Since succeeding to the operations of Looney in January 1997, the Company has acquired 13 businesses. Certain information relating to the Company's acquisitions is summarized in the following table:

  ACQUIRED
   COMPANY     SERVICES PROVIDED   HEADQUARTERS              LOCATIONS

  Amicus     Court Reporting     New York          Manhattan(2), Brooklyn
   One                                             and White Plains

-------------------------------------------------------------------------------
  Block      Court Reporting     Washington, D.C.  Washington, D.C.,
                                                   Baltimore and Northern
                                                   Virginia

-------------------------------------------------------------------------------
  Elaine     Legal Placement     New York          Manhattan
   Dine      and Staffing

-------------------------------------------------------------------------------
  G&G        Court Reporting     Los Angeles       Los Angeles

-------------------------------------------------------------------------------
  Johnson    Court Reporting     Newport Beach     Newport Beach
   Group

-------------------------------------------------------------------------------
  Klein      Court Reporting     Miami             Miami, Jacksonville,
   Bury                                            Orlando, Fort Lauderdale,
                                                   West Palm Beach
                                                   and Tampa

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  Legal En-  Certified Record    Los Angeles       Los Angeles, Sacramento,
   terprise  Retrieval                             San Diego, Orange County,
                                                   Santa Monica, San Bruno
                                                   and Colton

  Looney*    Court Reporting and Houston           Houston, Dallas(2), Austin,
             Certified Record                      San Antonio, Corpus Christi,
             Retrieval                             and Harlingen
-------------------------------------------------------------------------------
  Rocca      Court Reporting     Chicago           Chicago

-------------------------------------------------------------------------------
  San Fran-  Court Reporting     San Francisco     San Francisco
   cisco
   Reporting

-------------------------------------------------------------------------------
  Ziskind    Legal Placement     Los Angeles       Los Angeles, San Diego,
   Greene    and Staffing                          San Francisco and
                                                   Orange County

--------
* Includes the operations of Cindi Rogers & Associates, Encore Reporting and Preferred Records, Inc., which were acquired in 1997.

LEGAL SUPPORT AND STAFFING SERVICES

  The Company provides court reporting, certified record retrieval, legal placement and staffing and other services, as described below.

  Court Reporting. Court reporting is the verbatim transcription of sworn oral testimony, generally for use in legal proceedings. While the transcription of legal proceedings held in a courtroom generally is performed by personnel employed by the federal court system or by state agencies, counties or municipalities, court reporting performed outside a courtroom is generally conducted by private court reporters who transcribe depositions and certain other proceedings. Most states require court reporters to be licensed under regulations that require each candidate to attend a certified court reporting school, pass a written examination and demonstrate transcription proficiency using machine shorthand equipment. Court reporters are officers of the court and subject to ethical codes governing their professional conduct.

  The Company believes that its court reporters utilize state-of-the-art technology, including computer-aided transcription ("CAT") systems. CAT systems allow the testimony transcribed by a court reporter to be simultaneously recorded on computer disk. In addition to CAT systems, the Company utilizes the following technologies to provide high-quality court reporting services:

  . Transcription on a Real-Time Basis. The Company's court reporters provide instant transcripts of testimony on computer monitors, which may be located where the testimony is taking place, as well as at remote locations. This system also allows attorneys to receive a transcript of the testimony on diskette at the conclusion of the proceeding.

  . Search and Retrieval Programs. Through the use of computers, court reporters can search, store, index and manage transcripts and other documents. In particular, a search through a transcript for a particular reference in the text can be accomplished quickly.

  . Compressed Transcripts. Compressed transcripts contain an index listing all words in the transcript as well as the frequency and location of the words, thereby simplifying the summarizing of transcripts. This technique also reduces transcript bulk by organizing the text in block and columns.

  . Video Services. Video services include the taping of depositions and other testimony on videotape while the court reporter simultaneously transcribes the testimony on a CAT system. Videotaped testimony is sometimes used in legal proceedings when a witness is unable to appear in person at trial or when capturing the demeanor of a witness is important.

  The Company believes that voice recognition technologies currently do not represent a practicable alternative to the Company's court reporting services because of the extremely high accuracy required in the transcription of legal proceedings, the difficulties associated with the electronic recognition of multiple voices, variances in dialect and regional accents and the higher cost of the application of voice recognition technology.

  Certified Record Retrieval. The parties to legal proceedings frequently use certified record retrieval services. Certified record retrieval services are labor-intensive and involve the preparation, handling, tracking and delivery of large numbers of written documents. A significant portion of the record retrieval business involves medical records acquired on behalf of insurance companies and their counsel. The Company's record retrieval services include the preparation and delivery of written deposition notices and subpoenas, the monitoring of the recipient's response and the coordination of document retrieval and production for litigation or other legal proceedings.

  The Company has developed customized computer software to link record retrieval directly to law firms. This software permits instant communication and promotes efficient litigation management. The Company anticipates that certified document retrieval will increasingly be conducted electronically, with deposition notices and subpoenas being transmitted electronically to document custodians and witnesses, and responses similarly returned electronically.

  Legal Placement and Staffing. The Company provides clients with qualified permanent and temporary attorneys through a team of nine recruiters located in four metropolitan markets. The Company believes it is able to attract clients based on the reputation and relationships of its recruiting personnel, its emphasis on client service and its extensive legal staffing databases, which allow it to match qualified personnel with its clients' needs. The Company's permanent search activities consist primarily of the recruitment and placement of attorneys on a permanent basis with law firms and corporate legal departments. The Company also has been engaged from time to time on assignments to establish entire departments or offices of corporations or law firms. The Company is engaged and paid by the hiring firm or corporation on either an exclusive or non-exclusive basis pursuant to arrangements that may include a non-refundable retainer paid to the Company or entitle the Company to a fee only upon the successful placement of a candidate with the client.

  Law firms and corporate legal departments are increasingly using temporary legal personnel to enable them to respond more effectively to fluctuations in work load. In response to this trend, the Company expanded its services beyond permanent placement services to supply attorneys to clients on a temporary basis. Temporary attorney assignments may range from one day to more than a year and may involve one attorney or a team composed of numerous lawyers. The Company does not maintain malpractice insurance to cover the performance of services by its temporary attorneys. Instead, the Company requests that clients agree to include temporary attorneys under their policies and to indemnify the Company from losses associated with the provision of legal services by temporary attorneys. In addition, the Company believes that malpractice insurance coverage maintained by its clients typically includes coverage for temporary attorneys who are supervised by employees of clients.

  Other Ancillary Services. The Company also offers its clients transcription, closed captioning, translation and document management services, either directly or through relationships or alliances with other companies. Document management services include the electronic recording, storage, coding, indexing and automated retrieval of documents, as well as database management services. The Company markets these services to legal support applications.

CLIENT RELATIONSHIPS

  The Company's client base is composed primarily of over 9,000 law firms, insurance providers and corporations, and no client of the Company accounted for more than 5% of the Company's pro forma revenues for 1997 or for the six months ended June 30, 1998. Clients typically engage the Company on a case-by-case basis, although the Company intends to market its services increasingly to general counsels, regional or national litigation managers, or other corporate officers in an effort to persuade such persons to retain the Company on an exclusive or "preferred provider" basis. The Company also works closely with its clients to identify cost-saving opportunities and to develop solutions to the client's legal support needs.

SALES AND MARKETING

  The Company markets its services through management and sales personnel located in 36 offices. Because the Company derives a majority of its revenues from local or regional accounts, the managers of the Company's individual offices are primarily responsible for sales and marketing in their respective markets. These managers seek to identify leads, qualify prospects and close sales. The Company obtains new clients in local markets primarily through direct sales, client referrals and a variety of local media, including direct mail, telephone directories and trade publications. In response to the trend among insurance providers and major corporations to centralize their purchasing decisions and to engage legal support and staffing services on a regional or national basis, the Company also has established a national sales force consisting of five salespersons. These national sales personnel focus on national accounts and seek to have the Company designated as the exclusive or preferred provider of legal support and staffing services. Company operating personnel also participate in marketing efforts by providing advice regarding the Company's operational capabilities. Because the Company offers a variety of services and is seeking to establish national market coverage, sales and operating personnel also seek to capitalize on cross-selling opportunities.

  The Company has developed and is continuing to expand its marketing and advertising program of national brand identification, while preserving the value of the established trade names and customer relationships of the acquired companies. The Company's logo and identifying marks are featured in promotional materials of the Company, in a manner designed not to detract from the local recognition of an acquired business.

COMPETITION

  The market for legal support and staffing services is highly competitive. The Company competes with a large number of local and regional court reporting and certified record retrieval companies, as well as with permanent and temporary legal staffing companies, including national temporary staffing firms. A significant source of competition is also the in-house provision of legal support and staffing services by law firms, insurance providers and major corporations. There can be no assurance that these businesses will continue to increase their outsourcing of legal support and staffing services needs or that such businesses will not bring in-house services that they currently outsource. Certain of the Company's competitors have substantially greater resources and operate in broader geographic areas than the Company. Many larger clients retain multiple legal support and placement and staffing service providers, which exposes the Company to continuous competition. The Company competes primarily on the basis of the quality, breadth and timeliness of service, geographic coverage and price.

  The Company believes that further consolidation among legal support and staffing services providers will continue during the next few years and that there will be significant competition for attractive acquisition candidates. This competition could lead to higher prices being paid for businesses. The Company believes that it will have certain advantages in completing acquisitions, including: (i) management's personal relationships with existing legal support and staffing companies; (ii) its decentralized, entrepreneurial management strategy; (iii) its greater size and scope of services; and (iv) its visibility and resources as a public company. However, there can be no assurance that the Company's acquisition program will be successful or that the Company will be able to compete effectively for acquisitions.

INDEPENDENT CONTRACTORS

  The Company provides court reporting services through the use of independent contractors who are not employees of the Company. The Company does not pay federal or state employment taxes or withhold income taxes with respect to these independent contractors or include such persons in the Company's employee benefit plans. Independent court reporters are responsible for owning and operating their court reporting equipment. The use of independent contractors as court reporters is widespread industry practice and allows the Company to control costs. In the event the Company were required to treat these court reporters as its employees, the Company could become responsible for the taxes required to be paid or withheld and could incur additional costs associated with employee benefits and other employee costs on both a current and a retroactive basis.

EMPLOYEES

  The Company currently employs approximately 300 persons and believes that its relationships with employees are good.

FACILITIES

  The Company maintains 36 leased office locations in five states and the District of Columbia. The initial terms of most of the Company's leases range from one to five years and do not contain renewal terms. The Company's leases generally specify a fixed annual rent with fixed increases, or increases based on changes in the Consumer Price Index, at various intervals during the lease term. Generally, the leases are net leases which require the Company to pay all or a portion of the cost of insurance, maintenance and utilities. The Company believes that these facilities are adequate to serve its current level of operations. If additional facilities are required, the Company believes that suitable additional or alternative space will be available as needed on commercially reasonable terms. Substantially all of the leasehold interests and personal property of the Company are subject to a lien under its Bank Credit Agreement. All of the Company's leasehold interests and personal property of the Company will be subject to liens under its New Credit Agreement. See "Certain Transactions."

REGULATION

  Court reporters are subject to significant regulation under state licensing programs. The conduct of court reporters is also subject to ethical and other restrictions imposed by state laws and regulations. While these regulations are not directly applicable to the Company, they affect the Company's court reporting business. In addition, attorneys are subject to significant regulation by committees on legal ethics and professional responsibility of the various state and national bar associations, who from time to time, examine and issue opinions regarding attorney services, including the use of temporary attorneys through a placement agency. Changes in these laws and regulations, particularly in California, New York, Florida or Texas, the states from which the Company derives most of its revenues, could have a material effect on its business, results of operations and financial condition.

LEGAL PROCEEDINGS

  In September 1997, the Company entered into an agreement (the "Agreement") to purchase for $2 million the legal placement business of James M. Wilson, who concurrently became an officer of the Company under an employment agreement. Under the Agreement, the acquisition of the business was conditioned upon, among other things, the completion of an initial public offering of the Common Stock of the Company (an "IPO") by February 16, 1998. An IPO was not completed by that date and the Company elected not to close the purchase of the business and concurrently terminated Mr. Wilson's employment. In April 1998, Mr. Wilson asserted claims against the Company, including wrongful termination, breach of contract and fraud, and offered to settle his claims for $2.4 million. No arbitration proceeding under the Agreement or Mr. Wilson's employment agreement has been initiated nor has suit been filed against Company. Although the Company is unable to determine whether any such proceeding will be initiated or if initiated whether Mr. Wilson would make different or additional claims, the Company believes the ultimate resolution of this matter will not have a material adverse effect on its business, results of operations, and financial condition.

  The Company is involved in legal proceedings from time to time in the ordinary course of its business. Management believes that no pending legal proceeding will have a material adverse effect on the financial condition or results of operations of the Company.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth certain information concerning the executive officers and directors of the Company and certain persons who will become directors or executive officers upon completion of the Offering:

NAME                            AGE POSITION
------------------------------- --- ------------------------------------------------
Richard O. Looney..............  41 Chairman of the Board, President and Chief
                                     Executive Officer
David P. Tusa..................  38 Executive Vice President and Chief Financial
                                     Officer
Tony L. Maddocks...............  41 Vice President, Sales and Marketing
Michael A. Klein...............  53 Director; President--Klein Bury
Fentress Bracewell.............  76 Director
Robert J. Cresci...............  54 Director
G. Kent Kahle..................  46 Director

  Richard O. Looney has served as Chairman of the Board, President and Chief Executive Officer of the Company since January 1997. Mr. Looney founded Looney & Company in 1988 and served as its President until October 1997. Mr. Looney is an active member of the National Court Reporters Association and the Texas Court Reporters Association.

  David P. Tusa joined the Company in November 1997 as Executive Vice President and Chief Financial Officer. From August 1994 until August 1997, Mr. Tusa served as Senior Vice President of Finance and Administration of Serv-Tech, Inc., a publicly held specialty provider of technology driven industrial maintenance services. From 1990 until 1994, Mr. Tusa was with CRSS, Inc., a publicly held diversified engineering and construction services firm, most recently as Corporate Controller.

  Tony L. Maddocks joined the Company in August 1997 as Vice President, Sales and Marketing. From June 1993 until August 1997, Mr. Maddocks served as President and Chief Executive Officer of Legal Enterprise, a certified record retrieval company. The Company purchased substantially all of the assets of Legal Enterprise in August 1997. From 1981 until June 1993, Mr. Maddocks served as Vice President of Sales and Marketing of Compex, Inc., a document management and record retrieval firm.

  Michael A. Klein has been a director of the Company since January 1997. Mr. Klein is the founder and President of Klein Bury, the Company's Florida-based subsidiary, and has been directly involved in the court reporting industry for over twenty-nine years. The Company purchased all of the capital stock of Klein Bury in January 1997.

  Fentress Bracewell has agreed to serve as a director of the Company effective upon the closing of the Offering. Mr. Bracewell is a founder of and Senior Counsel to the law firm of Bracewell & Patterson, L.L.P. He also serves as the Chairman of the Board of Directors of First Investors Financial Services, Inc., an automobile finance company and is a member of the Board of Trustees of the Institute of International Education. Mr. Bracewell served as the Chairman of the Port of Houston Authority from 1970 to 1985.

  Robert J. Cresci has served as a director of the Company since January 1997. Since September 1990, Mr. Cresci has been a Managing Partner of Pecks Management Partners Ltd., an investment firm. Mr. Cresci currently serves on the boards of Bridgeport Machines, Inc., EIS International, Inc., Sepracor, Inc., Garnet Resources Corporation, HarCor Energy, Inc., Meris Laboratories, Inc., Westbrae Natural, Inc., Arcadia Financial, Ltd., Hitox, Inc., Film Roman, Inc., Castle Dental Centers, Inc., Educational Medical, Inc., Source Media, Inc. and NetPower, Inc.

  G. Kent Kahle has served as a director of the Company since its formation. Mr. Kahle has been a Managing Director of GulfStar since 1990. Prior to joining GulfStar he was a Senior Vice President and Director of Rotan Mosle, Inc., a subsidiary of PaineWebber Inc. Mr. Kahle currently serves on the board of Castle Dental Centers, Inc.

  See "Certain Transactions" for a description of the terms of transactions or other relationships between the Company and certain of its officers and directors.

BOARD OF DIRECTORS

  Directors are elected annually by the Company's shareholders. Pursuant to the terms of an agreement entered into in connection with the Company's acquisition of all of the capital stock of Klein Bury, as long as the Company is indebted to Mr. Klein under the Subordinated Promissory Note in the original principal amount of $1.4 million issued in connection with such acquisition, Mr. Klein is entitled to be nominated to serve as a director of the Company. The Subordinated Promissory Note becomes due and payable upon completion of the Offering. Mr. Cresci serves as a director of the Company pursuant to the terms of the Securities Purchase Agreement between the Company and the purchasers of the Senior Subordinated Notes and the Series A Convertible Preferred Stock. The Securities Purchase Agreement will terminate immediately prior to the completion of the Offering.

  The Board of Directors has established two standing committees, the Audit Committee and the Compensation Committee. Pursuant to resolutions of the Board of Directors, these committees have the following responsibilities and authority.

  Audit Committee. The Audit Committee has the responsibility, among other things, to: (i) recommend the selection of the Company's independent public accountants; (ii) review and approve the scope of the independent public accountants' audit activity and extent of non-audit services; (iii) review with management and the Company's independent public accountants the adequacy of the Company's basic accounting system and the effectiveness of the Company's internal audit plan and activities; (iv) review with management and the independent public accountants the Company's financial statements and exercise general oversight of the Company's financial reporting process; and
(v) review litigation and other legal matters that may affect the Company's financial condition. The Audit Committee is composed of Messrs. Kahle (Chair) and Cresci.

  Compensation Committee. The Compensation Committee has the responsibility, among other things, to: (i) recommend to the Board of Directors the salary rates of officers of the Company and its subsidiaries; (ii) examine periodically the compensation structure of the Company; and (iii) supervise the welfare and pension plans and compensation plans of the Company. The Compensation Committee is composed of all of the non-employee directors, currently Messrs. Kahle (Chair) and Cresci.

  The Company's Board of Directors also may establish other committees.

DIRECTOR COMPENSATION

  Prior to the date of this Prospectus, directors of the Company did not receive compensation for their services as directors or for attending board meetings. Upon completion of the Offering, non-employee directors of the Company will receive options to purchase 15,625 shares of Common Stock at the initial public offering price. In addition, each non-employee director will receive an annual fee of $6,000, a fee of $1,000 for each meeting of the Board of Directors attended and $500 for each meeting of a Board of Directors committee attended. Each director will also be reimbursed for travel expenses incurred for each non-telephonic meeting of the Board of Directors or any committee thereof attended.

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS

  The following table provides certain summary information concerning compensation paid to or earned by the Company's Chief Executive Officer and the other executive officers of the Company whose compensation exceeded $100,000 (the "Named Executive Officers").

                        SUMMARY COMPENSATION TABLE (1)

                                                               LONG-TERM COMPENSATION
                                 ANNUAL COMPENSATION                   AWARDS
                        -------------------------------------- -----------------------
                                                               RESTRICTED  SECURITIES
  NAME AND PRINCIPAL                            OTHER ANNUAL     STOCK     UNDERLYING   ALL OTHER
       POSITION         YEAR  SALARY    BONUS  COMPENSATION(2)   AWARDS   OPTIONS/SARS COMPENSATION
  ------------------    ---- --------- ------- --------------- ---------- ------------ ------------
Richard O. Looney...... 1997 $ 200,000 $75,000       --            --       125,000         --
 Chairman of the Board,
 President and Chief
 Executive Officer
David P. Tusa.......... 1997 $ 165,000      --       --            --        93,750         --
 Executive Vice
 President and Chief
 Financial Officer
Tony L. Maddocks....... 1997 $ 162,500      --       --            --            --         --
 Vice President--Sales
 and Marketing
Michael A. Klein....... 1997 $ 175,000      --       --            --            --         --
 President, Klein Bury

--------
(1) The Company did not pay any compensation prior to January 17, 1997. Consequently, none of the executive officers of the Company earned compensation from the Company for the entire fiscal year ended
    December 31, 1997. The amounts for each Named Executive Officer in the table above represent the compensation that each Named Executive Officer would have received had such person been employed by the Company for the entire fiscal period.
(2) No Named Executive Officer received any other annual compensation, restricted stock awards, stock appreciation rights, long term incentive plan payouts or any perquisites or other personal benefits, securities or property that exceeded the lesser of $50,000 or 10% of the total annual salary and bonus for such Named Executive Officer during the fiscal year ended December 31, 1997.

  The Company and Mr. Looney have entered into an employment agreement that provides for an annual base salary of $200,000, which will increase to $250,000 upon completion of the Offering, and a semi-annual cash bonus based on a percentage of the annual pre-tax profits of the Company, subject to an annual maximum of $100,000. Mr. Looney's employment agreement expires on January 17, 2000. In the event his employment is terminated without cause, Mr. Looney's annual salary and bonus opportunity will continue until the earlier to occur of one year from the date of such termination or January 17, 2000. Mr. Looney has also agreed not to compete with the Company in a court reporting or litigation support service business within 50 miles of an office served by the Company until the later to occur of January 17, 2002, or three years after his employment terminates.

  The Company and Mr. Tusa have entered into an employment agreement which provides for an annual base salary of $165,000, which was increased to $175,000 on January 1, 1998. In the event his employment is terminated without cause, Mr. Tusa shall be entitled to receive $175,000 within 30 days of termination. In addition, 50% of (a) the original 93,750 options to purchase Common Stock granted to Mr. Tusa and (b) any options granted to Mr. Tusa subsequent thereto, shall vest upon termination, unless a greater number of options shall have vested under their initial vesting term. In the event that Mr. Tusa terminates his employment with the

Company, Mr. Tusa would be entitled to receive (i) $87,500 within 30 days from the date of termination and (ii) all options that had vested as of the date of his termination.

  The Company and Mr. Maddocks have entered into an employment agreement which provides for an annual base salary of $162,500 and an annual cash bonus not to exceed $60,000, based on annual new national account sales of the Company. Mr. Maddocks' employment agreement expires on August 29, 2000. In the event his employment is terminated without cause, Mr. Maddocks' annual salary and bonus opportunity will continue until the earlier to occur of one year from the date of termination or August 29, 2000 or Mr. Maddocks' death. Mr. Maddocks has agreed not to compete with the Company until the last to occur of August 29, 2002, or three years after his employment under the agreement terminates.

  Mr. Klein has entered into an employment agreement with the Company which provides for an annual base salary of $175,000 and entitles Mr. Klein to a percentage of certain revenues derived from specified clients, a percentage of court reporting fees billed by Mr. Klein and a cash bonus based on the increase in the annual net profits of Klein Bury. Under such bonus, Mr. Klein will receive 10% of the amount, if any, by which the annual net profits of Klein Bury exceed the prior year's net profits. In addition, Mr. Klein is entitled to receive: (i) 85% of the amount billed on any eight depositions per month transcribed by him individually in his capacity as a court reporter and
(ii) a percentage of any non Florida-based revenue primarily attributable to Mr. Klein's promotional efforts. The agreement expires on January 17, 2000. In the event his employment is terminated without cause, Mr. Klein's annual salary, commissions and bonus opportunity will continue until the earlier to occur of one year following the date of termination or January 17, 2000. In addition, Mr. Klein has agreed not to compete with the Company within 50 miles of any office location operated by the Company until the last to occur of January 17, 2002, or three years after his employment under the agreement terminates.

STOCK OPTION PLANS

 Prior Stock Option Plans

  Prior to the Company's adoption of the Company's 1997 Stock Incentive Plan, the Company granted options to purchase 37,153 shares of Common Stock to employees and consultants of the Company. These options have exercise prices ranging from $10.26 to $13.60 and vest at rates ranging from 20% to 33% each year. In most cases, options expire ten years from the respective date of grant and unvested options are subject to the optionee's forfeiture in the event that the optionee is no longer employed by the Company, or with respect to consultants, providing consulting services to the Company. In certain circumstances, unexercised options expire one year after the date the consulting agreement is terminated.

 1997 Stock Incentive Plan

  The Company's 1997 Stock Incentive Plan provides for the granting to eligible employees or directors of the Company and its subsidiaries of options to purchase shares of Common Stock, which may be incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code or non-qualified options. The 1997 Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors, which designates option recipients, the number and type of options granted and their terms and conditions, including the exercise price and vesting schedule. A total of 468,750 shares of Common Stock have been reserved for issuance pursuant to options granted under the 1997 Stock Incentive Plan. Options to purchase 207,344 shares of Common Stock had been granted as of December 31, 1997, with exercise prices ranging from $10.26 to $16.32. All options granted under the 1997 Stock Incentive Plan vest 20% annually, are fully vested on the fifth anniversary of the date of grant and expire 10 years after the date of grant.

 Option Grants

  The following table sets forth information regarding options to purchase shares of Common Stock granted to the Named Executive Officers during 1997.

                                                                            POTENTIAL REALIZED
                                                                             VALUE AT ASSUMED
                                                                               ANNUAL RATES
                                                                              OF STOCK PRICE
                                                                             APPRECIATION FOR
                                         INDIVIDUAL GRANTS                     OPTION TERM
                         ------------------------------------------------- --------------------
                         NUMBER OF   PERCENT OF
                         SECURITIES    TOTAL
                         UNDERLYING   OPTIONS
                          OPTIONS     GRANTED    EXERCISE PRICE EXPIRATION
NAME                      GRANTED   TO EMPLOYEES   PER SHARE       DATE        5%        10%
------------------------ ---------- ------------ -------------- ---------- ---------- ---------
Richard O. Looney.......  125,000       35.5%         (1)          9/07    $1,006,231 2,549,988
David P. Tusa...........   93,750       27.1%         (1)         11/07       754,674 1,912,491
Tony L. Maddocks........       --         --           --
Michael A. Klein........       --         --           --

                           OPTION GRANTS DURING 1997

--------
(1) Options granted to Messrs. Looney and Tusa are exercisable at the price to the public set forth on the cover page of this Prospectus.

 Option Exercises and Holdings

  The following table sets forth information concerning the number and value of unexercised options to purchase shares of Common Stock held by the Named Executive Officers as of December 31, 1997. No Named Executive Officer exercised any options to purchase shares of Common Stock during 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF
                                                        SECURITIES    VALUE OF
                                                        UNDERLYING   UNEXERCISED
                                      SHARES           EXERCISABLE/    IN-THE-
                                     ACQUIRED          UNEXERCISABLE    MONEY
                                       UPON    VALUE    OPTIONS AT   OPTIONS AT
NAME                                 EXERCISE REALIZED   YEAR-END     YEAR-END
----                                 -------- -------- ------------- -----------
Richard O. Looney...................    --       --         (1)          (2)
David P. Tusa.......................    --       --         (1)          (2)
Tony L. Maddocks....................    --       --          --           --
Michael A. Klein....................    --       --          --           --

--------
(1)  All options were unexercisable on December 31, 1997.
(2) All the options granted to Messrs. Looney and Tusa are exercisable at the price to the public set forth on the cover of this Prospectus.

 Stock Option Plan for Non-Employee Directors

  The Company has adopted the U.S. Legal Support, Inc. Stock Option Plan for Non-Employee Directors (the "Directors' Stock Option Plan"). A total of 93,750 shares of Common Stock have been reserved for issuance under the Directors' Stock Option Plan, which provides for the grant of options to purchase 15,625 shares of Common Stock with an exercise price equal to the fair market value on the date of grant, to each incumbent director and to each person who becomes a director concurrently with his or her first election to the Board. Options granted under the Directors' Stock Option Plan vest 20% annually and are fully vested on the fifth anniversary of the date of grant. Upon completion of the Offering, each non-employee director of the Company will be awarded options to purchase 15,625 shares of Common Stock.

LIMITATIONS ON DIRECTORS' LIABILITIES AND INDEMNIFICATION

  Pursuant to the Company's Articles of Incorporation, as amended, the directors of the Company are not liable to the Company or its shareholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, for unlawful dividend payments or stock repurchases or any transaction in which a director has derived an improper personal benefit. The Company maintains liability insurance for the benefit of its directors and its officers.

                             CERTAIN TRANSACTIONS

  In connection with the initial capitalization of the Company on October 2, 1996, the Company issued 527,400 shares of Common Stock to Mr. Looney, the Chairman of the Board, President and Chief Executive Officer of the Company, in exchange for services rendered to the Company by Mr. Looney, which were valued by the Company at $8,438.40. In January 1997, the Company and Looney entered into a business combination in which the Company acquired the capital stock of Looney for consideration consisting of $4,087,834 in cash and 2,046,667 shares of Series B Convertible Preferred Stock.

  On January 17, 1997, the Company acquired all of the outstanding capital stock of Klein Bury from Mr. Klein who became a director of the Company upon consummation of the sale. The purchase price consisted of: (i) $3,850,397 in cash; (ii) 106,625 shares of Common Stock issued to Mr. Klein; (iii) a Subordinated Promissory Note issued by a subsidiary of the Company in the adjusted principal amount of $1,424,113, which bears interest at the rate of 10.0% annually and is due on February 1, 2002; and (iv) options to purchase 25,000 shares of Common Stock granted to various employees and independent contractors of Klein Bury. At the option of Mr. Klein, the payment of the principal and all accrued interest on the note may be accelerated at any time after the Offering. The Company expects to repay the principal and accrued interest on the note with a portion of the proceeds of the Offering. In addition, Mr. Klein may receive contingent consideration equal to 50% of the accounts receivable of Klein Bury that were 120 days past due as of January 16, 1997 but which are collected by the Company. Such contingent consideration is estimated by the Company to be $500,000, the contractual maximum. In addition, since 1993, Klein Bury has leased its offices in Fort Lauderdale, Florida from Mr. Klein, his wife and Richard Bury. The lease is on a month to month basis and provides for annual rental of approximately $50,400 ($4,200 on a monthly basis). The Company believes that the terms of the lease are no less favorable to the Company than would be available under a similar lease entered into with an unaffiliated third party.

  On January 17, 1997, the Company sold $9.0 million principal amount of Senior Subordinated Notes and 1,000,000 shares of Series A Convertible Preferred Stock to three investors (the "Investors") for an aggregate purchase price of $10.0 million. The Company used the proceeds from the sale to finance a portion of the purchase price for the acquisition of Looney and Klein Bury. Mr. Robert Cresci, a director of the Company, is a Managing Partner of Pecks Management Partners Ltd., which provides investment advisory services to each of the Investors. Pecks received a $35,000 structuring fee paid by the Company in connection with the transaction. The Senior Subordinated Notes bear interest at an annual interest rate of 12.0% and will be due and payable on January 27, 2004, subject to mandatory prepayment two days following the completion of the Offering. In addition, on February 26, 1998, the Investors purchased an additional $2.0 million principal amount of Senior Subordinated Notes (the "Additional Senior Subordinated Notes") and 151,405 shares of Series A Convertible Preferred Stock. The Additional Senior Subordinated Notes also bear interest at an annual rate of 12.0% and will be due and payable on December 31, 1998, subject to mandatory prepayment two days following the completion of the Offering. The Company is permitted to issue, at the Investors' election, promissory notes in lieu of making cash interest payments, which have the same interest rate and repayment terms as the Company's Senior Subordinated Notes (the "Interest Notes"). The Company has issued Interest Notes in the aggregate principal amount of approximately $1,200,000 with respect to interest owed on the Senior Subordinated Notes to the Investors at September 30, 1997, December 31, 1997, March 31, 1998 and June 30, 1998. The Interest Notes are also subject to mandatory prepayment two days following the completion of the Offering. In connection with the Interest Notes, the Investors received an additional 121,357 shares of Series A Convertible Preferred Stock.

  The Series A Convertible Preferred Stock will be converted into a total of 1,240,934 shares of Common Stock upon completion of the Offering. The Company and the investors also entered into a Registration Rights Agreement pursuant to which the Company has agreed in certain circumstances to register the shares of Common Stock issued on conversion of the Series A Convertible Preferred Stock. See Note 8 of Notes to Consolidated Financial Statements of U.S. Legal Support, Inc. and "Shares Eligible For Future Sale--Registration Rights."

  On August 29, 1997, the Company acquired substantially all of the assets of Legal Enterprise, including the name Legal Enterprise. Mr. Maddocks, who serves as Vice President, Sales and Marketing of the Company, was the President and a 50% shareholder of Legal Enterprise. The purchase price consisted of: (i) $1,189,169 in cash; (ii) a Subordinated Promissory Note in the principal amount of $316,458; (iii) a Convertible Subordinated Promissory
Note in the principal amount of $813,748; and (iv) options to purchase 4,375 shares of Common Stock granted to an employee of Legal Enterprise. The promissory notes bear interest at a rate of 6.375% per annum, are payable on August 31, 2005 and were issued by a subsidiary of the Company. On March 31, 1998, the selling company received additional consideration of $934,000. This additional consideration was based on the financial performance of the Legal Enterprise operations and payable under the terms of the agreement in cash, a subordinated note and a convertible note. Pursuant to an agreement among the parties, this obligation was satisfied by the Company through the issuance of Subordinated Promissory Notes and Convertible Subordinated Promissory Notes totaling $934,000. The Company also may be obligated to pay Additional Consideration to the selling company, based upon the future financial performance of the Legal Enterprise operations. Such amount, if any, will be payable on February 28, 2000. At the option of the selling company, the payment of the principal and all interest accrued on the Subordinated Promissory Note, including indebtedness owing as additional consideration, may be accelerated at any time after the Offering. The Company expects to repay the principal and accrued interest on all of the Subordinated Promissory Notes with a portion of the proceeds of the Offering or borrowings under the New Credit Agreement. Concurrently with the Offering, the Convertible Subordinated Promissory Notes will be converted into shares of Common Stock. Any accrued but unpaid interest on such notes will be paid in cash, upon the completion of the Offering.

  On September 4, 1997, the Company acquired substantially all of the non-cash assets of Amicus One, a holder of more than 5.0% of the currently outstanding Common Stock. The purchase price consisted of: (i) $1.9 million in cash; (ii) 72,794 shares of Common Stock; and (iii) a Subordinated Promissory Note issued by a subsidiary of the Company in the principal amount of $560,000, which bears interest at the rate of 6.0% annually, and is due on July 1, 2002. The Company expects to repay the principal and accrued interest on the note with a portion of the proceeds of the Offering. On March 16, 1998, as a result of post closing adjustments made to the purchase price paid by the Company for the assets of Amicus One, the Subordinated Promissory Note in the original principal amount of $560,000 was modified and renewed, and a new Subordinated Promissory Note in the principal amount of $574,000 was issued to Amicus One and the prior note in the amount of $560,000 was cancelled. Other than the adjustment to the principal amount of the Subordinated Promissory Note, no other term of this note was modified. At the option of Amicus One, the payment of the principal and all accrued interest on the note may be accelerated concurrently with the Offering.

  On September 17, 1997, the Company acquired all of the outstanding capital stock of Burton House, Inc, doing business as Ziskind Greene, from Gregg Ziskind and Susan Ziskind. The purchase price consisted of $1.4 million in cash and 99,264 shares of Common Stock. In addition, the Ziskinds may receive additional consideration beginning on January 1, 1998, in the amount of 20.0% of the amount by which earnings before taxes, depreciation and amortization of Burton House, Inc. exceeds threshhold amounts ranging from $150,000 for the period from the date of the acquisition through December 31, 1997, to $750,000 for the year ended December 31, 2000.

  The Company has entered into Registration Rights Agreements with Messrs. Looney, Maddocks, Klein Ziskind, Susan Ziskind and Amicus One, pursuant to which the Company has agreed to include shares of Common Stock held by them in any registration of securities effected by the Company, subject to certain customary provisions restricting the number of shares to be included.

  In October 1996, the Company issued 93,750 shares of its Common Stock to GulfStar Investments, Ltd., an affiliated partnership of GulfStar, in exchange for investment banking services rendered to the Company by GulfStar. GulfStar has provided merger and acquisition advisory services to the Company since its inception. Mr. Kahle, a director of the Company, is a Managing Director of GulfStar. In addition, the Company paid investment banking fees aggregating $475,000 to GulfStar for services in connection with the placement of the Senior Subordinated Notes and Series A Convertible Preferred Stock, negotiation of the Company's Bank Credit

Agreement, and the acquisitions of Looney and Klein Bury in January 1997. Pursuant to the terms of a letter agreement dated April 24, 1997 (the "Letter Agreement") between GulfStar and the Company, GulfStar provided negotiation and other financial advisory services to the Company in connection with the Company's evaluation of acquisitions. During 1997, the fees payable to GulfStar under the Letter Agreement in connection with such acquisitions were $280,000, of which $33,000 has been paid. On May 8, 1998, GulfStar and the Company entered into a Letter Agreement (the "May Letter Agreement"), which supersedes all previous agreements between the Company and GulfStar, and pursuant to which GulfStar will provide limited assistance to the Company in connection with the negotiation of the New Credit Agreement with Heller. The Company has agreed, upon successful completion of such financing, to pay GulfStar a fee equal to 1.0% of the principal amount of the senior debt facility arranged and to reimburse GulfStar for its reasonable out-of-pocket expenses.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of June 30, 1998, certain information regarding beneficial ownership of the Common Stock as of June 30, 1998, and as adjusted to reflect the sale of the Common Stock offered hereby, by: (i) each person who is the beneficial owner of 5.0% or more of the outstanding shares of Common Stock; (ii) each person who is or is expected to become a director upon completion of the Offering; (iii) each Named Executive Officer; (iv) the Selling Shareholder; and (v) all officers and directors as a group. All persons listed have an address in care of the Company's principal executive offices at 1001 Fannin Street, Suite 650, Houston, Texas 77002, and have sole voting and investment power with respect to shares beneficially owned by them, unless otherwise noted. Information set forth in the table with respect to beneficial ownership of the Company's equity securities has been provided to the Company by such holders.

                                                                PERCENTAGE OF
                                                                   SHARES
                                                                BENEFICIALLY
                                                  NUMBER OF         OWNED
                                                    SHARES    -----------------
                                                 BENEFICIALLY  BEFORE   AFTER
NAME                                                OWNED     OFFERING OFFERING
----                                             ------------ -------- --------
Richard O. Looney (1)..........................     721,215     56.2%    12.5%
David P. Tusa (2)..............................          --       --       --
Tony L. Maddocks (3)...........................      94,301      8.0      1.6


Michael A. Klein...............................     106,625      9.8      1.9
Fentress Bracewell (4).........................          --       --       --
Robert J. Cresci (5)...........................   1,240,933     53.4     21.4
G. Kent Kahle (6)..............................      93,750      8.6      1.6


Delaware State Employees' Retirement Fund (7)..     831,428     43.4     14.3
Declaration of Trust for Defined Benefit Plan
 of
 ICI American Holdings Inc.  (8)...............     241,980     18.2      4.2
Declaration of Trust for Defined Benefit Plan
 of Zeneca Holdings Inc.  (9)..................     167,525     13.4      2.9
GulfStar Investments, Ltd.  (10)...............      93,750      8.6      1.6
Gregg M. and Susan L. Ziskind (11).............      99,264      9.2      1.7
Legal Enterprise, Inc.  (12)...................      90,401      7.7      1.6
Amicus One (13)................................      72,794      6.7      1.3
All executive officers and directors as a group
 (7 persons) (14)..............................   2,256,824     83.8     38.9

--------
 (1) Includes (a) 200,065 shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock; and (b) 56,250 shares of Common Stock held by trusts for the benefit of Mr. Looney's children. Excludes 125,000 shares of Common Stock subject to unvested options granted pursuant to the Company's 1997 Stock Incentive Plan. Mr. Looney has granted the Underwriters a 30-day option to purchase up to 62,500 shares of Common Stock solely to cover any over-allotments. If this option is exercised in full, Mr. Looney would hold 658,715 shares of Common Stock, representing 10.7% of the outstanding Common Stock after the Offering.
 (2) Excludes 93,750 shares of Common Stock subject to unvested options granted pursuant to the Company's 1997 Stock Incentive Plan.
 (3) Includes 90,401 shares of Common Stock issuable upon conversion of Convertible Subordinated Promissory Notes held by Legal Enterprise, a corporation of which Mr. Maddocks is President and a 50.0% shareholder.
 (4) Excludes 15,625 shares of Common Stock subject to unvested options granted pursuant to the Directors' Stock Option Plan to be awarded upon completion of the Offering.

 (5) Mr. Cresci owns no shares directly. Includes 1,240,933 shares issuable upon conversion of an aggregate of 1,272,762 shares of Series A Convertible Preferred Stock, held by three pension or defined benefit plans for whom Pecks Management Partners Ltd. provides investment management services. Mr. Cresci is a Managing Director of Pecks Management Partners Ltd. and therefore may be deemed to be a beneficial owner of such shares. Mr. Cresci disclaims beneficial ownership of all such shares. Excludes 15,625 shares of Common Stock subject to unvested options granted pursuant to the Directors' Stock Option Plan to be awarded upon completion of the Offering. The shareholders' addresses of record is c/o Pecks Management Partners Ltd., One Rockefeller Plaza, New York, New York 10020.
 (6) Mr. Kahle owns no shares directly. Includes 93,750 shares held by GulfStar Investments, Ltd., an affiliate of GulfStar. Mr. Kahle serves as a Managing Director of GulfStar. Excludes 15,625 shares of Common Stock subject to unvested options to be awarded upon completion of the Offering pursuant to the Company's Directors' Stock Option Plan. The shareholder's address of record is 700 Louisiana Street, Suite 3800, Houston, Texas 77002.

 (7) Represents shares of Common Stock issuable upon conversion of 852,751 shares of Series A Convertible Preferred Stock. The shareholder's address of record is c/o Pecks Management Partners Ltd., One Rockefeller Plaza, New York, New York 10020.

 (8) Represents shares of Common Stock issuable upon conversion of 248,188 shares of Series A Convertible Preferred Stock. The shareholder's address of record is c/o Pecks Management Partners Ltd., One Rockefeller Plaza, New York, New York 10020.

 (9) Represents shares of Common Stock issuable upon conversion of 171,823 shares of Series A Convertible Preferred Stock. The shareholder's address of record is c/o Pecks Management Partners Ltd., One Rockefeller Plaza, New York, New York 10020.
(10) The shareholder's address of record is 700 Louisiana Street, Suite 3800, Houston, Texas 77002.
(11) The shareholder's address of record is 2666 Overland Avenue, Suite 600, Los Angeles, California 90064.
(12) Represents shares of Common Stock issuable upon conversion of Convertible Subordinated Promissory Notes. The shareholder's address of record is 4232-1 Las Virgenes Road, Suite 100, Calabasas, California 91302.
(13) The shareholder's address of record is 20 Vesey Street, 9th Floor, New York, New York 10007.
(14) Excludes an aggregate of 246,875 shares of Common Stock subject to unvested options granted pursuant to the Company's 1997 Stock Incentive Plan and 46,875 shares subject to unvested options granted pursuant to the Company's Directors' Option Plan.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  Under the Company's Articles of Incorporation, as amended (the "Articles"), the Company has authority to issue 110,000,000 shares of capital stock, consisting of 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock") and 100,000,000 shares of Common Stock, par value $.01 per share. As of March 31, 1998, the Company had outstanding 1,084,098 shares of Common Stock and 3,550,679 shares of Preferred Stock (1,272,762 shares of Series A Convertible Preferred Stock, 2,046,667 shares of Series B Convertible Preferred Stock and 231,250 shares of Series C Convertible Preferred Stock). All of the outstanding Preferred Stock will be converted into Common Stock upon completion of the Offering or will be redeemed with the net proceeds of the Offering. See Note 8 of Notes to Consolidated Financial Statements of U.S. Legal Support, Inc. for a description of the terms of each of the outstanding series of Preferred Stock. Shares of Preferred Stock that are redeemed will return to authorized shares of Preferred Stock undesignated as to series.

  At June 15, 1998, there were 20 shareholders of record of the Company's Common Stock.

  The following summary description of the capital stock of the Company is intended as a summary only and is qualified in its entirety by reference to the Articles, a copy of which has been filed as an exhibit to this Registration Statement.

PREFERRED STOCK

  The Articles authorize the issuance of the Preferred Stock, in one or more series having designations, rights and preferences determined from time to time by the Board of Directors. One of the effects of undesignated Preferred Stock may be to enable the Board of Directors, without approval of holders of Common Stock, to issue Preferred Stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any additional shares of its Preferred Stock, there can be no assurance that it will not do so in the future.

COMMON STOCK

  Voting Rights. Holders of Common Stock are entitled to one vote for each share on all matters on which shareholders generally are entitled to vote, including elections of directors. The Articles do not provide for cumulative voting for the election of directors; therefore, the holders of a majority of the voting power of the total number of outstanding shares of Common Stock are able to elect the entire Board of Directors of the Company. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

  Dividends. Subject to the preferential rights of any outstanding Preferred Stock created by the Board of Directors under the Articles, dividends may be paid to holders of Common Stock when, as and if declared by the Board of Directors out of funds legally available for such purpose. Dividends may be paid by the Company out of "surplus" (as defined under Article 1.02 of the Texas Business Corporation Act) or, if there is no surplus, out of net profits for the fiscal year in which the dividends are declared and/or the preceding fiscal year. Further, dividends may be paid out of any net profits for the current and/or prior fiscal year, if any. The declaration and payment of dividends on Common Stock could be restricted by the terms of any Preferred Stock issued.

  Liquidation. In the event of the dissolution or winding up of the Company, after payment or provision for payment of debts and other liabilities of the Company and any other series or class of the Company's securities that rank senior to the Common Stock, the holders of Common Stock will be entitled to share ratably in all remaining assets of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be sold by the Company in this Offering will be, duly and validly issued, fully paid and nonassessable.

  The transfer agent and registrar for the Common Stock is Harris Trust and Savings Bank, Houston, Texas.

STATUTORY BUSINESS COMBINATION PROVISION

  The Company is subject to Article 13 of the TBCA ("Article 13") which, with certain exceptions, prohibits a Texas corporation from engaging in a "business combination" (as defined in Article 13) with any shareholder who is a beneficial owner of 20.0% or more of the corporation's voting power for a period of three years after such shareholder's acquisition of a 20.0% ownership, unless: (i) the board of directors of the corporation approves the transaction or the shareholder's acquisition of shares prior to the acquisition or (ii) two-thirds of the unaffiliated shareholders of the corporation approve the transaction at a shareholders' meeting held no earlier than six months after the shareholder acquires that ownership. Shares that are issuable pursuant to options, conversion or exchange rights or other agreements are not considered outstanding for purposes of Article 13.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offering, the Company will have outstanding approximately 5,796,845 shares of Common Stock (6,199,345 shares if the Underwriters' over-allotment option is exercised in full). Of these shares, 3,100,000 shares (3,565,000 shares if the Underwriters' over-allotment option is exercised in full) sold in the Offering will be freely transferable without restriction or limitation under the Securities Act, except for any shares purchased by an "affiliate" (as defined in the Securities Act) of the Company. The remaining 2,696,845 shares of Common Stock held by existing shareholders of the Company are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended.

  The Company's directors, executive officers and certain shareholders, who hold an aggregate of 2,428,882 shares of Common Stock, have entered into lock-up agreements with the Representatives of the Underwriters. These persons have agreed not to offer, sell, contract to sell, grant any option with respect to, pledge, hypothecate or otherwise dispose of, any shares of Common Stock owned by them until the date occurring 180 days after the date of this Prospectus without the prior written consent of Hambrecht & Quist LLC. All such shares will become available for sale upon expiration of these lock-up agreements, subject to compliance with Rule 144 promulgated under the Securities Act. In addition, certain shareholders have the right to have the shares of Common Stock owned by them registered by the Company under the Securities Act as described below.

  In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated) who has beneficially owned, for a least one year, shares of Common Stock that have not been registered under the Securities Act or that were acquired from an "affiliate" of the Company is entitled to sell within any three-month period the number of shares of Common Stock which does not exceed the greater of one percent of the number of the then outstanding shares or the average weekly reported trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and to the availability of current public information about the Company and must be made in unsolicited brokers' transactions or to a market maker. A person (or persons whose shares are aggregated) who is not an "affiliate" of the Company under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume and notice provisions of such Rule. Commencing 90 days after the completion of the Offering, approximately 2,696,845 "restricted" shares of Common Stock will be eligible for resale pursuant to Rule 144, subject to the volume, manner of sale and other limitations thereof.

  On the date of this Prospectus, the Company had outstanding options to purchase 471,744 shares of Common Stock, including options granted to employees and consultants, options granted pursuant to the 1997 Stock Incentive Plan and options granted in connection with certain acquisitions. In addition, the Company intends to grant options to purchase 46,875 shares of Common Stock pursuant to the Company's Stock Option Plan for Non-Employee Directors upon completion of the Offering. Options to purchase at least an additional 116,000 shares of Common Stock are available for grant under the 1997 Stock Incentive Plan and the Non Employee Directors Stock Option Plan. The Company expects to file a registration statement on Form S-8 under the Securities Act to register all of the shares of Common Stock issuable upon exercise of options granted under options granted to employees and consultants and options granted pursuant to the 1997 Stock Incentive Plan and the Non Employee Directors Stock Option Plan. Accordingly, such shares will be freely tradeable by holders who are not affiliates of the Company and, subject to the volume and manner of sale limitations of Rule 144, by holders who are affiliates of the Company.

  Prior to this Offering, there has been no market for the Common Stock. No predictions can be made of the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of Common Stock could adversely affect the prevailing market price of Common Stock, as well as impair the ability of the Company to raise capital through the issuance of additional equity securities.

REGISTRATION RIGHTS

  Pursuant to several Registration Rights Agreements (the "Registration Rights Agreements"), the Company has agreed to register under the Securities Act substantially all of the shares of Common Stock outstanding on the date of this Prospectus (approximately 1,084,098 shares) as well as the 1,240,934 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and the 200,065 shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock. Pursuant to the Registration Rights Agreements, shareholders and their permitted transferees have certain "piggyback" registration rights and will be entitled, subject to certain limitations, to include their shares of Common Stock in a registration of shares of Common Stock by the Company under the Securities Act.

  In addition, a Registration Rights Agreement with the holders of the Series A Convertible Preferred Stock provides that following the Offering, any one or more of such shareholders shall twice have the right to require the Company to effect registration of all or any part of the shareholders' shares of Common Stock under the Securities Act. In order to demand registration of the Common Stock, the holder or holders of Common Stock requesting such registration must own more than 50.0% (by number of shares) of the shares subject to the agreement and the aggregate market value to be registered must be at least $3.0 million. The number of shares included in any registration is subject to customary provisions providing for a reduction in the number of shares to be registered if in the opinion of the managing underwriter such shares would affect the marketing or the selling price of the securities to be sold.

  The Registration Rights Agreements require the Company to pay the expenses associated with any registration other than sales discounts, commissions, transfer taxes and amounts to be borne by underwriters or as otherwise required by law and include customary provisions for indemnification against liabilities arising under federal securities laws in connection with such registration.

                                 UNDERWRITING

  Subject to certain terms and conditions of the Underwriting Agreement, the underwriters named below (the "Underwriters"), through their representatives Hambrecht & Quist LLC and ING Baring Furman Selz LLC (the "Representatives"), have severally agreed to purchase from the Company the following respective number of shares of Common Stock:

                                                                       NUMBER OF
      NAME                                                              SHARES
      ----                                                             ---------
      Hambrecht & Quist LLC...........................................
      ING Baring Furman Selz LLC......................................
                                                                       ---------
                                                                       3,100,000
                                                                       =========

  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, including the absence of any material adverse change in the Company's business and the receipt of certain certificates, opinions and letters from the Company, its counsel and independent auditors. The nature of the Underwriters' obligations is such that they are committed to purchase all shares of Common Stock offered hereby if any of such shares are purchased. The Underwriters have informed the Company that the Underwriters do not expect to make sales of Common Stock offered by this Prospectus to accounts over which they exercise discretionary authority in excess of 5% of the number of shares of Common Stock offered hereby.

  The Underwriters propose to offer the shares of Common Stock directly to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in
excess of $     per share. The Underwriters may allow and such dealers may
reallow a concession not in excess of $     per share to certain other
dealers. After the initial public offering of the shares, the offering price and other selling terms may be changed by the Representatives.

  The Company and a Selling Shareholder have granted to the Underwriters an option, excercisable no later than 30 days after the date of this Prospectus, to purchase up to 465,000 additional shares of Common Stock at the initial public offering price, less the underwriting discount, set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise this option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it shown in the table above bears to the total number of shares of Common Stock offered hereby. The Company and the Selling Shareholder will be obligated, pursuant to the option, to sell shares to the Underwriters to the extent that the option is exercised. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of shares of Common Stock offered hereby.

  The offering of the shares is made for delivery when, as and if accepted by the Underwriters and subject to prior sale and to withdrawal, cancellation or modification of the Offering without notice. The Underwriters reserve the right to reject an order for the purchase of shares in whole or in part.

  The Company and a Selling Shareholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect thereof.

  The Company's directors, executive officers and principal shareholders who will own in the aggregate 2,428,882 shares of Common Stock after the Offering, have agreed that they will not, without the prior written consent of Hambrecht & Quist LLC, offer, sell or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable for or convertible into shares of

Common Stock owned by them during the 180-day period following the date of this Prospectus. The Company has agreed that it will not, without the prior written consent of Hambrecht & Quist LLC, offer, sell or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock during the 180-day period following the date of this Prospectus without the prior written consent of Hambrecht & Quist LLC, except for: (i) the issuance of shares of Common Stock upon conversion of debt or equity securities of the Company or any of its subsidiaries outstanding as of the date of this Prospectus; (ii) the grant, award, issuance or sale of shares of Common Stock or options or other rights to purchase or acquire Common Stock pursuant to the terms of any stock option, stock bonus or other plan or arrangement referred to in this Prospectus; or (iii) the issuance of shares of Common Stock, Preferred Stock or any security convertible into or exchangeable for Common Stock or Preferred Stock in connection with the acquisition of court reporting, certified record retrieval and legal staffing and placement businesses and related assets.

  Prior to this Offering, there has been no public market for the Common Stock. The initial public offering price for the Common Stock was determined by negotiation among the Company and the Representative. Among the factors considered in determining the initial public offering price were prevailing market and economic conditions, revenues and earnings of the Company, market valuations of other companies engaged in activities similar to the Company, the present state of the Company's business operations, the Company's management and other factors deemed relevant. The estimated initial public offering price set forth on the cover of this preliminary prospectus is subject to change as a result of market conditions and other factors.

  Certain persons participating in this offering may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Common Stock at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid or effecting any purchase for the purpose of pegging, fixing or maintaining the price of the Common Stock. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the Offering. A penalty bid means an arrangement that permits the Underwriters to reclaim a selling concession from a syndicate member in connection with the Offering when shares of Common Stock sold by the syndicate member are purchased in the syndicate covering transactions. Such transactions may be effected on the Nasdaq Stock Market, in the over-the counter market, or otherwise. Such stabilizing, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

  The legality of the Common Stock offered hereby will be passed upon for the Company by Bracewell & Patterson, L.L.P., Houston, Texas, and for the Underwriters by Locke Purnell Rain Harrell (A Professional Corporation), Dallas, Texas.

                                    EXPERTS

  The financial statements and schedules of U.S. Legal Support, Inc., Looney, Klein Bury, G&G, San Francisco Reporting, Legal Enterprise, Elaine Dine, Ziskind Greene, Johnson Group, Amicus One and Block included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by PricewaterhouseCoopers LLP (a successor firm to Coopers & Lybrand L.L.P.), independent accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. The report on the audit of the financial statements of U.S. Legal Support, Inc. includes an explanatory paragraph.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement (which term encompasses any and all amendments thereto) under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which is filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which were omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus concerning the contents of any contract, agreement or other document referred to are summaries of the terms of such contract, agreement or other document and are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference facilities of the Commission, upon payment of the prescribed fees. The Registration Statement is also available on the Internet at the Commission's World Wide Web site at http://www.sec.gov.

  As a result of the Offering, the Company will be subject to the reporting requirements under the Exchange Act and, in accordance therewith, will file reports, proxy statements, information statements and other information with the Commission. The Company intends to furnish annual reports to its shareholders containing audited financial statements reported on by an independent certified public accounting firm.

                         INDEX TO FINANCIAL STATEMENTS

                            U.S. LEGAL SUPPORT, INC.

                                                                           PAGE
                                                                           ----
U.S. LEGAL SUPPORT, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS:
Basis of Presentation....................................................   F-4
Unaudited Pro Forma Combined Balance Sheet as of June 30, 1998...........   F-6
Notes to Unaudited Pro Forma Combined Balance Sheet......................   F-7
Unaudited Pro Forma Combined Statement of Income for the Six Months Ended
 June 30, 1998...........................................................   F-8
Unaudited Pro Forma Combined Statement of Income for the Year Ended
 December 31, 1997.......................................................   F-9
Notes to Unaudited Pro Forma Combined Statement of Income ...............  F-10
HISTORICAL FINANCIAL STATEMENTS:
Report of Independent Accountants........................................  F-11
Consolidated Balance Sheet as of December 31, 1997 and June 30, 1998
 (Unaudited).............................................................  F-12
Consolidated Statement of Income for the Year Ended December 31, 1997 and
 the Six Months Ended June 30, 1997 and 1998 (Unaudited).................  F-13
Consolidated Statement of Stockholders' Deficit for the Year Ended
 December 31, 1997 and the Six Months Ended June 30, 1998 (Unaudited)....  F-14
Consolidated Statement of Cash Flows for the Year Ended December 31, 1997
 and the Six Months Ended June 30, 1997 and 1998 (Unaudited).............  F-15
Notes to Consolidated Financial Statements...............................  F-16
LOONEY & COMPANY
Report of Independent Accountants........................................  F-32
Balance Sheet as of December 31, 1995 and 1996...........................  F-33
Statement of Operations for the Years Ended December 31, 1994, 1995 and
 1996 ...................................................................  F-34
Statement of Stockholder's Equity for the Years Ended December 31, 1994,
 1995 and 1996...........................................................  F-35
Statement of Cash Flows for the Years Ended December 31, 1994, 1995 and
 1996 ...................................................................  F-36
Notes to Financial Statements............................................  F-37
KLEIN, BURY & ASSOCIATES
Report of Independent Accountants........................................  F-42
Balance Sheet as of September 30, 1995 and December 31, 1996.............  F-43
Statement of Income for the Years Ended September 30, 1995 and December
 31, 1996................................................................  F-44
Statement of Stockholders' Equity for the Years Ended September 30, 1995
 and December 31, 1996...................................................  F-45
Statement of Cash Flows for the Years Ended September 30, 1995 and
 December 31, 1996.......................................................  F-46
Notes to Financial Statements............................................  F-47
G&G COURT REPORTERS
Report of Independent Accountants........................................  F-50
Balance Sheet as of December 31, 1995 and 1996...........................  F-51
Statement of Income for the Years Ended December 31, 1995 and 1996 and
 for the Six Months Ended June 30, 1996 and the Period from January 1,
 1997 through Date of Acquisition, May 19, 1997 (Unaudited)..............  F-52
Statement of Owner's Equity for the Years Ended December 31, 1995 and
 1996 and the Period from January 1, 1997 through Date of Acquisition,
 May 19, 1997 (Unaudited)................................................  F-53
Statements of Cash Flows for the Years Ended December 31, 1995 and 1996
 and the Period from January 1, 1997 through Date of Acquisition, May 19,
 1997 (Unaudited)........................................................  F-54
Notes to Financial Statements............................................  F-55

                                                                            PAGE
                                                                            ----
SAN FRANCISCO REPORTING SERVICE
Report of Independent Accountants.........................................  F-57
Balance Sheet as of December 31, 1996 and May 14, 1997....................  F-58
Statement of Income for the Year Ended December 31, 1996 and for the Six
 Months Ended June 30, 1996 and for the Period from January 1, 1997 through Date of Acquisition, May 14, 1997................................  F-59
Statement of Partners' Capital for the Year Ended December 31, 1996 and
 for the Period from January 1, 1997 through Date of Acquisition, May 14,
 1997.....................................................................  F-60
Statement of Cash Flows for the Year Ended December 31, 1996 and for the
 Period from January 1, 1997 through Date of Acquisition, May 14, 1997....  F-61
Notes to Financial Statements.............................................  F-62
LEGAL ENTERPRISE, INC.
Report of Independent Accountants.........................................  F-65
Balance Sheet as of December 31, 1996 and June 30, 1997 (Unaudited).......  F-66
Statement of Income for the Years Ended December 31, 1995 and 1996 and the
 Six Months Ended June 30, 1996 and 1997 (Unaudited)......................  F-67
Statement of Stockholders' Equity for the Years Ended December 31, 1995
 and 1996 and the Six Months Ended June 30, 1996 and 1997 (Unaudited).....  F-68
Statement of Cash Flows for the Years Ended December 31, 1995 and 1996 and
 the Six Months Ended June 30, 1996 and 1997 (Unaudited)..................  F-69
Notes to Financial Statements.............................................  F-70
ELAINE P. DINE, INC.
Report of Independent Accountants.........................................  F-72
Balance Sheet as of March 31, 1996 and 1997 and June 30, 1997
 (Unaudited)..............................................................  F-73
Statement of Income for the Years Ended March 31, 1996 and 1997 and for
 the Three Months Ended June 30, 1996 and 1997 (Unaudited)................  F-74
Statement of Stockholder's Equity for the Years Ended March 31, 1996 and
 1997 and the Three Months Ended June 30, 1997 (Unaudited)................  F-75
Statement of Cash Flows for the Years Ended March 31, 1996 and 1997 and
 the Three Months Ended June 30, 1996 and 1997 (Unaudited)................  F-76
Notes to Financial Statements.............................................  F-77
BURTON HOUSE, INC.
D.B.A. ZISKIND, GREENE, WATANABE & NASON
Report of Independent Accountants.........................................  F-79
Balance Sheet as of December 31, 1995 and 1996 and June 30, 1997
 (Unaudited)..............................................................  F-80
Statement of Operations for the Years Ended December 31, 1995 and 1996 and
 the Six Months Ended June 30, 1996 and 1997 (Unaudited)..................  F-81
Statement of Stockholder's Deficit for the Years Ended December 31, 1995
 and 1996 and the Six Months Ended June 30, 1997 (Unaudited)..............  F-82
Statement of Cash Flows for the Years Ended December 31, 1995 and 1996 and
 the Six Months Ended June 30, 1996 and 1997 (Unaudited)..................  F-83
Notes to Financial Statements.............................................  F-84

                                                                           PAGE
                                                                           -----
JOHNSON COURT REPORTING GROUP
Report of Independent Accountants........................................   F-87
Combined Balance Sheet as of December 31, 1995 and 1996 and June 30, 1997
 (Unaudited).............................................................   F-88
Combined Statement of Income for the Years Ended December 31, 1995 and
 1996 and for the Six Months Ended June 30, 1996 and 1997 (Unaudited)....   F-89
Combined Statement of Shareholder's Equity for the Years Ended December
 31, 1995 and 1996 and for the Six Months Ended June 30, 1997
 (Unaudited).............................................................   F-90
Combined Statement of Cash Flows for the Years Ended December 31, 1995
 and 1996 and for the Six Months Ended June 30, 1996 and 1997
 (Unaudited).............................................................   F-91
Notes to Combined Financial Statements...................................   F-92
AMICUS ONE LEGAL SUPPORT SERVICES, INC.
Report of Independent Accountants........................................   F-95
Balance Sheet as of December 31, 1996 and September 5, 1997..............   F-96
Statement of Income for the Year Ended December 31, 1996 and the Period
 Ended September 5, 1997.................................................   F-97
Statement of Stockholders' Equity for the Year Ended December 31, 1996
 and the Period Ended September 5, 1997..................................   F-98
Statement of Cash Flows for the Year Ended December 31, 1996 and the
 Period Ended September 5, 1997..........................................   F-99
Notes to Financial Statements............................................  F-100
BLOCK COURT REPORTING, INC.
Report of Independent Accountants........................................  F-103
Balance Sheet as of December 31, 1995 and 1996 and June 30, 1997
 (Unaudited).............................................................  F-104
Statement of Operations for the Years Ended December 31, 1995 and 1996
 and the Six Months Ended June 30, 1997 and 1996 (Unaudited).............  F-105
Statement of Stockholder's Equity (Deficit) for the Years Ended December
 31, 1995 and 1996 and the Six Months Ended June 30, 1997 (Unaudited)....  F-106
Statement of Cash Flows for the Years Ended December 31, 1995 and 1996
 and the Six Months Ended June 30, 1997 and 1996 (Unaudited).............  F-107
Notes to Financial Statements............................................  F-108

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION

  The following Unaudited Pro Forma Combined Balance Sheet as of June 30, 1998 and the Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1997 and the six months ended June 30, 1998 have been prepared to reflect adjustments to the historical financial position and results of operations to give effect to certain of the transactions described below. The Unaudited Pro Forma Combined Balance Sheet reflects such transactions as if they had occurred as of June 30, 1998, and the Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1997 and the six months ended June 30, 1998 reflect such transactions as if they had occurred as of January 1, 1997.

  U.S. Legal Support, Inc., a Texas Corporation ("U.S. Legal") was formed in October 1996 to continue the business of Looney & Company, a Texas Corporation, ("Looney") and to create a leading provider of legal support and staffing services to law firms, insurance providers and major corporations. In January 1997, U.S. Legal was combined with Looney in a transaction accounted for as a merger of entities under common control in which Looney became a wholly-owned subsidiary of U.S. Legal (Looney and U.S. Legal are hereinafter referred to as the "Company"). Simultaneously, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with three investors represented by Pecks Management Partners Ltd. pursuant to which the Company issued 1,000,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") and $9.0 million principal amount of 12% Senior Subordinated Notes (the "Senior Subordinated Notes"). Concurrently, the Company entered into a Bank Credit Agreement with a commercial bank, which provided for a revolving credit facility of $4.0 million. The Company amended the Bank Credit Agreement to, among other things, reduce the revolving credit facility to $2.0 million and to provide for term loans up to $14.0 million, for acquisitions.

  On the same date as the transactions described above, the Company acquired all of the outstanding capital stock of Klein, Bury & Associates, Inc. ("Klein Bury") headquartered in Miami, Florida with offices in various locations throughout the state of Florida. In May 1997, the Company acquired certain net assets of G & G Court Reporters and San Francisco Reporting Service headquartered in Los Angeles and San Francisco, California, respectively.

  In August 1997, the Company acquired all of the outstanding capital stock of Goren of Newport, Inc., Rapidtext, Inc. and Medtext, Inc. (the "Johnson Court Reporting Group") and acquired certain assets and assumed certain liabilities of Legal Enterprise, Inc. Both companies are headquartered in California.

  In September 1997, the Company acquired the assets and assumed certain liabilities of Elaine P. Dine, Inc. and acquired all of the outstanding capital stock of Burton House, Inc. d.b.a. Ziskind Greene Watanabe & Nason headquartered in New York, New York and Los Angeles, California, respectively. Additionally, the Company acquired all of the outstanding capital stock of Block Court Reporting, Inc. and acquired certain assets and assumed certain liabilities of Amicus One Legal Support Services, Inc. headquartered in Washington, D.C. and New York, New York, respectively.

  The Company has outstanding $17.1 million in term notes and revolving line of credit under its Bank Credit Agreement at June 30, 1998. The revolving line of credit matures on September 30, 1998. On February 26, 1998, the Company sold an additional $2,000,000 in Senior Subordinated Notes and 151,405 Shares of Series A Preferred Stock. The Additional Senior Subordinated Notes also bear interest at an annual rate of 12% and will be due and payable on December 31, 1998, subject to mandatory prepayment two days following the completion of the Offering. The Company is permitted to issue, at the three investors represented by Pecks election, promissory notes in lieu of making cash interest payments, which have the same interest rate and repayment terms as the Company's issuance of Senior Subordinated Promissory Notes (the "Interest Notes"). The Company has issued Interest Notes in the aggregate principal amount of $1,200,000 with respect to interest owed on the Senior Subordinated Notes to the three investors through June 30, 1998. The Interest Notes are subject to mandatory prepayment two days following the completion of the Offering. In conjunction with the Interest Notes, the Investors received an additional 121,357 shares of Series A Convertible Preferred Stock.

  The Company intends to sell approximately 3,100,000 shares of common stock, par value $.01 per share (the "Common Stock") at an assumed initial offering price of $11.00 per share to the public (the "Offering"). The businesses acquired prior to the Offering were acquired using a combination of cash, preferred stock, Common Stock and subordinated promissory notes. Upon completion of the Offering, all of the shares of preferred stock will be converted into shares of Common Stock, other than 231,250 shares of Series C Preferred Stock which will be redeemed for $231,250 upon completion of the Offering. The aggregate consideration paid by the Company for the acquisitions consisted of: (i) $21,800,000 in cash, (ii) 2,046,667 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock"); (iii) 231,250 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock"); (iv) $5,444,000 of Subordinated Promissory Notes; and (v) $2,174,000 Convertible Subordinated Promissory Notes.

  The Unaudited Pro Forma Combined Balance Sheet as of June 30, 1998 gives effect to: (i) the sale of 3,100,000 shares of Common Stock shares of Common Stock at an assumed initial offering price of $11.00 per share and the application of the net proceeds therefrom, as described in "Use of Proceeds";
(ii) the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock into shares of Common Stock; (iii) the conversion of $2,174,000 of Convertible Subordinated Promissory Notes into shares of Common Stock; (iv) the redemption of 231,250 shares of Series C Preferred Stock for $231,250; and (v) initial borrowings to be made upon completion of the Offering under the Company's New Credit Agreement with Heller Financial, Inc. All pro forma information gives effect to the 5-for-8 reverse stock split to
stockholders of record as of July   , 1998. The Unaudited Pro Forma Combined
Statement of Income for the year ended December 31, 1997, and the six months ended June 30, 1998, give effect to: (i) the sale of 3,100,000 shares of Common Stock at an assumed initial offering price of $11.00 per share and the application of net proceeds therefrom as described in "Use of Proceeds"; (ii) the conversion of all outstanding shares of Series A and Series B Preferred Stock into shares of Common Stock; (iii) the conversion of $2,174,000 principal amount of Convertible Subordinated Promissory Notes into Common Stock; and (iv) for 1997, the acquisitions previously described as if they had occurred on January 1, 1997.

  The pro forma combined financial statements have been prepared by the Company based on the historical financial statements of the Company and the businesses acquired, the financial statements of which are included elsewhere in this Prospectus. These pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the results that would have been obtained if the transactions had occurred on the dates indicated or that may be realized in the future. The Company is not aware of any pre acquisition contingencies that could result in adjustments that would have a material effect on the unaudited pro forma financial statements. The pro forma information should be read in conjunction with the Consolidated Financial Statements of U.S. Legal Support, Inc. and the Notes thereto and the historical financial statements of the companies acquired and the notes thereto included elsewhere in this Prospectus.

                            U.S. LEGAL SUPPORT, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               JUNE 30, 1998

                                 (IN THOUSANDS)

                                                HISTORICAL
                                                ----------
                                                            OFFERING
                                                 COMPANY   ADJUSTMENTS   PRO
                    ASSETS                         (A)         (B)      FORMA
                    ------                      ---------- ----------- --------
Current assets:
 Cash.........................................   $  1,234   $     --   $  1,234
 Accounts receivable..........................      9,268         --      9,268
 Prepaid expenses and other current assets....        498         --        498
                                                 --------   --------   --------
   Total current assets.......................     11,000         --     11,000
Property and equipment, net...................      1,121         --      1,121
Intangibles...................................     29,627         --     29,627
Deferred charges..............................        658       (520)       138
Other assets..................................        166         --        166
                                                 --------   --------   --------
   Total assets...............................   $ 42,572   $   (520)  $ 42,052
                                                 ========   ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------
Current liabilities:
 Accounts payable
 Trade........................................   $  1,500   $   (897)  $    603
 Affiliates...................................        130         --        130
 Accrued liabilities..........................      8,436     (1,803)     6,633
 Income taxes payable.........................        250         --        250
 Current maturities of long-term obligations..      6,289     (6,155)       134
                                                 --------   --------   --------
   Total current liabilities..................     16,605     (8,855)     7,750
Long-term obligations, net of current
 maturities...................................     26,542    (20,301)     6,241
Commitments and contingencies
Redeemable preferred stock
 Series A Convertible Preferred Stock.........      6,695     (6,695)        --
 Series B Convertible Preferred Stock.........      2,047     (2,047)        --
 Series C Convertible Preferred Stock.........        231       (231)        --
                                                 --------   --------   --------
   Total redeemable preferred stock...........      8,973     (8,973)        --
                                                 --------   --------   --------
Stockholders' equity (deficit):
 Common stock.................................         11         47         58
 Additional paid-in capital...................      1,967     42,189     44,156
 Retained earnings (deficit)..................    (11,526)    (4,627)   (16,153)
                                                 --------   --------   --------
   Total stockholders' equity (deficit).......     (9,548)    37,609     28,061
                                                 --------   --------   --------
   Total liabilities and stockholders' equity
    (deficit).................................   $ 42,572   $   (520)  $ 42,052
                                                 ========   ========   ========

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                           U.S. LEGAL SUPPORT, INC.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

  (A) Represents the June 30, 1998 historical consolidated balance sheet of the Company.

  (B) Represents the issuance of 3,100,000 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $11.00 per share and the application of the net proceeds therefrom as follows (in thousands):

     Gross proceeds of the Offering.................................. $34,100
     Underwriting discounts and commissions..........................  (2,387)
     Expenses related to the Offering................................    (393)
                                                                      -------
       Net proceeds..................................................  31,320
     Borrowings under new credit agreement...........................   6,241
     Repayment of long-term debt, including current portion.......... (34,630)
     Payment of delayed offering and terminated acquisition costs....  (2,700)
     Redemption of 231,250 shares of Series C Preferred Stock at
      $1.00 per share................................................    (231)
                                                                      -------
       Net increase in cash and cash equivalents..................... $    --
                                                                      =======

  In addition, upon completion of the Offering, $2,174,000 of Subordinated Convertible Promissory Notes, the 1,272,762 shares of Series A Preferred Stock and the 2,046,667 shares of the Series B Preferred Stock will be converted into shares of Common Stock. The principal amount of Subordinated Convertible Promissory Notes convert at prices ranging from $12.10 to $13.60 per share. The 1,272,762 shares of Series A Preferred Stock convert into 1,240,934 shares of common stock. The Series B Preferred Stock converts at 93% of the assumed initial public offering price and the Company anticipates recording a $149,000 noncash dividend, that reflects the discount from the assumed initial offering price at which it will convert to Common Stock.

  The Offering and the conversion of the Convertible Subordinated Promissory Notes, Series A Preferred Stock and Series B Preferred Stock will affect the pro forma equity, as follows (in thousands):

                                                             ADDITIONAL
                                                      COMMON  PAID-IN-
                                                      STOCK   CAPITAL    TOTAL
                                                      ------ ---------- -------
      Offering.......................................  $31    $31,289   $31,320
      Subordinated Convertible Promissory Notes......    2      2,172     2,174
      Series A Preferred Stock.......................   12      6,683     6,695
      Series B Preferred Stock.......................    2      2,045     2,047
                                                       ---    -------   -------
                                                       $47    $42,189   $42,236
                                                       ===    =======   =======

  The net retirement of long-term obligations is calculated as follows (in thousands):

      Other assets................................................. $  (520)(a)
      Current portion of long-term obligations.....................   6,155
      Long-term debt, net of current maturities....................  26,542
      Common Stock.................................................      (2)
      Additional paid-in capital...................................  (2,172)
      Retained earnings............................................   4,627 (b)
                                                                    -------
      Cash paid.................................................... $34,630
                                                                    =======

--------
(a) To write off deferred financing costs related to the retirement of the Senior Subordinated Notes.
(b) To reflect the reduction in retained earnings for extraordinary losses on the retirement of indebtedness repaid with cash.

                            U.S. LEGAL SUPPORT, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                  FOR THE SIX MONTHS ENDED JUNE 30, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                           HISTORICAL   OFFERING      PRO
                                           COMPANY (A) ADJUSTMENT    FORMA
                                           ----------- ----------   -------
Revenues..................................   $20,698     $   --     $20,698
Cost of services..........................    12,554         --      12,554
                                             -------     ------     -------
Gross profit..............................     8,144         --       8,144
Selling, general and administrative
 expenses.................................     6,468         --       6,468
Depreciation and amortization.............       537         --         537
                                             -------     ------     -------
Operating income..........................     1,139         --       1,139
Interest expense..........................     2,858     (2,620)(F)     238
                                             -------     ------     -------
Income (loss) before income taxes.........    (1,719)     2,620         901
Provision for income taxes................        --        378(G)      378
                                             -------     ------     -------
Net (loss) income.........................    (1,719)     2,242         523
Accretion of preferred stock..............    (1,265)     1,265(I)       --
                                             -------     ------     -------
Net income (loss) attributable to common
 shareholders.............................   $(2,984)    $3,507     $   523
                                             =======     ======     =======
Basic earnings per share .................   $ (2.75)               $  0.09
                                             =======                =======
Basic weighted average shares
 outstanding..............................     1,084                  5,797(H)
                                             =======                =======
Diluted earnings per share................    $(2.75)               $  0.09
                                             =======                =======
Diluted weighted average shares
 outstanding..............................     1,084                  5,879(H)
                                             =======                =======


The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                            U.S. LEGAL SUPPORT, INC.

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

                          YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                               HISTORICAL
                          ---------------------
                          COMPANY  ACQUISITIONS                         OFFERING       PRO
                            (A)        (B)      ADJUSTMENTS  COMBINED  ADJUSTMENTS    FORMA
                          -------  ------------ -----------  --------  -----------   -------
Revenues................  $24,291    $14,801       $  --     $39,092     $   --      $39,092
Cost of services........   15,382      8,199          --      23,581         --       23,581
                          -------    -------       -----     -------     ------      -------
Gross profit............    8,909      6,602          --      15,511         --       15,511
Selling, general and
 administrative
 expenses...............    6,859      4,769        (760)(C)  10,868         --       10,868
Depreciation and
 amortization...........      681        161         372 (D)   1,214         --        1,214
Special charge..........    3,266         --          --       3,266         --        3,266
                          -------    -------       -----     -------     ------      -------
Operating income........   (1,897)     1,672         388         163         --          163
Interest expense........    1,971         47       1,298 (E)   3,316     (2,842)(F)      474
                          -------    -------       -----     -------     ------      -------
Income (loss) before
 income taxes...........   (3,868)     1,625        (910)     (3,153)     2,842         (311)
Provision (benefit) for
 income taxes...........     (156)       757        (425)(G)     176      1,137 (G)    1,313
                          -------    -------       -----     -------     ------      -------
Net income (loss).......   (3,712)       868        (485)     (3,329)     1,705       (1,624)
Accretion of preferred
 stock..................   (1,093)        --          --      (1,093)     1,093 (I)       --
                          -------    -------       -----     -------     ------      -------
Net income (loss)
 attributable to common
 shareholders...........  $(4,805)   $   868       $(485)    $(4,422)    $2,798      $(1,624)
                          =======    =======       =====     =======     ======      =======
Basic and diluted
 earnings per share.....  $ (4.43)                                                   $ (0.28)
                          =======                                                    =======
Basic and diluted
 weighted average shares
 outstanding............    1,084                                                      5,797 (H)
                          =======                                                    =======


The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                           U.S. LEGAL SUPPORT, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

  (A) Represents the historical Consolidated Statement of Operations data of the Company, which includes the operations of the acquisitions from respective dates of acquisition through December 31, 1997.

  (B) Represents the combined historical statement of operations data for the acquisitions from January 1, 1997 through their respective dates of acquisition.

  (C) Represents adjustments to reflect the excess of historical compensation paid to owners of the acquired businesses over compensation that would have been payable under the terms of employment agreements entered into in connection with each acquisition as follows (in thousands):

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      1997
                                                                  ------------
      Aggregate owners historical compensation...................    $1,626
      Less: Aggregate Salary Per Post-Acquisition Employment
       Contracts.................................................      (866)
                                                                     ------
        Adjustment...............................................      $760
                                                                     ======


  (D) Represents an increase in amortization of goodwill associated with the acquisitions. The excess of cost over the fair value of the net assets acquired will be amortized over a period of 10 to 40 years.

  (E) Represents an adjustment to accrue interest expense on debt incurred in connection with the acquisitions, such expense computed based on fixed or variable interest rates, as appropriate, at the time the Company entered into each agreement. The annual effect on net income of a 1/8% variance of the interest rate would be $26,750.

  (F) Represents a net adjustment to reduce interest expense on debt that will be repaid with proceeds of the Offering and increased interest expense on debt under the New Credit Agreement. The pro forma statements of income do not include the extraordinary losses on the retirement of indebtedness repaid with proceeds of the Offering and borrowings under the New Credit Agreement.

  (G) Represents adjustments to accrue income taxes on earnings for certain acquisitions not previously taxed at the corporate level and to reflect the tax effects of adjustments based on estimated combined federal and state statutory tax rates of 40%. The Company's total effective tax rate approximates 42% for both the six months ended June 30, 1998, and for the year ended December 31, 1997, because of non-deductible portion of the goodwill recorded in connection with the acquisitions.

  (H) Pro forma earnings per share gives effect to: (i) 1,084,098 shares outstanding prior to the offering; (ii) 3,100,000 shares to be issued in the Offering; (iii) 1,612,747 shares to be issued upon conversion of preferred stock and Subordinated Convertible Promissory Notes; and (iv) dilutive options utilizing the treasury stock method.

  (I) Represents adjustment to eliminate accretion of redeemable preferred stock which will be converted to Common Stock.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
U.S. Legal Support, Inc.:

  We have audited the accompanying consolidated balance sheet of U.S. Legal Support, Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of U.S. Legal Support, Inc. and Subsidiaries as of December 31, 1997 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

  The accompanying consolidated financial statements have been prepared assuming that U.S. Legal Support, Inc. and Subsidiaries will continue as a going concern. The Company has incurred losses from operations and has current maturities of debt which cannot be repaid without additional financing. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans, which include an initial public offering to repay debt, are described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          PricewaterhouseCoopers LLP

Houston, Texas

May 20, 1998, except for
Note 13, as to which the
date is July 22, 1998

                           U.S. LEGAL SUPPORT, INC.

                          CONSOLIDATED BALANCE SHEET

                                                                    UNAUDITED
                                                             ------------------------
                                                                           PRO FORMA
                                               DECEMBER 31,   JUNE 30,     JUNE 30,
                                                   1997         1998        1998(1)
                   ASSETS                      ------------  -----------  -----------
Current assets:
  Cash.......................................  $   437,368   $ 1,234,327  $ 1,234,327
  Accounts receivable, net of allowance of
   $755,657 and $768,185.....................    8,366,608     9,268,426    9,268,426
  Prepaid expenses and other current assets..      204,408       497,925      497,925
                                               -----------   -----------  -----------
      Total current assets...................    9,008,384    11,000,678   11,000,678
Property and equipment, net..................    1,164,196     1,120,541    1,120,541
Intangibles, net.............................   28,949,940    29,627,419   29,627,419
Deferred charges.............................      665,598       658,344      658,344
Other assets.................................      179,574       165,504      165,504
                                               -----------   -----------  -----------
Total assets.................................  $39,967,692   $42,572,486  $42,572,486
                                               ===========   ===========  ===========
    LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable...........................  $ 2,053,419   $ 1,500,159  $ 1,500,159
  Accounts payable, related parties..........      193,906       129,894      129,894
  Accrued liabilities........................    7,516,670     8,435,799    8,435,799
  Income taxes payable.......................      138,745       250,100      250,100
  Current maturities of long-term
   obligations...............................    6,257,734     6,289,009    6,289,009
                                               -----------   -----------  -----------
      Total current liabilities..............   16,160,474    16,604,961   16,604,961
Long-term obligations, net of current
 maturities..................................   26,000,545    26,541,941   24,838,547
Redeemable preferred stock:
  Series A Convertible Preferred Stock, $1.00
   par value, 2,000,000 shares authorized;
   1,000,000 shares and 1,272,762 shares
   issued and outstanding at December 31,
   1997 and June 30, 1998, respectively......    2,093,000     6,695,427           --
  Series B Convertible Preferred Stock, $1.00
   par value, 2,500,000 shares authorized;
   2,046,667 shares issued and outstanding...    2,046,667     2,046,667           --
  Series C Convertible Preferred Stock, $1.00
   par value, 231,250 shares authorized,
   issued and outstanding....................      231,250       231,250      231,250
                                               -----------   -----------  -----------
      Total redeemable preferred stock.......    4,370,917     8,973,344      231,250
Commitments and contingencies
Stockholders' deficit:
  Preferred Stock, $1.00 par value,
   10,000,000 shares authorized, 3,277,917
   shares and 3,515,108 shares issued and
   outstanding as Redeemable Preferred Stock
   at December 31, 1997 and June 30, 1998,
   respectively..............................           --            --           --
  Common Stock, $.01 par value, 100,000,000
   shares authorized; 1,084,098 shares issued
   and outstanding (2,696,845 pro forma
   shares issued and outstanding)............       10,841        10,841       26,968
  Additional paid-in capital.................    3,232,496     1,967,070   12,396,431
  Accumulated deficit........................   (9,807,581)  (11,525,671) (11,525,671)
                                               -----------   -----------  -----------
      Total stockholders' deficit............   (6,564,244)   (9,547,760)     897,728
                                               -----------   -----------  -----------
Total liabilities and stockholders' deficit..  $39,967,692   $42,572,486  $42,572,486
                                               ===========   ===========  ===========

--------

(1) Gives effect to the conversion of (i) 1,272,762 shares of Series A Convertible Preferred Stock into 1,240,934 shares of Common Stock; (ii) 2,046,667 shares of Series B Convertible Preferred Stock into 200,065 shares of Common Stock; and (iii) $2,173,783 principal amount ($1,703,394 net of discount) of Convertible Subordinated Promissory Notes into 171,748 shares of Common Stock.

   The accompanying notes are an integral part of the consolidated financial statements.

                            U.S. LEGAL SUPPORT, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                                            UNAUDITED
                                                   ---------------------------
                                         YEAR                      SIX MONTHS
                                        ENDED        SIX MONTHS      ENDED
                                     DECEMBER 31,  ENDED JUNE 30,   JUNE 30,
                                         1997           1997          1998
                                     ------------  -------------- ------------
Revenues...........................  $24,291,354     $8,401,833   $ 20,698,523
Cost of services...................   15,382,264      5,489,044     12,554,107
                                     -----------     ----------   ------------
Gross profit.......................    8,909,090      2,912,789      8,144,416
Selling, general and administrative
 expenses..........................    6,859,023      2,166,510      6,468,328
Depreciation and amortization......      681,078        176,694        536,667
Special charge.....................    3,266,446             --             --
                                     -----------     ----------   ------------
    Operating income (loss)........   (1,897,457)       569,585      1,139,421
Interest expense...................    1,971,275        650,423      2,857,511
                                     -----------     ----------   ------------
Loss before income taxes...........   (3,868,732)       (80,838)    (1,718,090)
Benefit for income taxes...........     (155,875)            --             --
                                     -----------     ----------   ------------
Net loss...........................   (3,712,857)       (80,838)    (1,718,090)
Accretion of preferred stock.......   (1,093,000)            --     (1,265,426)
                                     -----------     ----------   ------------
Net loss attributable to common
 shareholders......................  $(4,805,857)    $  (80,838)  $ (2,983,516)
                                     ===========     ==========   ============
Basic and diluted loss per share...  $     (4.43)    $    (0.10)  $      (2.75)
                                     ===========     ==========   ============
Basic and diluted weighted average
 shares outstanding................    1,084,000        852,000      1,084,000
                                     ===========     ==========   ============
If the shares necessary to fund the
 cash portion of the distribution
 to Richard O. Looney were
 outstanding for the entire period,
 net loss per common share and
 weighted average shares
 outstanding would have been as
 follows:
  Pro forma basic and diluted loss
   per common share................  $     (3.44)    $    (0.07)
                                     ===========     ==========
  Basic and diluted weighted
   average shares outstanding......    1,396,031      1,164,031
                                     ===========     ==========



   The accompanying notes are an integral part of the consolidated financial statements.

                            U.S. LEGAL SUPPORT, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                            COMMON STOCK    ADDITIONAL                     TOTAL
                          -----------------   PAID-IN    ACCUMULATED   STOCKHOLDERS'
                           SHARES   AMOUNT    CAPITAL      DEFICIT       (DEFICIT)
                          --------- ------- -----------  ------------  -------------
Balance as of January 1,
 1997...................    621,150 $ 6,211 $     3,726  $    (72,760)  $   (62,823)
Net assets acquired in
 connection with
 reorganization of the
 Company and Looney &
 Company ...............         --      --          --       207,763       207,763
Distribution in
 connection with
 reorganization of the
 Company and Looney &
 Company................         --      --          --    (6,227,902)   (6,227,902)
Issuance of Common
 Stock..................    462,948   4,630   4,321,770            --     4,326,400
Series A Convertible
 Accretion of Preferred
 Stock..................         --      --  (1,093,000)           --    (1,093,000)
Series C Convertible
 Preferred Stock
 Dividend...............         --      --          --        (1,825)       (1,825)
Net loss................         --      --          --    (3,712,857)   (3,712,857)
                          --------- ------- -----------  ------------   -----------
Balance as of December
 31, 1997...............  1,084,098  10,841   3,232,496    (9,807,581)   (6,564,244)
Series A Converible
 Accretion of Preferred
 Stock..................         --      --  (1,265,426)           --    (1,265,426)
Net loss................         --      --          --    (1,718,090)   (1,718,090)
                          --------- ------- -----------  ------------   -----------
Balance at June 30, 1998
 (Unaudited)............  1,084,098 $10,841 $ 1,967,070  $(11,525,671)  $(9,547,760)
                          ========= ======= ===========  ============   ===========




   The accompanying notes are an integral part of the consolidated financial statements.

                            U.S. LEGAL SUPPORT, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                               UNAUDITED
                                                         ----------------------
                                                         SIX MONTHS  SIX MONTHS
                                            YEAR ENDED     ENDED       ENDED
                                           DECEMBER 31,   JUNE 30,    JUNE 30,
                                               1997         1997        1998
                                           ------------  ----------  ----------
Cash flows from operating activities:
 Net loss................................. $(3,712,857)     (80,838) (1,718,090)
 Adjustments to reconcile net loss to net
  cash provided by operating activities:
  Depreciation and amortization...........     681,078      176,694     536,667
  Amortization of debt issue costs and
   debt discount..........................     246,288      113,854   1,174,099
  Provision for doubtful accounts.........     132,644      137,705      12,528
  Deferred income taxes...................    (420,750)    (227,000)         --
  Changes in operating assets and
   liabilities:
   Accounts receivable....................  (2,587,455)    (152,565)   (914,346)
   Prepaid expenses and other current
    assets................................     (46,443)    (147,541)   (263,830)
   Accounts payable and accrued
    liabilities...........................   4,576,561       40,492     478,994
   Income taxes payable...................     (76,955)    (100,482)    147,379
   Deferred charges and other ............    (494,001)     363,867      13,718
                                           -----------   ----------  ----------
      Net cash provided by (used in)
       operating activities...............  (1,701,890)     124,186    (532,881)
                                           -----------   ----------  ----------
Cash flows from investing activities:
 Capital expenditures.....................    (198,568)     (56,250)   (109,034)
 Acquisitions, net of cash acquired....... (20,801,197)  (6,533,278)         --
                                           -----------   ----------  ----------
      Net cash used in investing
       activities......................... (20,999,765)  (6,589,528)   (109,034)
                                           -----------   ----------  ----------
Cash flows from financing activities:
 Issuance of redeemable preferred stock...   1,000,000    1,000,000     236,858
 Debt issuance costs......................    (572,139)    (545,989)    (93,176)
 Borrowings under senior credit
  agreement...............................  17,635,000    1,850,000     500,000
 Issuance of subordinated debt............  10,120,260    9,000,000   2,000,000
 Principal payments on long-term
  obligations.............................  (1,064,950)    (915,583) (1,202,091)
 Series C Convertible Preferred Stock
  dividends paid .........................      (1,825)          --          --
 Distribution to the Looney & Company
  shareholder.............................  (4,087,960)  (3,994,000)         --
 Other....................................      90,032       50,309      (2,717)
                                           -----------   ----------  ----------
      Net cash provided by financing
       activities.........................  23,118,418    6,444,737   1,438,874
                                           -----------   ----------  ----------
Increase in cash and cash equivalents.....     416,763      (20,605)    796,959
Cash and cash equivalents at beginning of
 period...................................      20,605       20,605     437,368
                                           -----------   ----------  ----------
Cash and cash equivalents at end of
 period................................... $   437,368   $       --  $1,234,327
                                           ===========   ==========  ==========
Supplemental cash flow information:
 Cash paid for interest................... $ 1,272,761   $  491,220  $  976,879
 Cash paid for income taxes............... $   414,004   $       --  $       --

   The accompanying notes are an integral part of the consolidated financial statements.

                           U.S. LEGAL SUPPORT, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY:

  U.S. Legal Support, Inc. (the "Company") was founded in 1996 by Richard O. Looney and GulfStar Investments, Ltd. to continue the business of Looney & Company ("Looney") and create a leading provider of legal support services, including court reporting, certified record retrieval, legal placement and temporary staffing, to law firms, insurance providers and major corporations throughout the United States. As described in Note 3 to these financial statements, the merger with Looney was accounted for as a merger of entities under common control. Accordingly, these financial statements should be read in conjunction with the historical financial statements of Looney included elsewhere in this prospectus. The Company operates in one business segment. The Company, including Looney, has completed the acquisition of 13 companies. The Company requires additional financing in order to implement its business strategy. The Company intends to offer and sell 3,100,000 shares of common stock, par value $.01 per share (the "Common Stock") at an estimated offering price between $10 and $12 per share. Additionally, 1,578,066 shares of Common Stock are expected to be issued upon the conversion of (i) 1,237,191 shares of Series A Convertible Preferred Stock into 1,206,253 shares of Common Stock;
(ii) 2,046,667 shares of Series B Convertible Preferred Stock into 200,065 shares of Common Stock; and (iii) $2.2 million principal amount of Convertible Subordinated Promissory Notes into 171,748 shares of Common Stock.

  The Company's operations to date have been financed through the issuance of redeemable convertible preferred stock, convertible debt, subordinated debt and bank debt. The proceeds of the planned initial public offering would be used to repay a portion of existing debt and redeem preferred stock. Certain convertible debt and convertible preferred stock is expected to be converted into common stock upon completion of the initial public offering. The failure to raise additional equity in the planned initial public offering would require restructuring of debt and equity securities. Additionally, without additional equity financing, the Company would be unable to implement its business strategy beyond 1998. Unless the Company were able to obtain financing from other sources or negotiate an extension, the bank could exercise its rights under the loan agreement giving it additional authority over the Company's operations and the ability to call the outstanding balance of the revolving line of credit and term loans (Note 7). Any impediment to the Company's ability to obtain additional capital could have a material adverse effect on the Company's business, financial position, results of operations and cash flows. The proceeds from the planned initial public offering coupled with borrowings under the proposed credit agreement are expected to be sufficient to remove the immediate threat concerning the Company's ability to continue as a going concern.

  As of December 31, 1997, the Company had incurred approximately $3.3 million of costs which pertained to a planned initial public offering and for acquisitions contingent upon completion of such offering. The initial public offering was delayed in excess of 90 days. Consequently, the Company was unable to consummate or obtain extensions relating to the acquisitions. Accordingly, these costs totalling approximately $3.3 million were recognized as a special charge in the statement of income during the fourth quarter of 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           U.S. LEGAL SUPPORT, INC.

 Cash and Cash Equivalents

  Cash and cash equivalents include highly liquid debt instruments purchased with original maturities of three months or less. The Company maintains cash deposits in banks. The balance, at times, may exceed federally insured amounts although management believes the risk of loss is minimal.

 Property and Equipment

  Property and equipment is recorded at cost and is depreciated on the straight-line basis over the estimated useful lives of the assets. Expenditures for improvements that extend the life of such assets are capitalized, while maintenance and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in operations.

 Intangibles

  Intangibles consist primarily of goodwill, which is amortized on a straight line basis over the estimated useful life of 10 to 40 years. Accumulated amortization of goodwill was approximately $343,000 at December 31, 1997. Amounts allocated to covenants not to compete in the amount of $105,000 are amortized over the lives of the related contract. Accumulated amortization of such covenants was approximately $4,000 at December 31, 1997. The Company evaluates, for impairment, the carrying value of intangible assets by comparing the carrying value to the anticipated future undiscounted cash flows from the businesses whose acquisition gave rise to the asset. If the intangible asset is impaired, the asset is written down to fair value.

 Debt Issue Costs

  Debt issue costs relating to long-term debt are included in other assets and are amortized to interest expense over the scheduled maturity of the debt utilizing the interest method.

 Income Taxes

  The Company utilizes the liability method of accounting for income taxes. Deferred income taxes are recognized for the tax consequences of differences in the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

 Revenue Recognition

  The Company recognizes revenues from its court reporting and certified record retrieval services upon delivery of prepared transcripts and as documents or records are delivered to customers. With respect to the Company's legal placement and staffing services, the Company recognizes revenue from its permanent placement services when candidates accept job offers, and with respect to its temporary placement services, as services are provided to the Company's clients. An allowance is provided for anticipated bad debts, based on historical experience and current estimates.

 Concentration of Credit Risk

  The Company grants credit, primarily to law firms, insurance companies, and major corporations. The Company maintains allowances for potential credit losses, and such losses have been within management's estimates.

                           U.S. LEGAL SUPPORT, INC.

 Earnings per Share Data

  In 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share," effective December 31, 1997.

  Basic earnings per share data is computed using the weighted average number of common shares outstanding during each period presented. Diluted earnings per share data is computed using the weighted average number of common shares outstanding plus potential common shares, including convertible debt, convertible preferred stock, and dilutive stock options. Supplementary pro forma earnings (loss) per share have been presented for the year ended December 31, 1997 to reflect issuance of the number of shares that would have been necessary to fund the cash portion of the $6,227,902 distribution in January 1997 (at an assumed public offering price of $11.00 per share).

  Basic and diluted loss per share amounts calculated in accordance with SFAS No. 128 are presented below for the year ended December 31, 1997.

                                                       BASIC       DILUTED
                                                    ------------ ------------
      Basic and diluted net loss attributable to
       common shareholders......................... $(4,805,857) $(4,805,857)
                                                    ============ ============
      Basic and diluted average common shares
       outstanding(1)..............................    1,084,103    1,084,103
                                                    ============ ============

--------
(1) All common stock equivalents are anti-dilutive therefore diluted net loss attributable to common shareholders and diluted average common shares outstanding are the same as basic loss attributable to common shareholders and basic common shares outstanding.

 Stock-Based Compensation

  The Company uses the intrinsic value based method of accounting for stock-based compensation. Under this method, the Company records no compensation expense for stock options granted when the exercise price for options granted is equal to the fair value of the Company's stock on the date of grant. The Company has implemented the fair value disclosure requirements for stock based compensation.

 Financial Instruments

  For all financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and long-term debt, the carrying value is considered to approximate fair value.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 New Accounting Standards

  In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131").

                           U.S. LEGAL SUPPORT, INC.

  SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. It requires (a) classification of the components of other comprehensive income by their nature in a financial statement and (b) the display of the accumulated balance of the other comprehensive income separate from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 130 is effective for years beginning after December 15, 1997.

  SFAS 131 establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for years beginning after December 15, 1997.

  In April 1998, Statement of Position (SOP) 98-5, "Accounting for the Costs of Start-Up Activities" was issued. SOP 98-5 will require costs of start-up activities, inclusive of organization costs, to be expensed as incurred. Upon adoption, entities are required to write-off all capitalized start-up costs as a cumulative effect of a change in accounting principle and is effective for financial statements for years beginning after December 15, 1998. The adoption of SOP 98-5 is not expected to have a material impact on the financial position, results of operations or cash flows of the Company.

3. REORGANIZATION AND BUSINESS COMBINATIONS:

  In a reorganization in January 1997, the Company received 100% of the outstanding capital stock of Looney & Company ("Looney"), a Texas-based court reporting and certified records retrieval company. The Company paid Richard Looney approximately $4,088,000 in cash and issued 2,046,667 shares of the Company's Series B Convertible Preferred Stock, $1.00 par value (the "Series B Preferred Stock"). Looney has been deemed to be the accounting acquiror because the two companies were under common control and prior to their combination, the Company had no substantive operations. Therefore, the net assets of Looney have been recorded at their historical cost basis. The consideration paid for the net assets of Looney was recorded as a capital distribution to Looney's shareholder.

  In January 1997, the Company acquired all of the outstanding capital stock of Klein, Bury and Associates, Inc. ("Klein Bury"), a Florida based court reporting company. The purchase price consisted of approximately $3,850,000 in cash; 106,625 shares of the Company's Common Stock; a $1,424,000 promissory note payable over five years with interest at 10%; options to purchase 25,000 shares of the Company's Common Stock and 50% of amounts collected in respect of accounts receivable over 120 days past due as of the closing date, up to a maximum of $500,000. The acquisition was accounted for under the purchase method of accounting. The results of operations of Klein Bury are included from the date of the acquisition. The excess of the cost over the fair value of the assets acquired less liabilities assumed attributed to goodwill was approximately $5,912,000 and is being amortized over 40 years.

  In May 1997, the Company acquired the assets of San Francisco Reporting Service ("San Francisco Reporting"), a California-based court reporting company. The purchase price consisted of approximately $545,000 in cash, 19,130 shares of the Company's Common Stock and 231,250 shares of the Company's Series C Convertible Preferred Stock, $1.00 par value. The acquisition was accounted for under the purchase method of accounting. The results of operations of San Francisco Reporting are included from the date of acquisition. The excess of the cost over the fair value of the assets acquired less liabilities assumed attributed to goodwill was approximately $813,000 and is being amortized over 40 years.

                           U.S. LEGAL SUPPORT, INC.

  In May 1997, the Company acquired the assets of G & G Court Reporters ("G&G"), a California-based court reporting company. The purchase price consisted of approximately $1,268,000 in cash and two subordinated promissory notes in the aggregate amount of $1,038,000, which were subsequently adjusted to $996,000. The acquisition was accounted for under the purchase method of accounting. The results of operations of G&G are included from the date of acquisition. The excess of the cost over the fair value of the assets acquired less liabilities assumed attributed to goodwill was approximately $2,146,000 and is being amortized over 40 years.

  In August 1997, the Company acquired by merger Goren of Newport, Inc., Rapidtext, Inc. and Medtext, Inc. (the "Johnson Group"), three California-based companies involved in court reporting, closed captioning, and medical transcription. The purchase price consisted of approximately $983,000 in cash, $246,000 in subordinated notes and 88,954 shares of the Company's Common Stock. The acquisition has been accounted for under the purchase method of accounting. The results of operations of the Johnson Group are included from the date of acquisition. The excess of the cost over the fair value of the assets acquired less liabilities assumed attributed to goodwill was approximately $2,307,000 and is being amortized over 40 years.

  In August 1997, the Company acquired the assets of Legal Enterprise, Inc., ("Legal Enterprise") a California-based document retrieval and data management company. The purchase price consisted of approximately $1,200,000 in cash, $1,130,206 in subordinated notes and options to purchase 4,375 shares of Company Common Stock. In March 1998, the Company paid $934,000 to the owners of Legal Enterprise as additional consideration relating to the operations of Legal Enterprise achieving a targeted operating income level. The acquisition has been accounted for under the purchase method of accounting. The results of operations of Legal Enterprise are included from the date of acquisition. The excess of the cost over the fair value of the assets acquired less liabilities assumed attributed to goodwill was approximately $1,508,000 and is being amortized over 40 years.

  In September 1997, the Company acquired the assets of Amicus One Legal Support Services, Inc. ("Amicus"), a New York-based court reporting company. The purchase price was approximately $1,886,000 in cash, $560,000 in a subordinated note and 72,794 shares of the Company's common stock. On March 16, 1998, as a result of post closing adjustments made to the purchase price paid by the Company for the assets of Amicus, the subordinated note of $560,000 was modified, cancelled and reissued as a new subordinated note in the principal amount of $574,000. The acquisition has been accounted for under the purchase method of accounting. The results of operations of Amicus are included from the date of acquisition. The excess of the cost over the fair value of the assets acquired less liabilities assumed attributed to goodwill was approximately $3,111,000 and is being amortized over 40 years.

  In September 1997, the Company acquired the stock of Block Court Reporting ("Block"), a court reporting company serving Washington, D.C., Northern Virginia, and Baltimore. The purchase price was approximately $600,000 in cash and $600,000 in subordinated notes. The acquisition has been accounted for under the purchase method of accounting. The results of operations of Block are included from date of acquisition. The excess of the cost over the fair value of the assets acquired less liabilities assumed attributed to goodwill was approximately $1,140,000 and is being amortized over 40 years.

  In September 1997, the Company acquired the stock of Burton House, Inc. d.b.a. Ziskind, Greene, Watanabe and Nason ("Ziskind Greene"), a California-based company providing permanent legal search services. The purchase price was approximately $1,350,000 in cash and 99,265 shares of the Company's Common Stock. The acquisition has been accounted for under the purchase method of accounting. The results of operations of Ziskind Greene have been included from the date of acquisition. The excess of the costs over the fair value of the assets acquired less liabilities assumed attributed to goodwill was approximately $2,830,000 and is being amortized over 40 years.

                           U.S. LEGAL SUPPORT, INC.

  In September 1997, the Company acquired the assets of Elaine P. Dine, Inc., ("Elaine Dine"), a New York-based company providing permanent legal search and temporary legal staffing services. The purchase price was approximately $6,000,000 in cash, $2,000,000 in subordinated notes and 47,794 shares of the Company's Common Stock and 25,735 options to purchase shares of Company Common Stock. Additionally, the Company is obligated to pay a $597,000 deferred purchase price adjustment. The acquisition was accounted for under the purchase method of accounting. The results of operations of Elaine Dine have been included from the date of acquisition. The excess of the cost over the fair value of the assets acquired less liabilities assumed attributed to goodwill was approximately $9,184,000 and is being amortized over 40 years.

  The following unaudited pro forma summary for the year ended December 31, 1997 presents consolidated results of operations information as if the aforementioned acquisitions had been completed at the beginning of 1997. These results do not purport to be indicative of the results of operations of the Company that might have occurred nor are they indicative of future results.

      Revenues..................................................... $39,092,000
      Operating income.............................................    $163,000
      Net loss attributable to common shareholders................. $(4,422,000)
      Basic and diluted loss per common share......................      $(4.08)

  Adjustments made in arriving at the pro forma unaudited results of operations include interest expense on acquisition debt, amortization of goodwill, compensation reductions and related tax adjustments. No effect has been given to synergistic benefits which may be realized from the acquisitions or to the use of proceeds from the Company's proposed initial public offering (the "Offering"). Operating Income and net loss attributable to common shareholders include a special charge of $3,266,000 for costs relating a delayed offering and acquisitions terminated as a result of such delay.

  In addition, with respect to certain of the businesses acquired, the Company may be obligated to pay cash or common stock in the form of an "earn-out" payment. In most cases, the earn-out is payable in cash and common stock based on increases in the businesses' future operating income in excess of target levels. The "earn-out" payments will be recorded as additional goodwill. In March 1998, approximately $934,000 of additional goodwill was recorded for "earn-out" payments which were earned during the first quarter of 1998 related to the Legal Enterprise Acquisition.

4. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following:

                                                                     DECEMBER
                                                       USEFUL LIVES  31, 1997
                                                       ------------ -----------
      Leasehold improvements..........................      5 years    $163,764
      Furniture, fixtures and equipment............... 5 to 7 years   2,235,576
                                                                    -----------
                                                                      2,399,340
      Less accumulated depreciation...................               (1,235,144)
                                                                    -----------
                                                                    $ 1,164,196
                                                                    ===========

  The Company has entered into various capital leases. The leases were recorded upon their inception using the interest rate implicit in the lease agreements. The capitalized cost of leased office equipment and related accumulated depreciation was approximately $414,000 and $252,000, respectively, at December 31, 1997.

                            U.S. LEGAL SUPPORT, INC.

5. ACCRUED LIABILITIES:

  Accrued liabilities consisted of the following:

                                                                  DECEMBER 31,
                                                                      1997
                                                                  ------------
      Accrued interest...........................................  $  162,896
      Accrued delayed public offering and terminated acquisition
       costs.....................................................   1,751,000
      Deferred purchase price....................................     597,000
      Payroll and payroll taxes..................................     568,524
      Commissions/contract labor.................................   2,176,382
      Stock options..............................................     443,398
      Other......................................................   1,817,470
                                                                   ----------
                                                                   $7,516,670
                                                                   ==========

6. INCOME TAXES:

  The benefit for income taxes consisted of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
      Current......................................................  $ 264,876
      Deferred.....................................................   (420,751)
                                                                     ---------
                                                                     $(155,875)
                                                                     =========

  A reconciliation of the differences between income taxes computed at the U.S. federal statutory rate of 34% and the Company's reported benefit for income taxes is:

                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
      Income tax benefit at statutory rate........................ $(1,315,369)
      State tax provision, net of federal income tax benefit......    (154,750)
      Nondeductible amortization and other expenses...............      77,433
      Valuation allowance on deferred tax assets..................   1,236,811
                                                                   -----------
                                                                   $  (155,875)
                                                                   ===========

  The components of deferred income tax assets and liabilities were as follows:

                                                                  DECEMBER 31,
                                                                      1997
                                                                  ------------
      Deferred tax assets:
       Other assets.............................................. $ 1,379,657
       Allowance for doubtful accounts...........................     193,908
       Valuation allowance.......................................  (1,236,811)
                                                                  -----------
          Deferred tax assets....................................     336,754
                                                                  -----------
      Deferred tax liabilities:
       Conversion from cash to accrual basis for tax reporting
        purposes.................................................    (204,578)
       Property and equipment....................................     (18,388)
       Intangibles...............................................    (113,788)
                                                                  -----------
          Deferred tax liability.................................    (336,754)
                                                                  -----------
          Net deferred income taxes.............................. $        --
                                                                  ===========

  The Company established a valuation allowance for certain of the deferred tax assets since presently it is more likely than not that the deferred tax assets will not be realized.

                            U.S. LEGAL SUPPORT, INC.

7. LONG-TERM DEBT:

 Long-term debt consisted of the following:

                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
Bank notes payable:
  Revolving line of credit.......................................  $ 3,635,000
  Term loans.....................................................   13,970,833
Senior subordinated notes, interest at 12% payable quarterly, principal due in three annual installments beginning January
 2002 but must be repaid within two days of an initial public
 offering or a change of control.................................    9,540,000
Subordinated Promissory Note, interest at 10% discounted to yield an effective interest rate of 15%, quarterly principal payments of $71,206 through February 1, 2002 but must be repaid within
 two days of an initial public offering or a change of control...    1,210,496
Subordinated Promissory Notes, interest at rates ranging from 6%
 to 7.5% payable beginning August 1997, discounted to yield an effective interest rate of 15%, principal payments payable
 beginning August 1998, maturing in 2002, principal must be paid, or at the holders' option, converted into common stock at the issuance price on the closing date of an initial public offering
 or a change of control..........................................    1,693,099
Convertible Subordinated Promissory Notes, interest at 6.375%
 payable monthly, principal due in 2005, discounted to yield an effective interest rate of 15% convertible at the holders'
 option into common stock at conversion prices ranging from
 $12.10 to $13.60, automatically converts into common stock on the closing date of an initial public offering or a change of
 control.........................................................    1,837,543
Subordinated Promissory Notes, interest at 6.375% payable
 monthly, discounted to yield an effective interest rate of 15%, principal due in 2005, principal must be repaid at the closing
 date of an initial public offering or a change of control.......    2,000,000
Capital lease obligations........................................      224,309
                                                                   -----------
Total debt.......................................................   34,111,280
Less discount on debt(1).........................................    1,853,001
                                                                   -----------
Long term debt, net of discount..................................   32,258,279
Less current maturities..........................................    6,257,734
                                                                   -----------
                                                                   $26,000,545
                                                                   ===========

--------
(1) The debt discount is applicable to the various categories of long-term debt as follows:

      10% Subordinated Promissory Note.............................. $  328,688
      6% to 7.5% Subordinated Promissory Notes......................    384,294
      6.375% Convertible Subordinated Promissory Notes..............    498,069
      6.375% Subordinated Promissory Notes..........................    641,950
                                                                     ----------
                                                                     $1,853,001
                                                                     ==========

  Maturities of debt, excluding capital lease obligations of $224,309, are as follows:

      1998.......................................................... $ 6,257,734
      1999..........................................................   3,450,032
      2000..........................................................   9,595,865
      2001..........................................................     672,703
      2002..........................................................   3,396,633
      Thereafter....................................................  10,514,004
                                                                     -----------
                                                                     $33,886,971
                                                                     ===========

                           U.S. LEGAL SUPPORT, INC.

 Revolving Credit and Term Loan Agreements

  The Company's Bank Credit Agreement initially provided for a revolving line of credit of $2,000,000, all of which had been fully utilized at December 31, 1997 and matured on July 10, 1998 (extended to September 30, 1998 as noted below). The Bank Credit Agreement also provided for an acquisition line of credit of $14,000,000, all of which had been fully utilized at December 31, 1997. The acquisition line of credit borrowings have been made under term loans with maturity dates through May 2000. Borrowings under this agreement bear interest at the base rate plus 0.75%, or LIBOR plus 2.5%, at the Company's option. At December 31, 1997, the average interest rate under the credit facility was 8.5%. Borrowings under the facility are collateralized by substantially all the assets of the Company and the stock of the subsidiaries. The Bank Credit Agreement contains various financial covenants including the maintenance of certain financial ratios, restrictions on capital expenditures, and a prohibition against the payment of dividends.

  In October 1997, the Company amended the Bank Credit Agreement to increase the revolving line of credit from $2,000,000 to $3,250,000 and further amended the Agreement in December 1997 to increase the revolving line of credit to $4,250,000. The additional borrowings of $2,250,000 were originally scheduled to mature on February 15, 1998. During 1998, the Company repaid $1,000,000 under the revolving line of credit. Additionally, in April 1998, the Company amended the Bank Credit Agreement to extend the maturity date until September 30, 1998, and to defer all principal payments until June 30, 1998 and a portion of principal payments through September 30, 1998. If the Company is unable to pay such amount, the bank has the ability to call the outstanding balance of both the revolving line of credit and the term loans. The revolving credit and term loans must be repaid within three days of the closing of an initial public offering or a change of control. Also, the holders of the Senior Subordinated Notes agreed to defer the receipt of interest payments in the amount of $540,000 and $854,000 at December 31, 1997 and March 31, 1998, respectively, until the earlier of September 30, 1998 or the completion of an initial public offering.

  In July, the Company entered into a New Credit Agreement which provides for a $35.0 million revolving credit facility upon completion of the proposed offering.

 Senior Subordinated Notes

  On January 17, 1997, the Company sold $9.0 million principal amount of Senior Subordinated Notes and 1,000,000 shares of Series A Convertible Preferred Stock to three investors (the "Investors") for an aggregate purchase price of $10.0 million. The Company used the proceeds from the sale to finance a portion of the purchase price for the acquisition of Looney and Klein Bury. Mr. Robert Cresci, a director of the Company, is a Managing Partner of Pecks Management Partners Ltd., which provides investment advisory services to each of the investors. Pecks received a $35,000 structuring fee paid by the Company in connection with the transaction. The Senior Subordinated Notes bear interest at an annual interest rate of 12.0% and will be due and payable on January 27, 2004, subject to mandatory prepayment two days following the completion of the Offering. In addition, on February 26, 1998, the Investors purchased an additional $2.0 million principal amount of Senior Subordinated Notes (the "Additional Senior Subordinated Notes") and 151,405 shares of Series A Convertible Preferred Stock. The Additional Senior Subordinated Notes also bear interest at an annual rate of 12.0% and will be due and payable on December 31, 1998, subject to mandatory prepayment two days following the completion of the Offering. The Company is permitted to issue, at the Investors' election, promissory notes in lieu of making cash interest payments, which have the same interest rate and repayment terms as the Company's Senior Subordinated Notes (the "Interest Notes"). The Company has issued Interest Notes in the aggregate principal amount of $1,200,000 with respect to interest owed on the Senior Subordinated Notes to the Investors through June 30, 1998. The Interest Notes are also subject to mandatory prepayment two days following the completion of the Offering. In connection with the Interest Notes, the Investors received an additional 121,357 shares of Series A Convertible Preferred Stock.

                           U.S. LEGAL SUPPORT, INC.

8. PREFERRED STOCK:

 Series A Convertible Preferred Stock

  Pursuant to the terms of the Articles of Incorporation, the Board of Directors has authorized Preferred Stock consisting of 2,000,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"). As of December 31, 1997, 1,000,000 shares of Series A Preferred Stock were issued and outstanding. The Series A Preferred Stock (a) has a liquidation preference of $1.00 per share, plus accrued but unpaid dividends and (b) entitles the holder, concurrently with each dividend paid on the Common Stock, to dividends in the same amount payable on the number of shares of Common Stock then issuable on conversion of the Series A Preferred Stock. Holders of Series A Preferred Stock vote together with the Common Stock on all matters submitted to a vote of the shareholders, and each share of Series A Preferred Stock entitles the holder to one vote for each share of Common Stock issuable on conversion thereof. The Series A Preferred Stock ranks on a parity with the Common Stock with respect to dividends and senior to Common Stock and the Series B Preferred Stock described below as to distributions of assets upon liquidation. Shares of Series A Preferred Stock may be converted into Common Stock, at the option of the holder, at an initial conversion rate of 1.56 shares of Common Stock for each share of Series A Preferred Stock, subject to adjustment. The Company may elect to convert all outstanding Series A Preferred Stock into shares of Common Stock at the foregoing conversion rate, at any time after the closing of an underwritten public offering of equity securities of the Company resulting in gross proceeds of at least $15,000,000 (a "Qualifying Public Offering"), provided the $9,540,000 principal amount of 12% Senior Subordinated Notes issued by a subsidiary of the Company are no longer outstanding. Under the terms of the Securities Purchase Agreement pursuant to which the Series A Preferred Stock was issued, the holders have the right to require the Company to redeem any or all shares of Series A Preferred Stock upon the occurrence of a Change of Control (as defined in the Agreement). The redemption price is payable in cash in an amount equal to the Market Price (as defined) at the time notice of the Change of Control is given, together with a premium in the maximum aggregate amount of $2,700,000. If at any time after January 17, 2003, there is no Liquid Secondary Market (as defined), the holders of the Series A Preferred Stock shall have the right to require the Company to redeem any or all of the outstanding shares of Series A Preferred Stock in three annual installments, at a redemption price equal to the Fair Market Value (as defined) of the shares of Common Stock into which the Series A Preferred Stock are then convertible, together with interest on the unpaid balance at an annual rate of 12.0%. For the year ended December 31, 1997, the Company has accreted $1,093,000 toward the redemption value of the Series A Preferred Stock. Subject to the rights of the holders of the Series A Preferred Stock to convert their shares into Common Stock, the Company may redeem the Series A Preferred Stock, in whole but not in part, at any time on or after a Qualifying Public Offering, provided the Senior Subordinated Notes are no longer outstanding. The redemption price for shares redeemed at the option of the Company shall be $.001 for each share of Common Stock issuable upon conversion of the Series A Preferred Stock so redeemed (subject to adjustments). As part of the $2 million Senior Subordinated Notes issued in February 1998 (see Note 7), the Company issued 151,405 shares of Series A Convertible Preferred Stock to their investors.

 Series B Preferred Stock

  Pursuant to the terms of the Articles of Incorporation, the Board of Directors has authorized Preferred Stock consisting of 2,500,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock"). As of December 31, 1997, 2,046,667 shares of Series B Preferred Stock were issued and outstanding. The Series B Preferred Stock (a) has a liquidation preference of $1.00 per share, (b) ranks junior to the Series A Preferred Stock with respect to distributions of assets on liquidation and (c) is convertible into Common Stock in the event of a Qualifying Public Offering at a conversion price equal to 93% of the price at which shares of Common Stock are offered to the public in the Qualifying Public Offering. Holders of Series B Preferred Stock are not entitled to receive any dividends. Within five business days after the receipt of notice from the Company that the Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") related to a Qualifying Public Offering, the holder is required to notify the Company if such holder elects to

                           U.S. LEGAL SUPPORT, INC.

cause the Company to redeem all or part of the Series B Preferred Stock for a cash redemption price of $1.00 per share or to convert such shares into Common Stock at the rate specified above. In the event the holder fails to give the Company notice of its election, all conversion and redemption rights shall immediately terminate. Any shares of Series B Preferred Stock not redeemed or converted into Common Stock, must be redeemed by the Company quarterly, during the 20 fiscal quarters following the quarter in which a Qualifying Public Offering occurs. The Series B Preferred Stock does not entitle the holders to vote on any matter submitted to the Company's shareholders, except as required by law.

 Series C Preferred Stock

  The Board of Directors has authorized 231,250 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") which were issued and outstanding as of December 31, 1997. The Series C Preferred Stock has a liquidation preference of $1.00 per share, plus accrued and unpaid dividends. The Series C Preferred Stock ranks senior to the Series A Preferred Stock and the Common Stock with respect to dividends and distributions of assets upon liquidation, and ranks senior to the Series B Preferred Stock with respect to distributions of assets on liquidation. The Series C Preferred Stock carries an annual dividend equal to $.06 per share, payable quarterly in respect of any quarter in which aggregate net income before taxes, depreciation, and amortization of the business represented by SFRS exceeds $160,000. Dividends of $1,825 were paid on the Series C Preferred Stock in the year ended December 31, 1997. The Series C Preferred Stock is convertible into Common Stock upon the occurrence of a Qualifying Public Offering, at a conversion rate equal to the initial public offering price. Within 10 business days after the receipt of notice from the Company that the Company has filed a Registration Statement with the Commission related to a Qualifying Public Offering, the holder is required to notify the Company if such holder elects to cause the Company to redeem all or part of the Series C Preferred Stock for a cash redemption price of $1.00 per share or to convert such shares into Common Stock at the rate specified above. In the event the holder fails to give the Company notice of its election, all conversion and redemption rights shall immediately terminate. On or after May 15, 1998, any holder of Series C Preferred Stock may require the Company to redeem all such holders of shares of Series C Preferred Stock quarterly over the 16 fiscal quarters ended after notice of such election is delivered to the Company. The Series C Preferred Stock does not entitle the holders to vote on any matter submitted to the Company's shareholders, except as required by law.

9. COMMITMENTS AND CONTINGENCIES:

 Leases

  The Company leases various office space under noncancelable operating leases with remaining terms of up to four years. The Company also leases certain office and computer equipment under operating leases. Rental expense associated with these operating leases for the year ended December 31, 1997 was approximately $586,000.

  The future minimum rental payments under noncancelable operating leases from 1997 through 2002 are as follows (in thousands):

      1998........................................................... $  802,617
      1999...........................................................    726,259
      2000...........................................................    680,736
      2001...........................................................    365,615
      2002...........................................................    143,652
      Thereafter.....................................................     35,133
                                                                      ----------
                                                                      $2,754,012
                                                                      ==========

 Independent Contractors

  The Company, like most court reporting firms, provides court reporting services through the use of independent contractors, who are not employees of the Company. The Company does not pay or withhold federal

                           U.S. LEGAL SUPPORT, INC.

or state employment taxes with respect to these independent contractors. Independent court reporters are responsible for acquiring and operating court reporting equipment. The use of independent contractors as court reporters is consistent with industry practice and allows the Company to better manage operating costs. In the event the Company were required to treat these court reporters as its employees, the Company could become responsible for the taxes required to be withheld and could incur additional costs associated with employee benefits and other employee costs.

  Year 2000 Compliance. Many currently installed computer systems are not capable of distinguishing 21st century dates from 20th century dates. As a result, in less than two years, computer systems and software used by many companies may need to be updated to comply with such "Year 2000" requirements. Although the Company is currently implementing a new centralized accounting and management information system that is Year 2000 compliant, it intends to implement a Year 2000 program with respect to other computer systems to ensure that all of its systems and applications will function properly beyond 1999. The Company expects that implementation of its new systems and upgrade of existing systems to address Year 2000 issues will be successfully completed on a timely basis. However, there can be no assurance that such completion will occur as planned. The Company does not expect to incur significant expenditures to address Year 2000 compliance. The ability of third parties with whom the Company transacts business to address adequately their Year 2000 compliance is beyond the Company's control. The failure of the Company or such third parties to address adequately their respective Year 2000 compliance could have a material adverse effect on the Company's business, results of operations and financial condition.

 Legal Proceedings

  In September 1997, the Company entered into an agreement (the "Agreement") to purchase for $2 million the legal placement business of James M. Wilson, who concurrently became an officer of the Company under an employment agreement. Under the Agreement, the acquisition of the business was conditioned upon, among other things, the completion of an initial public offering of the Common Stock of the Company (an "IPO") by February 16, 1998. An IPO was not completed by that date and the Company elected not to close the purchase of the business and concurrently terminated Mr. Wilson's employment. In April 1998, Mr. Wilson asserted claims against the Company, including wrongful termination, breach of contract and fraud, and offered to settle his claims for $2.4 million. No arbitration proceeding under the Agreement or Mr. Wilson's employment agreement has been initiated nor has suit been filed against Company. Although the Company is unable to determine whether any such proceeding will be initiated or if initiated whether Mr. Wilson would make different or additional claims, the Company believes the ultimate resolution of this matter will not have a material adverse effect on its business, results of operations and financial condition.

  The Company is involved in legal proceedings from time to time in the ordinary course of its business. Management believes that no pending legal proceeding will have a material adverse effect on the financial condition or results of operations of the Company.

10. STOCK OPTION PLANS:

 Prior Stock Option Plans

  Prior to the Company's adoption of the Company's 1997 Stock Incentive Plan, the Company granted options to purchase 37,153 shares of Common Stock to employees and consultants of the Company. These options have exercise prices ranging from $10.26 to $13.60 and vest at rates ranging from 20% to 33% each year. In most cases, options expire ten years from the respective date of grant and unvested options are subject to the optionee's forfeiture in the event that the optionee is no longer employed by the Company, or with respect to consultants, providing consulting services to the Company. In certain circumstances, unexercised options expire one year after the date the consulting agreement is terminated.

                           U.S. LEGAL SUPPORT, INC.

 1997 Stock Incentive Plan

  The Company's 1997 Stock Incentive Plan provides for granting options to eligible employees or directors of the Company and its subsidiaries of options to purchase shares of Common Stock, which may be incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code or non-qualified options. The 1997 Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors, which designates the employees who will receive options, the type of options, the number of shares of Common Stock subject to these options and their terms and conditions, including their exercise price and vesting schedule. A total of 750,000 shares of Common Stock have been reserved for issuance pursuant to options granted under the 1997 Stock Incentive Plan. As of December 31, 1997 options to purchase a total of 332,313 shares of Common Stock had been granted under the 1997 Stock Incentive Plan with exercise prices ranging from $10.26 to $16.32. All options granted under the 1997 Stock Incentive Plan vest 20% annually, are fully vested on the fifth anniversary of the date of grant and expire 10 years after the date of grant. Subsequent to December 31, 1997, the Company granted an additional 19,868 stock options under the 1997 Stock Incentive Plan with an exercise price equal to the initial public offering price.

 Stock Option Plan for Non-Employee Directors

  The Company also has adopted the U.S. Legal Support, Inc. Stock Option Plan for Non-Employee Directors (the "Directors' Stock Option Plan"). A total of 150,000 shares of Common Stock have been reserved for issuance under the Directors' Stock Option Plan which provides for the grant of options to purchase 15,625 shares of Common Stock, with an exercise price equal to the fair market value on the date of grant, to each incumbent director and to each person who becomes a director concurrently with his or her first election to the Board. Options granted under the Directors' Stock Option Plan vest 20% annually and are fully vested on the fifth anniversary of the date of grant. Upon completion of the Offering, each director of the Company will be awarded options to purchase 15,625 shares of Common Stock with an exercise price equal to the per share price set forth on the cover page of this Prospectus.

  The following is a summary of stock option activity for the year ended December 31, 1997:

                                               # OF SHARES OF
                                                 UNDERLYING   WEIGHTED AVERAGE
                                                  OPTIONS     EXERCISE PRICES
                                               -------------- ----------------
Outstanding at beginning of the year..........         --              --
Granted.......................................    369,496          $12.77
Exercised.....................................         --              --
Forfeited.....................................         --              --
Expired.......................................         --              --
Outstanding at end of year....................    369,496          $12.77
Exercisable at end of year....................      1,250          $13.60
Weighted average fair value of options
 granted......................................              $3.78

  The fair value of each stock option granted is estimated on the date of grant using The Black-Scholes pricing model with the following assumptions for grants during the year ended December 31, 1997: expected dividend yield of 0%; risk-free interest rates of 6%; and weighted average expected life of five years. The minimum value method has been applied, which excludes expected volatility.

                           U.S. LEGAL SUPPORT, INC.

  Options outstanding as of December 31, 1997 are summarized below:

                 OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
 ---------------------------------------------------------------------------
                                WGTD. AVG.
                                REMAINING  WGTD. AVG.             WGTD. AVG.
 RANGE OF EXERCISE    NUMBER       LIFE     EXERCISE    NUMBER     EXERCISE
      PRICES        OUTSTANDING (IN YEARS)   PRICE    EXERCISABLE   PRICE
 -----------------  ----------- ---------- ---------- ----------- ----------
 $10.26 to  $12.10     51,544        9       $10.74         --          --
 $12.11 to $16.32     317,952       10       $13.10      1,250      $13.60
 -----------------    -------      ---       ------      -----      ------
 $10.26 to $16.32     369,496       10       $12.77      1,250      $13.60

  Had the compensation expense been recognized for the fair value of stock options granted the Company's net loss and net loss per common share for the year ended December 31, 1997 would have been as follows (in thousands except per share data):

                                                    AS REPORTED   PRO FORMA
                                                    -----------  -----------
      Net loss attributable to common
       shareholders................................ $(4,805,857) $(4,901,544)
      Net loss per common share.................... $     (4.43) $     (4.52)

  The pro forma effects of fair value accounting for option grants may not be representative of the pro forma impact in future years.

 Purchase Price Options

  In connection with the acquisitions of Klein Bury, Legal Enterprise and Elaine Dine, the Company granted non-compensatory stock options as partial consideration. The fair value of the options granted was determined at the date of acquisition and accounted for as part of the purchase price. Additionally, options were granted to employees of Looney in connection with the combination of Looney and compensation expense of approximately $20,000 was recognized.

  Other Options outstanding as of December 31, 1997 are summarized below:

                               OPTION                    OPTIONS                      OPTIONS
            GRANTED            PRICE                    EXERCISED                   OUTSTANDING
            -------            ------                   ---------                   -----------
            65,210             $.016                      7,800                       57,410
            25,000             $.160                       --                         25,000

11. RELATED PARTY TRANSACTIONS:

  To finance the distribution to Richard Looney and the acquisition of Klein Bury, the Company issued $9,000,000 principal amount of Senior Subordinated Notes to three investors managed by Pecks in January 1997. Additionally, in February 1998 the Company issued an additional $2,000,000 principal amount of Senior Subordinated Notes to three investors managed by Pecks (Note 7). A director of the Company serves as a Managing Partner of Pecks.

  The GulfStar Group, Inc. ("GulfStar") has provided merger and acquisition advisory services to the Company since its inception. A director of the Company is a Managing Director of GulfStar. In October 1996, GulfStar Investments, Ltd., an affiliate of GulfStar was issued 93,750 shares of Common Stock at a fair value of $1,500 in exchange for services rendered in connection with the organization of the Company and strategic planning. The estimated fair value of the shares received by GulfStar was approximately $60,000, or $.64 per share, based on a January 17, 1997 valuation which considers the combination with Looney. Upon completion of the initial public offering, such amount will be recorded as a simultaneous increase and decrease to paid-in

                           U.S. LEGAL SUPPORT, INC.

capital. If the offering is not successful, such amount will be charged to expense. GulfStar also received an investment banking fees aggregating $475,000 for services in connection with the placement of the Senior Subordinated Notes, the placement of the Series A Preferred Stock, the negotiation of the Bank Credit Agreement and the acquisition of Looney and Klein Bury in January 1997. Pursuant to the terms of a letter agreement dated April 24, 1997 (the "Letter Agreement") between GulfStar and the Company, GulfStar provided negotiation and other financial advisory services to the Company in connection with the Company's evaluation of acquisition. During 1997, the fees payable to GulfStar under the Letter Agreement in connection with such acquisitions were $280,000, of which $33,000 has been paid. On May 8, 1998, GulfStar and the Company entered into a Letter Agreement (the "May Letter Agreement"), which supersedes, in their entirety, all previous agreements between the Company and GulfStar, and pursuant to which GulfStar will provide limited assistance to the Company in connection with the negotiation of the new credit agreement with Heller. The Company has agreed, upon successful completion of such financing, to pay GulfStar a fee equal to 1.0% of the principal amount of the senior debt facility arranged and to reimburse GulfStar for its reasonable out-of-pocket expenses.

                            U.S. LEGAL SUPPORT, INC.

12. SUPPLEMENTAL CASH FLOW INFORMATION:

  The following represents supplemental noncash investing and financing activities:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
  Common control exchange of shares between Looney and the Company
    Net assets acquired in connection with reorganization..........  $  207,763
    Issuance of Series B Preferred Stock...........................   2,046,667
  Acquisition of Klein Bury
    Net assets acquired, net of cash...............................     510,521
    Grant of stock options.........................................      12,000
    Issuance of a note payable.....................................   1,424,113
    Issuance of Common Stock.......................................      68,240
  Acquisition of San Francisco Reporting
    Net assets acquired, net of cash...............................     112,814
    Issuance of Preferred Stock....................................     231,250
    Issuance of Common Stock.......................................      12,243
  Acquisition of G&G
    Net assets acquired, net of cash...............................     152,012
    Issuance of notes payable......................................     995,568
  Acquisition of Legal Enterprise
    Net assets acquired, net of cash...............................     625,707
    Grant of stock options.........................................      59,500
    Issuance of notes payable......................................   1,140,500
  Acquisition of Ziskind Greene
    Net assets acquired, net of cash...............................       4,259
    Issuance of Common Stock.......................................   1,350,000
  Acquisition of Block
    Net liabilities assumed, net of cash...........................     (32,494)
    Issuance of notes payable......................................     600,000
  Acquisition of Elaine Dine
    Net assets acquired, net of cash...............................     286,000
    Issuance of Common Stock.......................................     650,000
    Grant of stock options.........................................     350,000
    Issuance of notes payable......................................   2,000,000
    Deferred purchase price........................................     500,000
  Acquisition of Johnson Group
    Net assets acquired, net of cash...............................     199,868
    Issuance of Common Stock.......................................   1,211,046
    Issuance of notes payable......................................     245,760
  Acquisition of Amicus One
    Net assets acquired, net of cash...............................     363,029
    Issuance of Common Stock.......................................     990,000
    Issuance of a note payable.....................................     560,000

13. STOCK SPLIT:

  All share and per share data give effect to a 5-for-8 reverse stock split.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
U.S. Legal Support, Inc.:

  We have audited the accompanying balance sheet of Looney & Company as of December 31, 1995 and 1996, and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Looney & Company as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
September 5, 1997

                                LOONEY & COMPANY

                                 BALANCE SHEET

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1995       1996
                         ASSETS                           ---------- ----------
Current assets:
 Cash....................................................        $--    $20,605
 Accounts receivable:
  Trade, net of allowance of $142,581 and $223,331,
   respectively..........................................  2,095,032  1,307,330
  Related parties........................................     69,531    319,302
 Prepaid expenses and other current assets...............     56,049     45,926
 Deferred income taxes...................................         --     26,742
                                                          ---------- ----------
      Total current assets...............................  2,220,612  1,719,905
Property and equipment, net..............................    590,101    426,296
Other assets.............................................     51,041     27,500
Deferred income taxes....................................         --     18,500
                                                          ---------- ----------
Total assets............................................. $2,861,754 $2,192,201
                                                          ========== ==========
          LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable........................................   $452,125   $183,389
 Accrued liabilities.....................................    897,265  1,140,163
 Income taxes payable....................................    123,303         --
 Deferred income taxes...................................     15,188         --
 Current maturities of long-term obligations.............    832,157    529,413
                                                          ---------- ----------
      Total current liabilities..........................  2,320,038  1,852,965
Long-term obligations, net of current maturities.........    227,378    131,473
Deferred income taxes....................................    122,274         --
Commitments and contingencies
Stockholder's equity:
 Common stock, $1 par value, 100,000 shares authorized,
  1,000 shares issued and outstanding....................      1,000      1,000
 Retained earnings.......................................    191,064    206,763
                                                          ---------- ----------
      Total stockholder's equity.........................    192,064    207,763
                                                          ---------- ----------
Total liabilities and stockholder's equity............... $2,861,754 $2,192,201
                                                          ========== ==========

    The accompanying notes are an integral part of the financial statements.

                                LOONEY & COMPANY

                            STATEMENT OF OPERATIONS

                                                 YEAR ENDED DECEMBER 31,
                                             ---------------------------------
                                                1994        1995       1996
                                             ----------  ---------- ----------
Revenues.................................... $8,362,920  $9,103,728 $7,667,539
Cost of services............................  5,589,599   5,763,195  4,838,932
                                             ----------  ---------- ----------
Gross profit................................  2,773,321   3,340,533  2,828,607
Selling, general and administrative
 expenses...................................  3,042,999   1,970,310  2,351,669
Depreciation................................    223,680     230,353    212,277
                                             ----------  ---------- ----------
Operating income (loss).....................   (493,358)  1,139,870    264,661
Interest expense............................    184,414     229,969    238,251
                                             ----------  ---------- ----------
Income (loss) before income taxes...........   (677,772)    909,901     26,410
Income tax (benefit) expense................   (182,979)    327,177     10,711
                                             ----------  ---------- ----------
Net income (loss)........................... $ (494,793) $  582,724 $   15,699
                                             ==========  ========== ==========


    The accompanying notes are an integral part of the financial statements.

                                LOONEY & COMPANY

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                                                       TOTAL
                                                  COMMON RETAINED  STOCKHOLDER'S
                                                  STOCK  EARNINGS     EQUITY
                                                  ------ --------  -------------
Balance as of January 1, 1994.................... $1,000 $103,133    $104,133
Net loss.........................................     -- (494,793)   (494,793)
                                                  ------ --------    --------
Balance as of December 31, 1994..................  1,000 (391,660)   (390,660)
Net income.......................................     --  582,724     582,724
                                                  ------ --------    --------
Balance as of December 31, 1995..................  1,000  191,064     192,064
Net income.......................................     --   15,699      15,699
                                                  ------ --------    --------
Balance as of December 31, 1996.................. $1,000 $206,763    $207,763
                                                  ====== ========    ========




    The accompanying notes are an integral part of the financial statements.

                                LOONEY & COMPANY

                            STATEMENT OF CASH FLOWS

                                                  YEAR ENDED DECEMBER 31,
                                                ------------------------------
                                                   1994       1995      1996
                                                ----------  --------  --------
Cash flows from operating activities:
 Net income (loss).............................  $(494,793) $582,724   $15,699
 Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
  Depreciation.................................    223,680   230,353   212,277
  Provision for doubtful accounts..............     28,566    82,773    80,750
  Deferred income taxes........................     40,263    75,272  (182,704)
  Loss on disposal of equipment................     47,345        --        --
  Changes in operating assets and liabilities:
   Accounts receivable.........................   (161,513) (256,538)  706,952
   Other receivables, related parties..........         --    34,407  (249,771)
   Prepaid expenses and other current assets...    (12,116)   (1,199)   10,123
   Accounts payable and accrued liabilities....    275,578  (305,706)   76,138
   Income taxes payable........................         --   123,303  (123,303)
   Other assets................................    148,305     3,010    23,541
                                                ----------  --------  --------
      Net cash provided by operating
       activities..............................     95,315   568,399   569,702
                                                ----------  --------  --------
Cash flows from investing activities:
 Purchase of property and equipment............   (182,331)   (7,654)  (51,028)
                                                ----------  --------  --------
      Net cash used in investing activities ...   (182,331)   (7,654)  (51,028)
                                                ----------  --------  --------
Cash flows from financing activities:
 Proceeds from borrowings......................    972,517        --        --
 Principal payments on long-term obligations... (1,013,769) (491,404) (396,093)
 Other.........................................    128,268   (69,341) (101,976)
                                                ----------  --------  --------
      Net cash provided by (used in) financing
       activities .............................     87,016  (560,745) (498,069)
                                                ----------  --------  --------
Increase in cash...............................         --        --    20,605
Cash and cash equivalents at beginning of
 period........................................         --        --        --
                                                ----------  --------  --------
Cash and cash equivalents at end of period..... $       --  $     --  $ 20,605
                                                ==========  ========  ========
Cash paid for interest.........................   $252,906  $229,969  $238,251
Cash paid for income taxes.....................         --   120,000   297,590
Non cash investing and financing activities:
 Equipment acquired under capital leases.......    123,126    44,504    13,051

    The accompanying notes are an integral part of the financial statements.

                               LOONEY & COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS:

  Looney & Company (the "Company"), a Texas corporation, was founded in 1988 and operates in six Texas offices, providing litigation support services primarily to insurance companies, law firms and large corporations. The Company's primary business is court reporting, the transcription of spoken legal testimony into the written word, the retrieval of records used in conjunction with the investigation and litigation of legal proceedings, and copying services. Looney is the predecessor to U.S. Legal Support, Inc. ("USLS"). The interim financial statements for the nine months ended September 30, 1996 should be read in conjunction with the interim financial statements of USLS included elsewhere in this prospectus.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Preparation of Interim Financial Statements

  The financial statements for the nine months ended September 30, 1996, reflect all adjustments that are, in the opinion of management, necessary or a fair presentation of the results for the period. Such adjustments are considered to be of a normal recurring nature unless otherwise identified.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash

  Cash is maintained in two banks. The balances, at times, may exceed federally insured amounts although management believes that risk of loss is minimal.

 Property and Equipment

  Property and equipment is recorded at cost and is depreciated on the straight-line basis over the estimated useful lives of the assets. Expenditures for improvements that extend the life of such assets are capitalized while maintenance and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in the statement of operations.

 Revenue Recognition

  The Company recognizes revenue as the documents or records are delivered to its customers. An allowance is provided for anticipated bad debts based primarily on historical experience and current estimates.

 Concentration of Credit Risk

  The Company grants credit to various companies primarily in the legal and insurance industries which may be affected by economic or other external conditions. The Company maintains allowances for potential credit losses, and such losses have been within management's expectations.

 Income Taxes

  Deferred income taxes are provided for the accumulated temporary differences in the bases of assets and liabilities for financial reporting and income tax purposes using enacted tax rates and laws in effect in the years in which the differences are expected to reverse.

                               LOONEY & COMPANY

3. RECEIVABLES, RELATED PARTIES:

  Receivables, related parties, consisted of the following at December 31:

                                                                1995     1996
                                                               ------- --------
      Shareholder............................................. $69,531       --
      U.S. Legal Support, Inc.................................      -- $258,988
      Klein, Bury & Associates................................      --   60,314
                                                               ------- --------
                                                               $69,531 $319,302
                                                               ======= ========

  In 1996, the Company paid, on behalf of Klein, Bury & Associates ("Klein Bury") and U.S. Legal Support, Inc. ("USLS"), costs incurred related to the January 1997 acquisitions of the Company and Klein Bury by USLS (see Note 9).

4. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following at December 31:

                               USEFUL LIVES    1995        1996
                               ------------ ----------  ----------
      Furniture, fixtures and
       equipment.............. 5 to 7 years $1,304,264  $1,367,342
      Vehicles................      5 years     56,640      21,782
                                            ----------  ----------
                                             1,360,904   1,389,124
      Less accumulated
       depreciation...........                (770,803)   (962,828)
                                            ----------  ----------
                                            $  590,101  $  426,296
                                            ==========  ==========

  The Company has entered into various capital leases. The leases were recorded upon their inception using the interest rate implicit in the lease agreements. The capitalized cost of leased office equipment was approximately $581,000 and $594,000 at December 31, 1995 and 1996, respectively.

                                LOONEY & COMPANY

5. LONG-TERM OBLIGATIONS:

  Long-term obligations consisted of the following at December 31:

                                                              DECEMBER 31,
                                                           -------------------
                                                             1995       1996
                                                           ---------  --------
Note payable to a bank under line of credit, providing
 borrowings up to $1,500,000, with interest at the prime
 rate plus 2.25%, collateralized by substantially all
 assets of the Company not otherwise pledged.............   $657,422  $438,853
Obligations under capital leases of certain equipment,
 due in monthly installments through July 2000, with
 implicit interest rates ranging from 8.0% to 20%........    319,024   218,533
Notes payable to bank, due in monthly installments,
 including interest at 7% to 9.25%, through January 1997,
 collateralized by certain equipment.....................     83,089     3,500
                                                           ---------  --------
                                                           1,059,535   660,886
Less current maturities..................................   (832,157) (529,413)
                                                           ---------  --------
                                                            $227,378  $131,473
                                                           =========  ========

  At December 31, 1996, future minimum payments under long-term obligations were as follows:

                                                                NOTE   CAPITAL
      YEAR ENDED                                              PAYABLE   LEASES
      ----------                                              -------- --------
      1997................................................... $442,353 $109,516
      1998...................................................       --   83,560
      1999...................................................       --   59,179
      2000...................................................       --    9,093
                                                              -------- --------
                                                               442,353  261,348
      Less amounts representing interest.....................       --   42,815
                                                              -------- --------
                                                              $442,353 $218,533
                                                              ======== ========

6. INCOME TAXES:

  The provision for income taxes consisted of the following for the years ended December 31:

                                                     YEAR ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1994       1995     1996
                                                   ---------  -------- --------
Current........................................... $(223,242) $251,905 $193,415
Deferred..........................................    40,263    75,272 (182,704)
                                                   ---------  -------- --------
                                                   $(182,979) $327,177 $ 10,711
                                                   =========  ======== ========

                               LOONEY & COMPANY

  A reconciliation of the differences between income taxes computed at the U.S. federal statutory rate of 34% and the Company's reported provision (benefit) for income taxes follows:

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1994       1995     1996
                                                  ---------  --------  -------
Income tax provision (benefit) at statutory
 rate............................................ $(230,442) $309,366   $8,979
State tax provision, net of federal income tax
 benefit.........................................    20,333    27,297      792
Nondeductible expenses and other.................    27,130    (9,486)     940
                                                  ---------  --------  -------
                                                  $(182,979) $327,177  $10,711
                                                  =========  ========  =======

  The components of deferred income tax assets and liabilities were as follows:

                                                               DECEMBER 31,
                                                             ------------------
                                                               1995      1996
                                                             ---------  -------
Deferred tax assets:
  Accrued liabilities.......................................   $54,331  $84,884
  Allowance for doubtful accounts...........................    52,755   82,632
                                                             ---------  -------
    Deferred tax assets.....................................   107,086  167,516
Deferred tax liabilities:
  Conversion from cash to accrual basis for tax reporting
   purposes.................................................   244,548  122,274
                                                             ---------  -------
    Net deferred tax asset (liability)...................... $(137,462) $45,242
                                                             =========  =======

7. ACCRUED LIABILITIES:

  Accrued liabilities consisted of the following:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1995      1996
                                                            -------- ----------
Customer overpayments...................................... $602,361 $  519,711
Payroll....................................................  154,904    160,452
Litigation settlements and other...........................  140,000    100,000
Ownership interests........................................       --    360,000
                                                            -------- ----------
                                                            $897,265 $1,140,163
                                                            ======== ==========

  The Company recorded a charge of $360,000 in the fourth quarter of 1996 for the fair value of ownership interests granted to certain employees by the Company's shareholder. The obligation was satisfied in January 1997 in connection with the acquisition of the Company's stock (Note 9).

  Customer overpayments arise primarily when customers make duplicate payments or payments in excess of billed amounts. The customers have generally denied the Company's refund attempts, which the management of the Company believes is due to the significant volume and relatively small amount of each individual billing. Legal counsel has advised the Company that any claims by third parties for overpayments are subject to statute-of-limitation laws and related interpretations, which vary by state, and the ultimate resolution of any such third-party claims, if made, is not certain.

  In 1997, the Company paid all outstanding amounts owed under litigation settlements.

                               LOONEY & COMPANY

8. COMMITMENTS AND CONTINGENCIES:

 Independent Contractors

  The Company, like most court reporting firms, provides court reporting services through the use of independent contractors, who are not employees of the Company. The Company does not pay or withhold federal or state employment taxes with respect to these independent contractors. Independent court reporters are responsible for acquiring and operating their court reporting equipment. The use of independent contractors as court reporters is consistent with industry practice and allows the Company to control costs. In the event the Company were required to treat these court reporters as its employees, the Company could become responsible for the taxes required to be withheld and could incur additional costs associated with employee benefits and other employee costs.

 Operating Leases

  Aggregate minimum rental commitments under noncancelable operating leases with lease terms in excess of one year are as follows:

      1997............................................................. $274,314
      1998.............................................................  242,035
      1999.............................................................  197,163
      2000.............................................................  143,637
      2001.............................................................   73,110
                                                                        --------
                                                                        $930,259
                                                                        ========

  Rent expense recorded in 1995 and 1996 totaled approximately $295,000 and $260,000, respectively. Certain rental agreements provide for additional rent based on the lessors' operating expenses.

 Legal Proceedings

  The Company is involved in certain lawsuits and claims arising in the normal course of business. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

9. FORMATION OF NEW COMPANY:

  In October 1996, the Company's shareholder, along with an investment firm, formed U.S. Legal Support, Inc. ("USLS") to create a nationwide a leading provider of legal support and staffing services to law firms, insurance providers and major corporations. In January 1997, the Company's stock was exchanged for stock of USLS as part of a common control combination (see Note 1 of the U.S. Legal Support, Inc. financial statements).

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
U.S. Legal Support, Inc.:

  We have audited the accompanying balance sheet of Klein, Bury & Associates, Inc. as of September 30, 1995 and December 31, 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Klein, Bury & Associates, Inc. as of September 30, 1995 and December 31, 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
August 15, 1997

                         KLEIN, BURY & ASSOCIATES, INC.

                                 BALANCE SHEET

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1995          1996
                                                     ------------- ------------
                       ASSETS
Current assets:
  Cash..............................................  $      --       $315,437
  Accounts receivable, net of allowance of $216,619
   and $235,823, respectively.......................   1,908,325     2,120,265
                                                      ----------    ----------
    Total current assets............................   1,908,325     2,435,702
Property and equipment, net.........................      61,278        30,411
Other assets........................................       4,405         4,405
                                                      ----------    ----------
Total assets........................................  $1,974,008    $2,470,518
                                                      ==========    ==========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................  $  843,577    $1,167,787
  Accrued liabilities...............................       4,296         4,638
  Income taxes payable..............................         --        140,482
  Deferred income taxes.............................     425,407       358,474
                                                      ----------    ----------
    Total current liabilities.......................   1,273,280     1,671,381
Deferred income taxes...............................      25,605        26,507
Commitments and contingencies
Stockholders' equity:
  Common stock, $1 par value, 500 shares authorized,
   issued and outstanding...........................         500           500
  Additional paid-in capital........................      30,000        30,000
  Retained earnings.................................     644,623       742,130
                                                      ----------    ----------
    Total stockholders' equity......................     675,123       772,630
                                                      ----------    ----------
Total liabilities and stockholders' equity..........  $1,974,008    $2,470,518
                                                      ==========    ==========


    The accompanying notes are an integral part of the financial statements.

                         KLEIN, BURY & ASSOCIATES, INC.

                              STATEMENT OF INCOME

                                                       YEAR ENDED    YEAR ENDED
                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1995          1996
                                                      ------------- ------------
Revenues.............................................  $7,302,368    $8,525,386
Cost of services.....................................   4,837,854     5,586,241
                                                       ----------    ----------
Gross profit.........................................   2,464,514     2,939,145
Selling, general and administrative expenses.........   2,263,112     2,779,564
Depreciation.........................................      16,343        15,367
                                                       ----------    ----------
Income before income taxes...........................     185,059       144,214
Income taxes.........................................      76,901        55,065
                                                       ----------    ----------
  Net income.........................................  $  108,158    $   89,149
                                                       ==========    ==========




    The accompanying notes are an integral part of the financial statements.

                         KLEIN, BURY & ASSOCIATES, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                             ADDITIONAL              TOTAL
                                      COMMON  PAID-IN   RETAINED STOCKHOLDERS'
                                      STOCK   CAPITAL   EARNINGS    EQUITY
                                      ------ ---------- -------- -------------
October 1, 1994......................  $500   $   --    $536,465   $536,965
Capital contributions................   --     30,000        --      30,000
Net income...........................   --        --     108,158    108,158
                                       ----   -------   --------   --------
September 30, 1995...................   500    30,000    644,623    675,123
Net income, three months ended
 December 31, 1995...................   --        --       8,358      8,358
                                       ----   -------   --------   --------
December 31, 1995....................   500    30,000    652,981    683,481
Net income...........................   --        --      89,149     89,149
                                       ----   -------   --------   --------
December 31, 1996....................  $500   $30,000   $742,130   $772,630
                                       ====   =======   ========   ========




    The accompanying notes are an integral part of the financial statements.

                         KLEIN, BURY & ASSOCIATES, INC.

                            STATEMENT OF CASH FLOWS

                                                      YEAR ENDED    YEAR ENDED
                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1995          1996
                                                     ------------- ------------
Cash flows from operating activities:
 Net income.........................................   $108,158       $89,149
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation......................................     16,343        15,367
  Provision for doubtful accounts...................     86,801        64,366
  Deferred tax expense..............................     76,901        92,528
  Changes in operating assets and liabilities:
   Accounts receivable..............................   (453,406)     (428,690)
   Accounts payable.................................     12,451       244,132
   Accrued liabilities..............................    141,336       (63,740)
                                                       --------      --------
      Net cash provided by operating activities.....    (11,416)       13,112
                                                       --------      --------
Cash flows from investing activities:
 Capital expenditures...............................         --        (2,261)
                                                       --------      --------
      Net cash used in investing activities.........         --        (2,261)
                                                       --------      --------
Cash flows from financing activities:
 Capital contribution...............................     30,000            --
 Cash overdraft.....................................    (18,616)           --
                                                       --------      --------
      Net cash provided by financing activities.....     11,384            --
                                                       --------      --------
Increase (decrease) in cash.........................        (32)       10,851
Cash and cash equivalents at beginning of year......         32       304,586
                                                       --------      --------
Cash and cash equivalents at end of year............   $     --      $315,437
                                                       ========      ========


    The accompanying notes are an integral part of the financial statements.

                        KLEIN, BURY & ASSOCIATES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS:

  Klein, Bury & Associates, Inc., (the "Company"), a Florida corporation, was founded in 1977 as a court reporting business based in Miami, Florida, with four additional offices in Florida. The Company provides general court reporting services, the transcription of spoken legal testimony into the written word, and has particular expertise in handling cases involving medical malpractice.

  The Company changed its fiscal year end for reporting purposes from September 30 to December 31. The results of operations for the three months ended December 31, 1996 have been included in the statement of stockholders' equity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash

  Cash is maintained at one bank. The balances, at times, may exceed federally insured amounts, although management believes that risk of loss is minimal.

 Property and Equipment

  Property and equipment is recorded at cost and is depreciated on the straight-line basis over the estimated useful lives of the assets. Expenditures for improvements that extend the life of such assets are capitalized while maintenance and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in the statement of income.

 Revenue Recognition

  The Company recognizes revenue as the documents or records are delivered to its customers. An allowance is provided for anticipated bad debts, based primarily on historical experience and current estimates.

 Concentration of Credit Risk

  The Company grants credit to various companies primarily in the legal and insurance industries which may be affected by economic or other external conditions. The Company maintains allowances for potential credit losses, and such losses have been within management's expectations.

 Income Taxes

  Deferred income taxes are provided for the accumulated temporary differences in the bases of assets and liabilities for financial reporting and income tax purposes using enacted tax rates and laws in effect in the years in which the differences are expected to reverse.

                        KLEIN, BURY & ASSOCIATES, INC.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following:

                                                    SEPTEMBER 30, DECEMBER 31,
                                       USEFUL LIVES     1995          1996
                                       ------------ ------------- ------------
      Leasehold improvements..........      5 years    $26,085       $26,085
      Furniture, fixtures and
       equipment...................... 5 to 7 years    116,393       118,654
                                                       -------      --------
                                                       142,478       144,739
      Less accumulated depreciation...                 (81,200)     (114,328)
                                                       -------      --------
                                                       $61,278       $30,411
                                                       =======      ========

4. INCOME TAXES:

  The provision for income taxes consisted of the following:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1995          1996
                                                      ------------- ------------
      Current........................................    $   --       $(37,463)
      Deferred.......................................     76,901        92,528
                                                         -------      --------
                                                         $76,901      $ 55,065
                                                         =======      ========

  A reconciliation of the differences between income taxes computed at the U.S. federal statutory rate of 34% and the Company's reported provision for income taxes follows:

                                                    SEPTEMBER 30, DECEMBER 31,
                                                        1995          1996
                                                    ------------- ------------
      Income tax provision at statutory rate.......    $62,920      $49,033
      State tax provision, net of federal income
       tax benefit.................................      6,847        5,336
      Nondeductible expenses and other.............      7,134          696
                                                       -------      -------
                                                       $76,901      $55,065
                                                       =======      =======

  The components of deferred income tax assets and liabilities were as follows:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1995          1996
                                                      ------------- ------------
      Deferred tax liabilities:
        Conversion from accrual to cash basis........   $425,407      $358,474
        Property and equipment.......................     25,605        26,507
                                                        --------      --------
                                                        $451,012      $384,981
                                                        ========      ========

5. RELATED-PARTY TRANSACTIONS:

  During the years ended September 30, 1995 and December 31, 1996, the Company incurred rent expense of approximately $41,000 and $45,600, respectively, for office space leased from a partnership in which an interest is held by the Company's president and majority shareholder.

                        KLEIN, BURY & ASSOCIATES, INC.

6. COMMITMENTS AND CONTINGENCIES:

 Independent Contractors

  The Company, like most court reporting firms, provides court reporting services through the use of independent contractors, who are not employees of the Company. The Company does not pay or withhold federal or state employment taxes with respect to these independent contractors. Independent court reporters are responsible for acquiring and operating their court reporting equipment. The use of independent contractors as court reporters is consistent with industry practice and allows the Company to control costs. In the event the Company were required to treat these court reporters as its employees, the Company could become responsible for the taxes required to be withheld and could incur additional costs associated with employee benefits and other employee costs.

 Operating Leases

  Aggregate minimum rental commitments under noncancelable operating leases with lease terms in excess of one year are as follows:

      1997..........................................................    $281,398
      1998..........................................................     244,222
      1999..........................................................     225,855
      2000..........................................................     232,702
      2001..........................................................     177,381
                                                                      ----------
                                                                      $1,161,558
                                                                      ==========

  Rent expense for the years ended September 30, 1995 and December 31, 1996 totaled approximately $240,000 and $276,000, respectively. Certain rental agreements provide for additional rent based on the lessors' operating expenses.

 Legal Proceedings

  The Company is involved in certain lawsuits and claims arising in the normal course of business. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

7. SALE OF THE COMPANY:

  In January 1997, the Company's stock was acquired by U.S. Legal Support,
Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
U.S. Legal Support, Inc.:

  We have audited the accompanying balance sheet of G & G Court Reporters (a Sole Proprietorship) as of December 31, 1995 and 1996, and the related statements of income, owner's equity and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of G & G Court Reporters as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
September 4, 1997

                             G & G COURT REPORTERS

                                 BALANCE SHEET

                                                                DECEMBER 31,
                                                              -----------------
                                                                1995     1996
                           ASSETS                             -------- --------
Current assets:
  Accounts receivable, net of allowance of $15,500 in 1995
   and 1996.................................................. $281,925 $251,103
                                                              -------- --------
    Total current assets.....................................  281,925  251,103
Property and equipment, net..................................    1,693    1,403
                                                              -------- --------
Total assets................................................. $283,618 $252,506
                                                              ======== ========
               LIABILITIES AND OWNER'S EQUITY
Current liabilities:
  Cash overdraft............................................. $ 23,193 $    709
  Accounts payable...........................................    4,218    3,163
  Accrued liabilities........................................    4,451   11,754
                                                              -------- --------
    Total current liabilities................................   31,862   15,626
Commitments and contingencies
Owner's equity...............................................  251,756  236,880
                                                              -------- --------
Total liabilities and owner's equity......................... $283,618 $252,506
                                                              ======== ========



    The accompanying notes are an integral part of the financial statements.

                             G & G COURT REPORTERS

                              STATEMENT OF INCOME

                                                             SIX
                                      YEAR ENDED DECEMBER   MONTHS  JANUARY 1,
                                              31,           ENDED    THROUGH
                                     --------------------- JUNE 30,  MAY 19,
                                        1995       1996      1996      1997
                                     ---------- ---------- -------- ----------
                                                               (UNAUDITED)
Revenues............................ $1,544,379 $1,517,377 $745,412  $543,282
Cost of services....................    813,646    837,774  412,850   321,716
                                     ---------- ---------- --------  --------
Gross profit........................    730,733    679,603  332,562   221,566
Selling, general and administrative
 expenses...........................    281,725    286,861  138,900    98,112
Depreciation........................        318        290      145       145
                                     ---------- ---------- --------  --------
Net income.......................... $  448,690 $  392,452 $193,517  $123,309
                                     ========== ========== ========  ========




    The accompanying notes are an integral part of the financial statements.

                             G & G COURT REPORTERS

                          STATEMENT OF OWNER'S EQUITY

Balance, January 1, 1995.............................................. $265,153
Distributions......................................................... (462,087)
Net income............................................................  448,690
                                                                       --------
Balance, December 31, 1995............................................  251,756
Distributions......................................................... (407,328)
Net income............................................................  392,452
                                                                       --------
Balance, December 31, 1996............................................  236,880
Distributions (unaudited)............................................. (199,594)
Net income (unaudited)................................................  123,309
                                                                       --------
Balance, May 19, 1997 (unaudited)..................................... $160,595
                                                                       ========




    The accompanying notes are an integral part of the financial statements.

                             G & G COURT REPORTERS

                            STATEMENT OF CASH FLOWS

                                                              SIX     JANUARY
                                           YEAR ENDED        MONTHS      1,
                                          DECEMBER 31,       ENDED    THROUGH
                                        ------------------  JUNE 30,  MAY 19,
                                          1995      1996      1996      1997
                                        --------  --------  --------  --------
                                                               (UNAUDITED)
Cash flows from operating activities:
 Net income............................ $448,690  $392,452  $193,517  $123,309
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation.........................      318       290       145       145
  Changes in operating assets and
   liabilities:
   Accounts receivable.................   22,479    30,822    73,191    29,636
   Accounts payable and accrued
    liabilities........................    4,203     6,248     4,619    45,795
                                        --------  --------  --------  --------
      Net cash provided by operating
       activities......................  475,690   429,812   271,472   198,885
                                        --------  --------  --------  --------
Cash flows from financing activities:
 Cash overdraft........................  (13,603)  (22,484)    9,670       709
 Distributions......................... (462,087) (407,328) (281,142) (199,594)
                                        --------  --------  --------  --------
      Net cash used in financing
       activities...................... (475,690) (429,812) (271,472) (198,885)
                                        --------  --------  --------  --------
Change in cash.........................       --        --        --        --
Cash and cash equivalents at beginning
 of period.............................       --        --        --        --
                                        --------  --------  --------  --------
Cash and cash equivalents at end of
 period................................ $     --  $     --  $     --  $     --
                                        ========  ========  ========  ========



    The accompanying notes are an integral part of the financial statements.

                             G & G COURT REPORTERS

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS:

  G & G Court Reporters, a Sole Proprietorship (the "Company"), operates in California, providing litigation support services primarily for insurance companies, law firms and large corporations. The Company's primary business is court reporting, the transcription of spoken legal testimony into the written word.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Preparation of Interim Financial Statements

  The unaudited financial statements for the periods ended June 30, 1996 and May 19, 1997 reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the periods. Such adjustments are considered to be of a normal recurring nature unless otherwise identified.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash

  Cash is maintained primarily in one bank. The balances, at times, may exceed federally insured amounts, although management believes that risk of loss is minimal.

 Property and Equipment

  Property and equipment is recorded at cost and depreciated on the straight-line basis over the estimated useful lives of the assets. Expenditures for improvements that extend the life of such assets are capitalized while maintenance and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in the statements of income.

 Income Taxes

  The Company is organized as a sole proprietorship. No provision for federal income taxes is provided in these financial statements because the Company's income is included in the owner's separate income tax return.

 Revenue Recognition

  The Company recognizes revenue as the documents or records are delivered to its customers. An allowance is provided for anticipated bad debts, based primarily on historical experience and current estimates.

 Concentration of Credit Risk

  The Company grants credit to various companies primarily in the legal and insurance industries which may be affected by economic or other external conditions. The Company maintains allowances for potential credit losses, and such losses have been within management's expectations.

                             G & G COURT REPORTERS

3. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following:

                                                                DECEMBER 31,
                                                               ----------------
                                                  USEFUL LIVES  1995     1996
                                                  ------------ -------  -------
Furniture, fixtures and equipment................ 5 to 7 years $55,700  $51,181
Less accumulated depreciation....................              (54,007) (49,778)
                                                               -------  -------
                                                               $ 1,693  $ 1,403
                                                               =======  =======

4. COMMITMENTS AND CONTINGENCIES:

 Independent Contractors

  The Company, like most court reporting firms, provides court reporting services through the use of independent contractors, who are not employees of the Company. The Company does not pay or withhold federal or state employment taxes with respect to these independent contractors. Independent court reporters are responsible for acquiring and operating their court reporting equipment. The use of independent contractors as court reporters is consistent with industry practice and allows the Company to control costs. In the event the Company were required to treat these court reporters as its employees, the Company could become responsible for the taxes required to be withheld and could incur additional costs associated with employee benefits and other employee costs.

 Operating Leases

  Rent expense totalled approximately $59,000 and $56,000 for the years ended December 31, 1995 and 1996, respectively. The Company's office lease expired in June 1997. The Company entered a new office lease in June 1997 expiring July 2002 with annual rent of approximately $44,000.

 Legal Proceedings

  The Company is involved in certain lawsuits and claims arising in the normal course of business. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

5. SALE OF THE BUSINESS:

  On May 19, 1997, certain of the Company's net assets were sold to U.S. Legal Support, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
U.S. Legal Support, Inc.:

  We have audited the accompanying balance sheet of San Francisco Reporting Service (a California Partnership) as of December 31, 1996 and May 14, 1997, and the related statements of income, partners' capital and cash flows for the year ended December 31, 1996 and the period from January 1, 1997 through May 14, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of San Francisco Reporting Service as of December 31, 1996 and May 14, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the period from January 1, 1997 through May 14, 1997 in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
September 19, 1997

                        SAN FRANCISCO REPORTING SERVICE

                                 BALANCE SHEET

                                                           DECEMBER 31, MAY 14,
                                                               1996       1997
                                                           ------------ --------
                          ASSETS
Current assets:
  Cash....................................................   $     --    $19,309
  Accounts receivable, net of allowance of $4,000 at 1996
   and 1997...............................................    112,772    197,543
  Prepaid expenses and other current assets...............      5,296      8,762
                                                             --------   --------
    Total current assets..................................    118,068    225,614
Property and equipment, net...............................     42,939     38,222
                                                             --------   --------
Total assets..............................................   $161,007   $263,836
                                                             ========   ========
            LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Note payable to bank....................................    $21,195    $63,425
  Accounts payable........................................     65,703    144,166
  Due to related parties..................................     11,000         --
  Cash overdraft..........................................     28,709         --
  Current maturities of capital lease obligation..........      2,477      2,477
                                                             --------   --------
    Total current liabilities.............................    129,084    210,068
Capital lease obligation..................................      3,580      2,586
Commitments and contingencies
Partners' capital.........................................     28,343     51,182
                                                             --------   --------
Total liabilities and partners' capital...................   $161,007   $263,836
                                                             ========   ========


    The accompanying notes are an integral part of the financial statements.

                        SAN FRANCISCO REPORTING SERVICE

                              STATEMENT OF INCOME

                                                          SIX MONTHS   PERIOD
                                              YEAR ENDED     ENDED     ENDED
                                             DECEMBER 31,  JUNE 30,   MAY 14,
                                                 1996        1996       1997
                                             ------------ ----------- --------
                                                          (UNAUDITED)
Revenues....................................  $1,139,538   $586,754   $467,424
Cost of services............................     745,336    406,321    289,842
                                              ----------   --------   --------
Gross profit................................     394,202    180,433    177,582
Selling, general and administrative
 expenses...................................     356,284    168,696    141,682
Depreciation................................      11,800      5,900      4,717
                                              ----------   --------   --------
  Operating income..........................      26,118      5,837     31,183
Interest expense............................       4,993      3,571      2,344
                                              ----------   --------   --------
  Net income................................  $   21,125   $  2,266   $ 28,839
                                              ==========   ========   ========



    The accompanying notes are an integral part of the financial statements.

                        SAN FRANCISCO REPORTING SERVICE

                         STATEMENT OF PARTNERS' CAPITAL

Balance as of January 1, 1996.......................................... $26,218
Distributions.......................................................... (19,000)
Net income.............................................................  21,125
                                                                        -------
Balance as of December 31, 1996........................................  28,343
Distributions..........................................................  (6,000)
Net income.............................................................  28,839
                                                                        -------
Balance as of May 14, 1997............................................. $51,182
                                                                        =======




    The accompanying notes are an integral part of the financial statements.

                        SAN FRANCISCO REPORTING SERVICE

                            STATEMENT OF CASH FLOWS

                                                                       PERIOD
                                                YEAR ENDED  SIX MONTHS  ENDED
                                               DECEMBER 31, ENDED JUNE MAY 14,
                                                   1996      30, 1996   1997
                                               ------------ ---------- -------
                                                         (UNAUDITED)
Cash flows from operating activities:
 Net income...................................   $21,125      $2,266   $28,839
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation................................    11,800       5,900     4,717
  Provision for doubtful accounts.............     2,000          --        --
  Changes in operating assets and liabilities:
   Accounts receivable........................    63,171      19,543   (84,771)
   Prepaid expenses and other current assets..      (176)       (133)   (3,466)
   Accounts payable...........................   (47,687)    (12,903)   67,463
                                                 -------     -------   -------
      Net cash provided by operating
       activities.............................    50,233      14,673    12,782
                                                 -------     -------   -------
Cash flows from investing activities:
 Capital expenditures.........................   (18,573)    (18,573)       --
                                                 -------     -------   -------
      Net cash used in investing activities...   (18,573)    (18,573)       --
                                                 -------     -------   -------
Cash flows from financing activities:
 Change in note payable to bank...............   (39,412)     15,002    42,230
 Payments on capital lease obligation.........    (1,660)       (536)     (994)
 Distributions to partners....................   (19,000)    (14,000)   (6,000)
 Cash overdraft...............................    28,412       3,434   (28,709)
                                                 -------     -------   -------
      Net cash provided by (used in) financing
       activities.............................   (31,660)      3,900     6,527
                                                 -------     -------   -------
Increase in cash..............................        --          --    19,309
Cash and cash equivalents at beginning of
 period.......................................        --          --        --
                                                 -------     -------   -------
Cash and cash equivalents at end of period....   $    --     $    --   $19,309
                                                 =======     =======   =======
Cash paid for interest........................   $ 4,993      $3,571   $ 2,344
                                                 =======     =======   =======

    The accompanying notes are an integral part of the financial statements.

                        SAN FRANCISCO REPORTING SERVICE

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS:

  San Francisco Reporting Service (the "Company"), a California partnership, operates in California, providing litigation support services primarily for insurance companies, law firms and large corporations. The Company's primary business is court reporting, the transcription of spoken legal testimony into the written word. An additional component of the Company's litigation support services is the retrieval of records used in conjunction with the investigation and litigation of legal proceedings. The Company also provides copying services. On May 14, 1997, certain of the Company's net assets were sold to U.S. Legal Support, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Preparation of Interim Financial Statements

  The financial statements for the six month period ended June 30, 1996, reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the periods. Such adjustments are considered to be of a normal recurring nature unless otherwise identified.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash

  Cash is maintained in one bank. The balances, at times, may exceed federally insured amounts although management believes the risk of loss is minimal.

 Property and Equipment

  Property and equipment is recorded at cost and depreciated on the straight-line basis over the estimated useful lives of the assets. Expenditures for improvements that extend the life of such assets are capitalized, while maintenance and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in the statement of operations.

 Revenue Recognition

  The Company recognizes revenue as the documents or records are delivered to its customers. An allowance is provided for anticipated bad debts, based primarily on historical experience and current estimates.

 Concentration of Credit Risk

  The Company grants credit to various companies primarily in the legal and insurance industries which may be affected by economic or other external conditions. The Company maintains allowances for potential credit losses, and such losses have been within management's expectations.

 Income Taxes

  No provision for federal income taxes is provided in these financial statements, because the Company's income or loss is included in the partners' separate income tax returns.

                        SAN FRANCISCO REPORTING SERVICE

3. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following:

                                                         DECEMBER 31, MAY 14,
                                            USEFUL LIVES     1996      1997
                                            ------------ ------------ -------
      Furniture, fixtures and equipment.... 5 to 7 years   $60,603    $60,603
      Less accumulated depreciation........                (17,664)   (22,381)
                                                           -------    -------
                                                           $42,939    $38,222
                                                           =======    =======

4. NOTE PAYABLE TO BANK:

  At December 31, 1996, the note payable to bank represented amounts borrowed under a $75,000 revolving line of credit agreement with interest at 3.75% above the bank's prime rate (8.25% at December 31, 1996), maturing in December 1997. The note was guaranteed by the partners. The note was repaid in May 1997.

5. CAPITAL LEASE OBLIGATION:

  In 1996, the Company acquired office equipment for $7,717 financed by a long-term capital lease. Future minimum lease payments under the capital lease are as follows:

      May 15, 1997 through December 31, 1997............................ $1,818
      1998..............................................................  3,116
      1999..............................................................    779
                                                                         ------
                                                                          5,713
      Less: Amount representing interest................................   (650)
                                                                         ------
      Present value of net minimum capital lease payments...............  5,063
      Less: Current portion............................................. (2,477)
                                                                         ------
      Long-term portion................................................. $2,586
                                                                         ======

6. COMMITMENTS AND CONTINGENCIES:

 Independent Contractors

  The Company, like most court reporting firms, provides court reporting services through the use of independent contractors, who are not employees of the Company. The Company does not pay or withhold federal or state employment taxes with respect to these independent contractors. Independent court reporters are responsible for acquiring and operating their court reporting equipment. The use of independent contractors as court reporters is consistent with industry practice and allows the Company to control costs. In the event the Company were required to treat these court reporters as its employees, the Company could become responsible for the taxes required to be withheld and could incur additional costs associated with employee benefits and other employee costs.

                        SAN FRANCISCO REPORTING SERVICE

 Operating Leases

  Aggregate minimum rental commitments under noncancelable operating leases and negotiated renewal options with lease terms in excess of one year as of December 31, 1996, are as follows:

      May 15 through December 31, 1997.................................  $17,043
      1998.............................................................   36,156
      1999.............................................................   37,326
      2000.............................................................   28,602
                                                                        --------
                                                                        $119,127
                                                                        ========

  Rent expense totaled approximately $30,000 and $14,000 for the year ended December 31, 1996 and for the period from January 1, 1997 through May 14, 1997, respectively.

7. RELATED PARTY TRANSACTIONS:

  For the year ended December 31, 1996, the Company paid the partners approximately $95,000 for court reporting services. The balance due to the partners for court reporting services at December 31, 1996, of approximately $11,000 was included in accounts payable. There were no payments due to partners at May 14, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
U.S. Legal Support, Inc.:

  We have audited the accompanying balance sheet of Legal Enterprise, Inc. as of December 31, 1995 and 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legal Enterprise, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Houston, Texas
September 5, 1997

                             LEGAL ENTERPRISE, INC.

                                 BALANCE SHEET

                                                    DECEMBER 31,
                                                  -----------------  JUNE 30,
                                                    1995     1996      1997
                                                  -------- -------- -----------
                                                                    (UNAUDITED)
                     ASSETS
Current assets:
  Cash........................................... $     --  $27,958   $47,368
  Accounts receivable, net of allowance of
   $9,640, $20,960 and $18,086, respectively.....  339,414  513,365   528,039
  Prepaid expenses and other current assets......   11,808   15,536    13,860
                                                  -------- --------  --------
    Total current assets.........................  351,222  556,859   589,267
Property and equipment, net......................  161,386  193,559   252,301
Other assets.....................................   13,492   14,351    14,376
                                                  -------- --------  --------
Total assets..................................... $526,100 $764,769  $855,944
                                                  ======== ========  ========
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................  $48,494  $68,193   $50,102
  Accrued liabilities............................   20,959   43,084    56,606
  Notes payable--shareholder.....................  354,270  411,315   345,319
                                                  -------- --------  --------
    Total current liabilities....................  423,723  522,592   452,027
Notes payable--shareholder.......................       --       --    38,615
Commitments and contingencies
Stockholders' equity:
  Common stock, $1 par value, 75,000 shares
   authorized, 2,000 shares issued and
   outstanding...................................    2,000    2,000     2,000
  Paid-in-capital................................   48,000   48,000    48,000
  Retained earnings..............................   52,377  192,177   315,302
                                                  -------- --------  --------
    Total stockholders' equity...................  102,377  242,177   365,302
                                                  -------- --------  --------
Total liabilities and stockholders' equity....... $526,100 $764,769  $855,944
                                                  ======== ========  ========


    The accompanying notes are an integral part of the financial statements.

                             LEGAL ENTERPRISE, INC.

                              STATEMENT OF INCOME

                                    YEAR ENDED DECEMBER  SIX MONTHS ENDED JUNE
                                            31,                   30,
                                   --------------------- ---------------------
                                      1995       1996       1996       1997
                                   ---------- ---------- ---------- ----------
                                                              (UNAUDITED)
Revenues.......................... $2,756,466 $3,706,782 $1,718,985 $2,231,106
Cost of services..................  1,785,906  2,292,138  1,076,707  1,508,737
                                   ---------- ---------- ---------- ----------
Gross profit......................    970,560  1,414,644    642,278    722,369
Selling, general and
 administrative expenses..........    830,261  1,206,578    554,495    559,412
Depreciation......................     39,826     40,579     16,487     25,000
                                   ---------- ---------- ---------- ----------
    Operating income..............    100,473    167,487     71,296    137,957
Interest expense..................     10,767     27,687     14,888     14,832
                                   ---------- ---------- ---------- ----------
    Net income.................... $   89,706 $  139,800 $   56,408 $  123,125
                                   ========== ========== ========== ==========



    The accompanying notes are an integral part of the financial statements.

                             LEGAL ENTERPRISE, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                PAID-                TOTAL
                                        COMMON   IN-   RETAINED  STOCKHOLDERS'
                                        STOCK  CAPITAL EARNINGS     EQUITY
                                        ------ ------- --------  -------------
Balance as of January 1, 1994.......... $2,000 $48,000 $(37,329)    $12,671
Net income.............................     --      --   89,706      89,706
                                        ------ ------- --------    --------
Balance as of December 31, 1995........  2,000  48,000   52,377     102,377
Net income.............................     --      --  139,800     139,800
                                        ------ ------- --------    --------
Balance as of December 31, 1996........  2,000  48,000  192,177     242,177
Net income (unaudited).................     --      --  123,125     123,125
                                        ------ ------- --------    --------
Balance as of June 30, 1997
 (unaudited)........................... $2,000 $48,000 $315,302    $365,302
                                        ====== ======= ========    ========



    The accompanying notes are an integral part of the financial statements.

                             LEGAL ENTERPRISE, INC.

                            STATEMENT OF CASH FLOWS

                                                                FOR THE SIX
                                       FOR THE YEARS ENDED   MONTHS ENDED JUNE
                                          DECEMBER 31,              30,
                                       --------------------  ------------------
                                         1995       1996       1996      1997
                                       ---------  ---------  --------  --------
                                                                (UNAUDITED)
Cash flows from operating activities:
  Net income.........................    $89,706   $139,800   $56,408  $123,125
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation.....................     39,826     40,579    16,487    25,000
    Provision for doubtful accounts..        --      11,320    11,320    (2,874)
    Changes in operating assets and
     liabilities:
      Accounts receivable............   (166,197)  (185,271)  (93,382)  (11,800)
      Prepaid expenses and other
       current assets................       (915)    (3,728)   (3,750)    1,676
      Accounts payable and accrued
       liabilities...................     (4,460)    82,935    65,148     2,667
      Other assets...................    (13,392)      (859)      --        (25)
                                       ---------  ---------  --------  --------
        Net cash provided by (used
         in) operating activities....    (55,432)    84,776    52,231   137,769
                                       ---------  ---------  --------  --------
Cash flows from investing activities:
  Capital expenditures...............    (64,904)   (72,752)  (22,700)  (83,742)
                                       ---------  ---------  --------  --------
        Net cash used in investing
         activities..................    (64,904)   (72,752)  (22,700)  (83,742)
                                       ---------  ---------  --------  --------
Cash flows from financing activities:
  Principal payments on notes
   payable--shareholder..............        --     (62,037)  (43,326)  (81,002)
  Proceeds from notes payable--
   shareholder.......................     95,733     95,000       --     46,385
  Other..............................     17,029    (17,029)   13,795       --
                                       ---------  ---------  --------  --------
        Net cash provided by (used
         in) financing activities....    112,762     15,934   (29,531)  (34,617)
                                       ---------  ---------  --------  --------
Increase (decrease) in cash..........     (7,574)    27,958       --     19,410
Cash and cash equivalents at
 beginning of period.................      7,574        --        --     27,958
                                       ---------  ---------  --------  --------
Cash and cash equivalents at end of
 period..............................  $     --   $  27,958  $    --   $ 47,368
                                       =========  =========  ========  ========
Cash paid for interest...............    $10,767     $3,605    $2,847    $7,596
                                       =========  =========  ========  ========


    The accompanying notes are an integral part of the financial statements.

                            LEGAL ENTERPRISE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS:

  Legal Enterprise, Inc. (the "Company"), a California corporation, operates in California offices, providing litigation support services primarily for insurance companies, law firms and large corporations. The Company's primary business is the retrieval of records used in conjunction with the investigation and litigation of legal proceedings. The Company also provides copying services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Preparation of Interim Financial Statements

  The financial statements for the six month periods ended June 30, 1996 and 1997 reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the periods. Such adjustments are considered to be of a normal recurring nature unless otherwise identified.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash

  Cash is maintained in one bank. The balances, at times, may exceed federally insured amounts although management believes the risk of loss is minimal.

 Property and Equipment

  Property and equipment is recorded at cost and depreciated on the straight-line basis over the estimated useful lives of the assets. Expenditures for improvements that extend the life of such assets are capitalized while maintenance and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in the statements of operations.

 Revenue Recognition

  The Company recognizes revenue as the documents or records are delivered to its customers. An allowance is provided for anticipated bad debts, based primarily on historical experience and current estimates.

 Concentration of Credit Risk

  The Company grants credit to various companies primarily in the legal and insurance industries which may be affected by economic or other external conditions. The Company maintains allowances for potential credit losses, and such losses have been within management's expectations.

 Income Taxes

  The Company is an S corporation under the Internal Revenue Code and thus for federal tax purposes is not considered to be a tax paying entity but instead taxes are paid at the shareholder level. The provision for income taxes consists of California state income taxes.

                            LEGAL ENTERPRISE, INC.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following:

                                                               DECEMBER 31,
                                                             ------------------
                                                USEFUL LIVES   1995      1996
                                                ------------ --------  --------
Furniture, fixtures and equipment.............. 5 to 7 years $218,213  $283,592
Less accumulated depreciation..................               (56,827)  (90,033)
                                                             --------  --------
                                                             $161,386  $193,559
                                                             ========  ========

4. NOTES PAYABLE--SHAREHOLDER:

  At December 31, 1996, the note payable--shareholder is due on demand. The interest rate on the loan is prime rate plus 1%.

  In May 1997, the Company obtained an additional loan from a shareholder in the amount of $46,385 related to the purchase of certain equipment which is pledged as collateral for the loan. The loan bears interest at 9.5% and is payable in monthly principal and interest installments to May 2002.

5. COMMITMENTS AND CONTINGENCIES:

 Operating Leases

  Aggregate minimum rental commitments under noncancelable operating leases with lease terms in excess of one year are as follows:

         1997.......................................... $101,016
         1998..........................................  101,016
         1999..........................................  101,016
         2000..........................................  101,016
         2001..........................................   53,495
                                                        --------
                                                        $457,559
                                                        ========

  Rent expense totaled approximately $100,000 for the years ended December 31, 1995 and 1996. Certain rental agreements provide for additional rent based on the lessors' operating expenses.

6. EMPLOYEE BENEFITS:

  The Company has adopted a contributory profit sharing plan pursuant to Internal Revenue Code Section 401(k) covering substantially all employees. Each year the Company determines, at its discretion, the amount of matching contributions. Contributions charged to operations was $7,327 for the year ended December 31, 1996. There were no contributions charged to operations for the year ended December 31, 1995.

7. SALE OF THE BUSINESS:

  On August 28, 1997, certain of the Company's net assets were sold to U.S. Legal Support, Inc. Summary financial information pertaining to the Company's operations from January 1, 1997 through the acquisition date is as follows:

                                                                     (UNAUDITED)
Revenues............................................................ $3,050,086
Gross profit........................................................    985,178
Operating income....................................................    200,399
Income before income taxes..........................................    180,426

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
U.S. Legal Support, Inc.:

  We have audited the accompanying balance sheet of Elaine P. Dine, Inc. as of March 31, 1996 and 1997, and the related statements of income, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elaine P. Dine, Inc. as of March 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Houston, Texas
August 29, 1997

                              ELAINE P. DINE, INC.

                                 BALANCE SHEET

                                                     MARCH 31,
                                                -------------------  JUNE 30,
                                                  1996      1997       1997
                                                -------- ---------- -----------
                                                                    (UNAUDITED)
                    ASSETS
Current assets
  Cash and cash equivalents.................... $245,394   $336,321   $125,648
  Accounts receivable..........................  295,907  1,227,258  1,075,126
  Prepaid expenses and other current assets....    5,893        --         --
                                                -------- ---------- ----------
    Total current assets.......................  547,194  1,563,579  1,200,774
Property and equipment, net....................  125,821    123,044    112,195
Other assets...................................      302     74,803    263,083
                                                -------- ---------- ----------
Total assets................................... $673,317 $1,761,426 $1,576,052
                                                ======== ========== ==========
     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Accounts payable............................. $165,383   $529,871   $550,846
  Accrued liabilities..........................   45,037    158,059     96,921
                                                -------- ---------- ----------
    Total current liabilities..................  210,420    687,930    647,767
Commitments and contingencies
Stockholder's equity
  Capital stock, no par value; 11,612 shares
   authorized issued and outstanding...........   13,112     13,112     13,112
  Retained earnings............................  449,785  1,060,384    915,173
                                                -------- ---------- ----------
    Total stockholder's equity.................  462,897  1,073,496    928,285
                                                -------- ---------- ----------
Total liabilities and stockholder's equity..... $673,317 $1,761,426 $1,576,052
                                                ======== ========== ==========


    The accompanying notes are an integral part of the financial statements.

                              ELAINE P. DINE, INC.

                              STATEMENT OF INCOME

                                                              FOR THE THREE
                                      FOR THE YEARS ENDED   MONTHS ENDED JUNE
                                           MARCH 31,               30,
                                     --------------------- -------------------
                                        1996       1997      1996      1997
                                     ---------- ---------- -------- ----------
                                                               (UNAUDITED)
Revenues............................ $3,503,580 $4,657,760 $694,650 $1,182,334
Cost of services....................  2,030,058  2,640,374  357,959    635,942
                                     ---------- ---------- -------- ----------
Gross profit........................  1,473,522  2,017,386  336,691    546,392
Selling, general and administrative
 expenses...........................  1,210,636  1,120,540  153,380    210,923
Depreciation........................     52,183     26,461   10,628     10,849
                                     ---------- ---------- -------- ----------
Income before income taxes..........    210,703    870,385  172,683    324,620
State income taxes..................     22,621     96,563   18,539     33,089
                                     ---------- ---------- -------- ----------
    Net income...................... $  188,082 $  773,822 $154,144 $  291,531
                                     ========== ========== ======== ==========



    The accompanying notes are an integral part of the financial statements.

                              ELAINE P. DINE, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                                                      TOTAL
                                               CAPITAL RETAINED   STOCKHOLDER'S
                                                STOCK  EARNINGS      EQUITY
                                               ------- ---------  -------------
Balance on April 1, 1995...................... $13,112  $458,534     $471,646
Distributions to stockholder..................     --   (196,831)    (196,831)
Net income....................................     --    188,082      188,082
                                               ------- ---------    ---------
Balance on March 31, 1996.....................  13,112   449,785      462,897
Distributions to stockholder..................     --   (163,223)    (163,223)
Net income....................................     --    773,822      773,822
                                               ------- ---------    ---------
Balance on March 31, 1997.....................  13,112 1,060,384    1,073,496
Distributions to stockholder (unaudited)......     --   (436,742)    (436,742)
Net income (unaudited)........................     --    291,531      291,531
                                               ------- ---------    ---------
Balance on June 30, 1997 (unaudited).......... $13,112  $915,173     $928,285
                                               ======= =========    =========



    The accompanying notes are an integral part of the financial statements.

                              ELAINE P. DINE, INC.

                            STATEMENT OF CASH FLOWS

                                                             FOR THE THREE
                                    FOR THE YEARS ENDED    MONTHS ENDED JUNE
                                         MARCH 31,                30,
                                    --------------------  --------------------
                                      1996       1997       1996       1997
                                    ---------  ---------  ---------  ---------
                                                              (UNAUDITED)
Cash flows from operating
 activities:
  Net income.......................  $188,082   $773,822   $154,144   $291,531
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
    Depreciation...................    52,183     26,461     10,628     10,849
    Change in operating assets and
     liabilities:
      Accounts receivable..........   189,229   (931,351)    14,105    152,132
      Other assets.................    (5,195)   (73,768)   (73,468)  (188,280)
      Accounts payable.............     2,864    364,488   (165,383)    20,975
      Accrued liabilities..........    14,018    113,022    (28,180)   (61,138)
                                    ---------  ---------  ---------  ---------
        Net cash provided by (used
         in) operating activities..   441,181    272,674    (88,154)   226,069
Cash flows from investing
 activities:
  Capital expenditures.............    (1,758)   (18,524)    (6,367)       --
                                    ---------  ---------  ---------  ---------
        Net cash used in investing
         activities................    (1,758)   (18,524)    (6,367)       --
                                    ---------  ---------  ---------  ---------
Cash flows from financing
 activities:
  Cash overdraft...................                          20,385
  Distributions to stockholder.....  (196,831)  (163,223)  (171,258)  (436,742)
                                    ---------  ---------  ---------  ---------
        Net cash used in financing
         activities................  (196,831)  (163,223)  (150,873)  (436,742)
                                    ---------  ---------  ---------  ---------
Increase (decrease) in cash and
 cash equivalents..................   242,592     90,927   (245,394)  (210,673)
Cash and cash equivalents at the
 beginning of period...............     2,802    245,394    245,394    336,321
                                    ---------  ---------  ---------  ---------
Cash and cash equivalents at the
 end of the period.................  $245,394   $336,321  $     --    $125,648
                                    =========  =========  =========  =========
Cash paid for income taxes.........  $ 26,860   $ 26,470  $   6,615   $  8,306
                                    =========  =========  =========  =========


    The accompanying notes are an integral part of the financial statements.

                             ELAINE P. DINE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS:

  Elaine P. Dine, Inc. (the "Company"), a New York corporation, founded in 1983, provides litigation recruitment services primarily to law firms and large corporations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Preparation of Interim Financial Statements

  The unaudited financial statements for the periods ended June 30, 1996 and 1997 reflect all adjustments that are in the opinion of management, necessary for a fair presentation of the results for the periods. Such adjustments are considered to be of a normal recurring nature unless otherwise identified.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  Cash is maintained in one bank. The balance, at times, may exceed federally insured amounts although management believes the risk of loss is minimal. Cash equivalents are short-term highly liquid investments with maturities of 90 days or less.

 Property and Equipment

  Property and equipment is recorded at cost and is depreciated on the straight-line basis over the estimated useful lives of the assets. Art work which is included in property and equipment is not depreciated. Expenditures for improvements that extend the life of such assets are capitalized, while maintenance and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in operations.

 Revenue Recognition

  The Company records revenue when candidates accept a job offer. An allowance is provided for bad debts, based primarily on historical experience and current estimates.

 Concentration of Credit Risk

  The Company grants credit to primarily law firms and large corporations which may be affected by economic or other external conditions. The Company maintains allowances for potential credit losses and such losses have been within management's expectations.

 Income Taxes

  The Company is an S corporation under Internal Revenue Code and thus for federal tax purposes is not considered to be a tax paying entity. Income taxes are paid at the shareholder level. Section 7519 of the Internal Revenue Code requires prepayment of taxes if a company elects to pay taxes for a period other than the required taxable calendar year. As the Company has elected not to pay taxes based on a calendar year, it has deposited $74,201 for related prepayments as of March 31, 1997. No such deposits were made as of March 31, 1996.

  Deferred state income taxes are provided for the accumulated temporary differences in the bases of assets and liabilities for financial reporting and income tax purposes using enacted tax rates and laws in effect in the years in which the differences are expected to reverse.

                             ELAINE P. DINE, INC.

 Employee Benefit Plan

  The Company has adopted a contributory profit sharing plan pursuant to Internal Revenue Code Section 401(k) covering substantially all employees. Each year the Company determines, at its discretion, the amount of matching contributions. Contributions charged to operations for the years ended March 31, 1996 and 1997 were $5,253 and $6,494, respectively.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following:

                                                                 MARCH 31,
                                                             ------------------
                                                USEFUL LIVES   1996      1997
                                                ------------ --------  --------
Furniture and fixtures......................... 5 to 7 years $289,076  $293,531
Art............................................                46,925    52,085
Office equipment............................... 5 to 7 years  107,549   121,619
Leasehold improvements.........................   5 years     531,436   531,436
                                                             --------  --------
                                                              974,986   998,671
Less accumulated depreciation..................              (849,165) (875,627)
                                                             --------  --------
                                                             $125,821  $123,044
                                                             ========  ========

4. INCOME TAXES:

  The provision for income taxes consisted of New York state income taxes as follows:

                                                                   MARCH 31,
                                                                ----------------
                                                                 1996     1997
                                                                -------  -------
Current........................................................ $28,514  $31,058
Deferred.......................................................  (5,893)  65,505
                                                                -------  -------
                                                                $22,621  $96,563
                                                                =======  =======

  Temporary differences arise primarily from the conversion from accrual to cash basis of accounting and depreciation.

5. COMMITMENTS AND CONTINGENCIES:

 Operating Leases

  At March 31, 1997, aggregate minimum rental commitments under noncancelable operating leases with lease terms in excess of one year are as follows:

         1998..........................................  $82,223
         1999..........................................   82,223
         2000..........................................   54,815
                                                        --------
                                                        $219,261
                                                        ========

6. SALE OF THE BUSINESS:

  On September 17, 1997, certain of the Company's net assets were sold to U.S. Legal Support, Inc. Summary financial information pertaining to the Company's operations from January 1, 1997 through the acquisition date is as follows:

                                                     (UNAUDITED)
         Revenues................................... $4,553,763
         Gross profit...............................  2,510,436
         Operating income...........................  1,057,269
         Income before income taxes.................  1,064,258

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
U.S. Legal Support, Inc.:

  We have audited the accompanying balance sheet of Burton House, Inc., d.b.a. Ziskind, Greene, Watanabe, & Nason, as of December 31, 1995 and 1996, and the related statements of operations, stockholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burton House, Inc., d.b.a. Ziskind, Greene, Watanabe & Nason, as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Houston, Texas
September 5, 1997

         BURTON HOUSE, INC., D.B.A. ZISKIND, GREENE, WATANABE, & NASON

                                 BALANCE SHEET

                                                  DECEMBER 31,
                                                ------------------   JUNE 30,
                                                  1995      1996       1997
                                                --------  --------  -----------
                                                                    (UNAUDITED)
                    ASSETS
Current assets:
  Cash.........................................   $1,936   $22,901   $116,514
  Accounts receivable, net of allowance of $0,
   $27,500 and $27,500, respectively...........   92,000    18,750    240,792
  Deferred income taxes........................   16,170     3,941      2,730
  Prepaid expenses and other current assets....      800       800        800
                                                --------  --------   --------
    Total current assets.......................  110,906    46,392    360,836
Other assets...................................    9,360     9,735      9,735
                                                --------  --------   --------
Total assets................................... $120,266   $56,127   $370,571
                                                ========  ========   ========
     LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Accounts payable............................. $ 49,125   $19,698   $ 38,948
  Accrued liabilities..........................  111,973    89,354    209,644
  Income taxes payable.........................      --      1,712     62,548
                                                --------  --------   --------
    Total current liabilities..................  161,098   110,764    311,140
Note payable to bank...........................  100,000   100,000    100,000
Commitments and contingencies
Stockholder's deficit:
  Common stock, no par value, 1,000,000 shares
   authorized, 8,500 shares issued and
   outstanding.................................   18,493    18,493     18,493
Accumulated deficit............................ (159,325) (173,130)   (59,062)
                                                --------  --------   --------
    Total stockholder's deficit................ (140,832) (154,637)   (40,569)
                                                --------  --------   --------
Total liabilities and stockholder's deficit.... $120,266   $56,127   $370,571
                                                ========  ========   ========

    The accompanying notes are an integral part of the financial statements.

         BURTON HOUSE, INC., D.B.A. ZISKIND, GREENE, WATANABE, & NASON

                            STATEMENT OF OPERATIONS

                                  FOR THE YEARS ENDED     FOR THE SIX MONTHS
                                     DECEMBER 31,           ENDED JUNE 30,
                                 ----------------------  ---------------------
                                    1995        1996        1996       1997
                                 ----------  ----------  ---------- ----------
                                                              (UNAUDITED)
Revenues........................ $1,442,257  $1,841,309  $1,026,686 $1,178,643
Cost of services................    964,069   1,125,329     654,674    636,005
                                 ----------  ----------  ---------- ----------
Gross profit....................    478,188     715,980     372,012    542,638
Selling, general and
 administrative expenses........    588,039     704,785     348,282    357,393
                                 ----------  ----------  ---------- ----------
    Operating income (loss).....   (109,851)     11,195      23,730    185,245
Interest expense................      7,644      10,259       5,438      7,419
                                 ----------  ----------  ---------- ----------
Income (loss) before income
 taxes..........................   (117,495)        936      18,292    177,826
Income tax expense (benefit)....    (23,644)     14,741       7,317     63,758
                                 ----------  ----------  ---------- ----------
    Net income (loss)........... $  (93,851) $  (13,805) $   10,975 $  114,068
                                 ==========  ==========  ========== ==========



    The accompanying notes are an integral part of the financial statements.

         BURTON HOUSE, INC., D.B.A. ZISKIND, GREENE, WATANABE, & NASON

                       STATEMENT OF STOCKHOLDER'S DEFICIT

                                                                       TOTAL
                                                 COMMON            STOCKHOLDER'S
                                                  STOCK  DEFICIT      DEFICIT
                                                 ------- --------  -------------
Balance as of January 1, 1995................... $18,493 $(65,474)   $(46,981)
Net loss........................................     --   (93,851)    (93,851)
                                                 ------- --------    --------
Balance as of December 31, 1995.................  18,493 (159,325)   (140,832)
Net loss........................................     --   (13,805)    (13,805)
                                                 ------- --------    --------
Balance as of December 31, 1996.................  18,493 (173,130)   (154,637)
Net income (unaudited)..........................     --   114,068     114,068
                                                 ------- --------    --------
Balance as of June 30, 1997 (unaudited)......... $18,493 $(59,062)   $(40,569)
                                                 ======= ========    ========



    The accompanying notes are an integral part of the financial statements.

         BURTON HOUSE, INC., D.B.A. ZISKIND, GREENE, WATANABE, & NASON

                            STATEMENT OF CASH FLOWS

                                             YEARS ENDED      SIX MONTHS ENDED
                                            DECEMBER 31,          JUNE 30,
                                          ------------------  -----------------
                                            1995      1996     1996      1997
                                          --------  --------  -------  --------
                                                                (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)...................... $(93,851) $(13,805) $10,975  $114,068
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Provision for doubtful accounts......      --     27,500      --        --
    Changes in operating assets and
     liabilities:
      Accounts receivable................  122,162    45,750  (50,000) (222,042)
      Deferred income taxes..............  (16,170)   12,229      --      1,211
      Income taxes payable...............   (9,340)    1,712      --     60,836
      Prepaid expenses and other current
       assets............................      --       (375)     --        --
      Accounts payable and accrued
       liabilities....................... (101,407)  (52,046)  46,030   139,540
                                          --------  --------  -------  --------
        Net cash provided by (used in)
         operating activities............  (98,606)   20,965    7,005    93,613
Cash flows from investing activities.....      --        --       --        --
Cash flows from financing activities:
  Proceeds from note payable.............  100,000       --       --        --
                                          --------  --------  -------  --------
Increase in cash.........................    1,394    20,965    7,005    93,613
Cash at beginning of period..............      542     1,936    1,936    22,901
                                          --------  --------  -------  --------
Cash at end of period.................... $  1,936  $ 22,901  $ 8,941  $116,514
                                          ========  ========  =======  ========
Cash paid for interest................... $  7,644  $ 10,259  $ 5,438  $  7,419
                                          ========  ========  =======  ========
Cash paid for taxes......................      --   $    800  $   800  $  8,957
                                          ========  ========  =======  ========


    The accompanying notes are an integral part of the financial statements.

         BURTON HOUSE, INC., D.B.A. ZISKIND, GREENE, WATANABE, & NASON

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS:

  Burton House, Inc., d.b.a. Ziskind, Greene, Watanabe, & Nason (the "Company"), a California corporation, was founded in 1982 and operates in California, providing placement services primarily for law firms and corporations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Preparation of Interim Financial Statements

  The unaudited financial statements for six months ended June 30, 1996 and 1997 reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the results for the periods. Such adjustments are considered to be of a normal recurring nature unless otherwise identified.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash

  Cash is maintained in one bank. The balance, at times, may exceed federally insured amounts although management believes the risk of loss is minimal.

 Property and Equipment

  Property and equipment is recorded at cost and is depreciated on the straight-line basis over the estimated useful lives of the assets which was 5 years. Expenditures for improvements that extend the life of such assets are capitalized while maintenance and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in operations. All property and equipment is fully depreciated.

 Revenue Recognition

  The Company recognizes revenue when candidates accept a job offer. An allowance is provided for anticipated bad debts, based primarily on historical experience and current estimates.

 Concentration of Credit Risk

  The Company grants credit primarily to law firms and major corporations which may be affected by economic or other external conditions. The Company maintains allowances for potential credit losses, and such losses have been within management's expectations.

 Federal Income Taxes

  Deferred income taxes are provided for the accumulated temporary differences in the bases of assets and liabilities for financial reporting and income tax purposes using enacted tax rates and laws in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         BURTON HOUSE, INC., D.B.A. ZISKIND, GREENE, WATANABE, & NASON

3. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following:

                                                               DECEMBER 31,
                                                             ------------------
                                                USEFUL LIVES   1995      1996
                                                ------------ --------  --------
Furniture and fixtures.........................   5 years     $47,429   $47,429
Office equipment...............................   5 years      33,734    34,234
Leasehold improvements.........................   5 years       7,576     7,576
                                                             --------  --------
                                                               88,739    89,239
Less accumulated depreciation..................               (88,739)  (89,239)
                                                             --------  --------
                                                             $    --   $    --
                                                             ========  ========

4. ACCRUED LIABILITIES:

  Accrued liabilities consisted of the following:

                                                                 DECEMBER 31,
                                                               ----------------
                                                                 1995    1996
                                                               -------- -------
Commissions................................................... $ 89,075 $10,313
Compensation--stockholder.....................................   22,898  79,041
                                                               -------- -------
                                                               $111,973 $89,354
                                                               ======== =======

5. NOTE PAYABLE TO BANK:

  The note payable to a bank under a line of credit provides borrowings up to $100,000 with interest at the prime rate plus 1.50%, collateralized by the assets of the Company. The line of credit has no set maturity date. Based on the terms of the agreement, the principal balance of the line of credit must be fully repaid in twenty-four equal consecutive monthly installments, together with accrued monthly interest and any other charges, beginning approximately 30 days after the bank terminates the Company's right to obtain loans under the existing agreement. Until terminated, the Company is required only to pay interest.

         BURTON HOUSE, INC., D.B.A. ZISKIND, GREENE, WATANABE, & NASON

6. INCOME TAXES:

  The significant components of the Company's deferred tax assets and liabilities were as follows:

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1995    1996
                                                                ------- -------
Deferred tax assets:
  Allowance for bad debts...................................... $   --  $ 9,625
  Accounts payable.............................................  17,194   6,894
  Accrued liabilities..........................................  31,176   3,610
                                                                ------- -------
    Total deferred tax assets..................................  48,370  20,129
                                                                ------- -------
Deferred tax liabilities:
  Accounts receivable..........................................  32,200  16,188
                                                                ------- -------
    Total deferred tax liabilities.............................  32,200  16,188
                                                                ------- -------
    Net deferred income taxes.................................. $16,170 $ 3,941
                                                                ======= =======

  The provision (benefit) for income taxes consisted of the following:

                                                                 DECEMBER 31,
                                                               -----------------
                                                                 1995     1996
                                                               --------  -------
Current.......................................................   $1,866   $2,512
Deferred......................................................  (25,510)  12,229
                                                               --------  -------
  Total....................................................... $(23,644) $14,741
                                                               ========  =======

  The reconciliation of the provision (benefit) for income taxes to the income tax expense (benefit) resulting from the application of the federal statutory tax rate to pretax income is as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                                1995     1996
                                                              --------  -------
Tax at statutory rate........................................ $(41,123)    $328
Nondeductible travel and entertainment.......................    6,341   13,893
State income taxes...........................................      800      520
Nondeductible life insurance premiums........................    1,325      --
Other........................................................    9,013      --
                                                              --------  -------
    Total.................................................... $(23,644) $14,741
                                                              ========  =======

7. SALE OF THE BUSINESS:

  On September 17, 1997, the Company sold certain of its net assets to U.S. Legal Support, Inc. Summary financial information pertaining to the Company's operations from January 1, 1997 through the acquisition date is as follows:

                                                     (UNAUDITED)
         Revenues................................... $1,623,300
         Gross profit...............................    690,005
         Operating income...........................    223,936
         Income before income taxes.................    214,439

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders U.S. Legal Support, Inc.:

  We have audited the accompanying combined balance sheet of the Johnson Court Reporting Group as of December 31, 1995 and 1996, and the related combined statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Johnson Court Reporting Group as of December 31, 1995 and 1996, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Houston, Texas
September 19, 1997

                         JOHNSON COURT REPORTING GROUP

                             COMBINED BALANCE SHEET

                                                   DECEMBER 31,
                                                 -----------------  JUNE 30,
                                                   1995     1996      1997
                                                 -------- -------- -----------
                                                                   (UNAUDITED)
                     ASSETS
Current assets:
  Cash..........................................  $22,253  $38,905   $13,084
  Accounts receivable...........................  246,636  252,480   383,399
  Prepaid expenses and other current assets.....   17,789   10,100    20,431
                                                 -------- --------  --------
    Total current assets........................  286,678  301,485   416,914
Property and equipment, net.....................  185,821  169,140   168,119
Other assets....................................   16,216   42,050    64,115
                                                 -------- --------  --------
Total assets.................................... $488,715 $512,675  $649,148
                                                 ======== ========  ========
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................  $73,121  $94,558  $169,121
  Income taxes payable..........................    9,152   89,027   101,561
  Accrued liabilities...........................   88,212   72,289    85,045
  Deferred income taxes.........................   63,370   72,077   119,341
                                                 -------- --------  --------
    Total current liabilities...................  233,855  327,951   475,068
Notes payable, including related parties of
 $103,734, $28,995 and $15,911, respectively....  133,099   68,265    77,113
Deferred income taxes...........................   14,866   13,531    13,450
Commitments and contingencies
Stockholders' equity:
  Common stock..................................   77,000   77,000    77,000
  Retained earnings.............................   29,895   25,928     6,517
                                                 -------- --------  --------
    Total stockholders' equity..................  106,895  102,928    83,517
                                                 -------- --------  --------
Total liabilities and stockholders' equity...... $488,715 $512,675  $649,148
                                                 ======== ========  ========

    The accompanying notes are an integral part of the financial statements.

                         JOHNSON COURT REPORTING GROUP

                          COMBINED STATEMENT OF INCOME

                                    FOR THE YEARS ENDED   FOR THE SIX MONTHS
                                       DECEMBER 31,         ENDED JUNE 30,
                                   --------------------- ---------------------
                                      1995       1996       1996       1997
                                   ---------- ---------- ---------- ----------
                                                              (UNAUDITED)
Revenues.......................... $1,713,593 $2,154,933 $1,068,290 $1,227,628
Cost of services..................    845,694  1,039,876    494,388    586,482
                                   ---------- ---------- ---------- ----------
Gross profit......................    867,899  1,115,057    573,902    641,146
Selling, general and administra-
 tive expenses....................    642,756    835,786    469,596    426,558
Depreciation......................     19,670     38,401     35,107     26,080
                                   ---------- ---------- ---------- ----------
    Operating income..............    205,473    240,870     69,199    188,508
Interest expense..................     11,438     19,023      8,383      5,896
                                   ---------- ---------- ---------- ----------
    Income before income taxes....    194,035    221,847     60,816    182,612
Income taxes......................     83,498     89,099     24,507     73,045
                                   ---------- ---------- ---------- ----------
    Net income.................... $  110,537 $  132,748 $   36,309 $  109,567
                                   ========== ========== ========== ==========


    The accompanying notes are an integral part of the financial statements.

                         JOHNSON COURT REPORTING GROUP

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                       TOTAL
                                                 COMMON  RETAINED  STOCKHOLDERS'
                                                  STOCK  EARNINGS     EQUITY
                                                 ------- --------  -------------
Balance as of January 1, 1995................... $77,000  $22,923     $99,923
Dividends.......................................      -- (103,565)   (103,565)
Net income......................................      --  110,537     110,537
                                                 ------- --------    --------
Balance as of December 31, 1995.................  77,000   29,895     106,895
Dividends.......................................      -- (136,715)   (136,715)
Net income......................................      --  132,748     132,748
                                                 ------- --------    --------
Balance as of December 31, 1996.................  77,000   25,928     102,928
Dividends (unaudited)...........................      -- (128,978)   (128,978)
Net income (unaudited)..........................      --  109,567     109,567
                                                 ------- --------    --------
Balance as of June 30, 1997 (unaudited)......... $77,000   $6,517     $83,517
                                                 ======= ========    ========



    The accompanying notes are an integral part of the financial statements.

                         JOHNSON COURT REPORTING GROUP

                        COMBINED STATEMENT OF CASH FLOWS

                                          FOR THE YEARS        FOR THE SIX
                                         ENDED DECEMBER     MONTHS ENDED JUNE
                                               31,                 30,
                                        ------------------  ------------------
                                          1995      1996      1996      1997
                                        --------  --------  --------  --------
                                                               (UNAUDITED)
Cash flows from operating activities:
  Net income........................... $110,537  $132,748   $36,309  $109,567
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation.......................   19,670    38,401    35,107    26,080
    Deferred income taxes..............   63,334     7,372    (7,280)   47,183
    Changes in operating assets and
     liabilities:
      Accounts receivable.............. (142,112)   (5,844)  (16,062) (130,919)
      Prepaid expenses and other.......  (20,481)  (18,145)   16,834   (32,396)
      Accounts payable.................   35,071    21,437   (10,093)   50,381
      Income taxes payable.............   16,400    79,875     3,406    12,534
      Accrued liabilities..............   65,525   (15,923)   29,398    12,756
                                        --------  --------  --------  --------
        Net cash provided by operating
         activities....................  147,944   239,921    87,619    95,186
                                        --------  --------  --------  --------
Cash flows from investing activities:
  Capital expenditures................. (102,347)  (21,720)  (10,813)  (25,059)
                                        --------  --------  --------  --------
        Net cash used in investing
         activities.................... (102,347)  (21,720)  (10,813)  (25,059)
                                        --------  --------  --------  --------
Cash flows from financing activities:
  Notes payable........................   62,275   (64,834)  (43,444)    8,848
  Dividends............................ (103,565) (136,715)  (67,661) (128,978)
  Other................................       --        --    27,872    24,182
                                        --------  --------  --------  --------
        Net cash used in financing
         activities....................  (41,290) (201,549)  (83,233)  (95,948)
                                        --------  --------  --------  --------
Increase (decrease) in cash............    4,307    16,652    (6,427)  (25,821)
Cash and cash equivalents at beginning
 of period.............................   17,946    22,253    22,253    38,905
                                        --------  --------  --------  --------
Cash and cash equivalents at end of
 period................................ $ 22,253  $ 38,905  $ 15,826  $ 13,084
                                        ========  ========  ========  ========
Cash paid for interest................. $ 11,438  $ 19,023  $  8,383  $  5,896
                                        ========  ========  ========  ========
Cash paid for taxes.................... $  3,764  $  1,852  $  1,369  $  1,289
                                        ========  ========  ========  ========

    The accompanying notes are an integral part of the financial statements.

                         JOHNSON COURT REPORTING GROUP

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS:

  Johnson Court Reporting Group (the "Company"), operating through Goren of Newport, Inc., Rapidtext, Inc. and Medtext, Inc., provides litigation support services, closed-captioning services for the hearing impaired, remote classroom captioning services, medical transcription services, and scanning and imaging services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Basis of Presentation

  The accompanying combined financial statements include the accounts of Goren of Newport, Inc., Rapidtext, Inc. and Medtext, Inc. all of which are operated under common management. All intercompany amounts have been eliminated.

 Preparation of Interim Financial Statements

  The financial statements for the six month periods ended June 30, 1996 and 1997 reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the periods. Such adjustments are considered to be of a normal recurring nature unless otherwise identified.

 Management Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash

  Cash is maintained in two banks. The balances, at times, may exceed federally insured amounts although management believes that risk of loss is minimal.

 Property and Equipment

  Property and equipment is recorded at cost and is depreciated on the straight-line basis over the estimated useful lives of the assets. Expenditures for improvements that extend the life of such assets are capitalized while maintenance and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in the statement of income.

 Income Taxes

  The Company provides for deferred income taxes utilizing the liability method whereby deferred income taxes are recognized for the tax consequences in future years of differences in the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

 Revenue Recognition

  The Company recognizes revenue after the documents or records have been prepared for shipment or the services have been provided. An allowance is provided for anticipated bad debts based primarily on historical experience and current estimates.

 Concentration of Credit Risk

  The Company grants credit to various companies primarily in the legal, medical and insurance industries which may be affected by economic or other external conditions. The Company maintains allowances for potential credit losses, and such losses have been within management's expectations. During the six-month period ended June 30, 1997, approximately 16% of revenues was from one company.

                         JOHNSON COURT REPORTING GROUP

3. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following:

                                                               DECEMBER 31,
                                                             ------------------
                                                USEFUL LIVES   1995      1996
                                                ------------ --------  --------
Property and equipment:
  Furniture and fixtures....................... 5 to 7 years   $8,098    $9,542
  Office equipment and computers...............   5 years     258,852   277,265
                                                             --------  --------
                                                              266,950   286,807
Less accumulated depreciation..................               (81,129) (117,667)
                                                             --------  --------
    Total......................................              $185,821  $169,140
                                                             ========  ========

4. INCOME TAXES:

  The components of deferred income tax assets and liabilities consisted of the following:

                                                                  DECEMBER 31,
                                                                 ---------------
                                                                  1995    1996
                                                                 ------- -------
Deferred income tax assets
  Accrued liabilities........................................... $35,284 $28,916
                                                                 ------- -------
    Total deferred income tax assets............................  35,284  28,916
                                                                 ------- -------
Deferred income tax liabilities
  Accounts receivable...........................................  98,654 100,993
  Property and equipment........................................  14,866  13,531
                                                                 ------- -------
    Total deferred income tax liabilities....................... 113,520 114,524
                                                                 ------- -------
    Net deferred income tax liability........................... $78,236 $85,608
                                                                 ======= =======

  The provision for income taxes consisted of the following:

                                                                  DECEMBER 31,
                                                                 ---------------
                                                                  1995    1996
                                                                 ------- -------
  Current....................................................... $20,164 $81,727
  Deferred......................................................  63,334   7,372
                                                                 ------- -------
                                                                 $83,498 $89,099
                                                                 ======= =======

  The difference between the Company's provision for income taxes and the amount that would have been derived by applying the federal statutory tax rate to pretax income for the years ended December 31, 1995 and 1996 is summarized as follows:

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1995    1996
                                                                ------- -------
Tax at federal statutory rate.................................. $65,972 $75,427
State income taxes, net of federal tax benefit.................   9,702  11,092
Other..........................................................   7,824   2,580
                                                                ------- -------
                                                                $83,498 $89,099
                                                                ======= =======

                         JOHNSON COURT REPORTING GROUP

5. COMMITMENTS AND CONTINGENCIES:

 Independent Contractors

  The Company provides court reporting, captioning, transcription, and scanning and imaging services through the use of independent contractors, who are not employees of the Company. The Company does not pay or withhold federal or state employment taxes with respect to these independent contractors. Independent contractors are responsible for acquiring and operating their equipment. The use of independent contractors is consistent with industry practice and allows the Company to control costs. In the event the Company were required to treat these independent contractors as its employees, the Company could become responsible for the taxes required to be withheld and could incur additional costs associated with employee benefits and other employee costs.

 Operating Leases

  Aggregate minimum rental commitments under noncancelable operating leases with lease terms in excess of one year are as follows:

         1997...........................................  $5,885
         1998...........................................   6,147
         1999...........................................   2,832
         2000...........................................   2,832
         2001...........................................   2,832
                                                         -------
                                                         $20,528
                                                         =======

  Rent expense in 1995 and 1996 totaled $57,030 and $68,967, respectively. Certain rental agreements provide for additional rent based on the lessors' operating expenses.

 Legal Proceedings

  The Company is involved in certain lawsuits and claims arising in the normal course of business. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

6. NOTES PAYABLE:

  The Company has lines of credit with two financial institutions for up to $225,000 at an interest rate of 13%, collateralized by the Company's accounts receivable. These lines are drawn on when needed and are normally repaid within the fiscal year. As of December 31, 1995 and 1996, the Company had $29,365 and $39,270 borrowed under the lines of credit.

  The Company has notes payable of $103,734 and $28,995 to shareholders at December 31, 1995 and 1996.

7. SALE OF COMMON STOCK:

  On August 19, 1997, the Company's common stock was acquired by U.S. Legal Support, Inc. Summary financial information pertaining to the Company's operations from January 1, 1997 through the acquisition date is as follows:

                                                     (UNAUDITED)
         Revenues................................... $1,471,072
         Gross profit...............................    766,808
         Operating income...........................    161,028
         Income before income taxes.................    154,482

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders U.S. Legal Support, Inc.:

  We have audited the accompanying balance sheet of Amicus One Legal Support Services, Inc. as of December 31, 1996 and September 5, 1997 and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 1996 and the period from January 1, 1997 through September 5, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amicus One Legal Support Services, Inc. as of December 31, 1996 and September 5, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the period from January 1, 1997 through September 5, 1997 in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand l.l.p.

Houston, Texas October 21, 1997

                    AMICUS ONE LEGAL SUPPORT SERVICES, INC.

                                 BALANCE SHEET

                                                        COMBINED
                                                      PREDECESSORS   COMPANY
                                                      DECEMBER 31, SEPTEMBER 5,
                                                          1996         1997
                                                      ------------ ------------
                       ASSETS
Current assets:
  Cash...............................................     $1,626     $249,058
  Accounts receivable, net of allowance of $48,240
   and $100,000, respectively........................    513,608      321,991
  Prepaid expenses and other current assets..........     11,398        1,467
                                                        --------     --------
    Total current assets.............................    526,632      572,516
Property and equipment, net..........................     65,334       96,998
Other assets.........................................     34,014       15,032
                                                        --------     --------
Total assets.........................................   $625,980     $684,546
                                                        ========     ========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term obligations........    $24,400     $253,978
  Advance from U.S. Legal Support, Inc. .............         --      277,043
  Accounts payable...................................     30,945       53,988
  Accrued liabilities................................     52,467       33,742
                                                        --------     --------
    Total current liabilities........................    107,812      618,751
Long-term obligations................................     10,423        2,774
Commitments and contingencies
Stockholders' equity:
  Common stock.......................................     11,750       49,499
  Retained earnings..................................    495,995       13,522
                                                        --------     --------
    Total stockholders' equity.......................    507,745       63,021
                                                        --------     --------
Total liabilities and stockholders' equity...........   $625,980     $684,546
                                                        ========     ========


    The accompanying notes are an integral part of the financial statements.

                    AMICUS ONE LEGAL SUPPORT SERVICES, INC.

                              STATEMENT OF INCOME

                                                      COMBINED
                                         COMBINED   PREDECESSORS
                                       PREDECESSORS  NINE MONTHS    COMPANY
                                        YEAR ENDED     ENDED      PERIOD ENDED
                                       ------------ ------------- ------------
                                       DECEMBER 31, SEPTEMBER 30, SEPTEMBER 5,
                                           1996         1996          1997
                                       ------------ ------------- ------------
                                                     (UNAUDITED)
Revenues..............................  $1,882,380   $1,394,243    $1,384,613
Cost of services......................     890,098      695,302       723,252
                                        ----------   ----------    ----------
Gross profit..........................     992,282      698,941       661,361
Selling, general and administrative
 expenses.............................     796,744      562,027       598,918
Depreciation..........................      39,580       22,323        23,607
                                        ----------   ----------    ----------
    Operating income..................     155,958      114,591        38,836
Interest expense......................       6,613        5,730        12,689
                                        ----------   ----------    ----------
Income before income taxes............     149,345      108,861        26,147
Income taxes..........................       9,879          244           625
                                        ----------   ----------    ----------
    Net income........................  $  139,466   $  108,617    $   25,522
                                        ==========   ==========    ==========


    The accompanying notes are an integral part of the financial statements.

                    AMICUS ONE LEGAL SUPPORT SERVICES, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY


                                                                     TOTAL
                                              COMMON  RETAINED   STOCKHOLDERS'
                                               STOCK  EARNINGS      EQUITY
                                              ------- ---------  -------------
Combined Predecessors:
Balance as of January 1, 1996................ $11,750 $ 391,137    $ 402,887
Distributions................................      --   (34,608)     (34,608)
Net income...................................      --   139,466      139,466
                                              ------- ---------    ---------
Balance as of December 31, 1996..............  11,750   495,995      507,745
Company:
Reorganization to form new entity and
 distribution of certain net assets to
 owners......................................  37,749  (495,995)    (458,246)
Net income...................................      --    25,522       25,522
Distributions................................      --   (12,000)     (12,000)
                                              ------- ---------    ---------
Balance as of September 5, 1997.............. $49,499 $  13,522    $  63,021
                                              ======= =========    =========


    The accompanying notes are an integral part of the financial statements.

                    AMICUS ONE LEGAL SUPPORT SERVICES, INC.

                            STATEMENT OF CASH FLOWS

                                                        COMBINED
                                           COMBINED   PREDECESSORS
                                         PREDECESSORS  NINE MONTHS    COMPANY
                                          YEAR ENDED      ENDED     PERIOD ENDED
                                         DECEMBER 31, SEPTEMBER 30, SEPTEMBER 5,
                                             1996         1996          1997
                                         ------------ ------------- ------------
                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income...........................    $139,466     $108,617       $25,522
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation.......................      39,580       22,323        23,607
    Provision for doubtful accounts....      24,152       24,152        90,160
    Changes in operating assets and
     liabilities:
      Accounts receivable..............     (81,766)     (30,565)     (325,334)
      Prepaid expenses and other
       current assets..................       1,661        1,562           (69)
      Other assets.....................      17,366         (250)      (11,893)
      Accounts payable.................         866       26,036        31,678
      Accrued liabilities..............      17,339       14,747       (27,123)
                                           --------     --------      --------
        Net cash provided by (used in)
         operating activities..........     158,664      166,622      (193,452)
                                           --------     --------      --------
Cash flows from investing activities:
  Capital expenditures.................     (85,272)     (65,058)      (55,271)
  Investment in note receivable from
   officer.............................          --       (4,927)           --
                                           --------     --------      --------
        Net cash used in investing
         activities....................     (85,272)     (69,985)      (55,271)
                                           --------     --------      --------
Cash flows from financing activities:
  Distributions........................     (34,608)     (33,928)      (12,000)
  Proceeds from borrowings.............                                820,898
  Repayment of borrowings..............     (38,647)     (23,789)     (311,926)
                                           --------     --------      --------
        Net cash (used in) provided by
         financing activities..........     (73,255)     (57,717)      496,972
                                           --------     --------      --------
Increase in cash.......................         137       38,920       248,249
Cash and cash equivalents at beginning
 of period.............................       1,489        1,489           809
                                           --------     --------      --------
Cash and cash equivalents at end of pe-
 riod..................................    $  1,626     $ 40,409      $249,058
                                           ========     ========      ========
Cash paid for interest.................    $  6,613     $  5,730      $ 12,689
                                           ========     ========      ========
Cash paid for income taxes.............    $  9,040     $    244      $    825
                                           ========     ========      ========
Issuance of common stock for non-cash
 assets................................                               $157,906
                                                                      ========

    The accompanying notes are an integral part of the financial statements.

                    AMICUS ONE LEGAL SUPPORT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS:

  Amicus One Legal Support Services, Inc. (the "Company"), a New York Subchapter S Corporation, was formed on January 1, 1997 through the contribution of certain assets at predecessor cost by three shareholders who together owned two court reporting businesses known as Cardinal Reporting Co., Inc. ("Cardinal") and AM Court Reporting, Ltd. ("AM"). The owners of the "combined predecessors" have presented combined financial statements of the combined predecessor for 1996 to reflect the financial position and results of operations for the periods on a comparable basis. The Company operates in New York providing litigation support services primarily for insurance companies and law firms. The Company's primary business is court reporting, the transcription of spoken legal testimony into written word.

  The Company has 200 shares of no par value capital stock authorized, issued and outstanding at September 5, 1997. At December 31, 1996, Cardinal and AM were organized as a C Corporation and a S Corporation, respectively. Cardinal and AM had 2,500 and 200 shares, respectively, of no par value capital stock authorized, issued and outstanding at December 31, 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Preparation of Interim Financial Statements

  The financial statements for the periods ended September 30, 1996 and January 5, 1997 reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the period. Such adjustments are considered to be of a normal recurring nature unless otherwise identified.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash

  Cash is maintained in several banks. The balance, at times, may exceed federally insured amounts although management believes that risk of loss is minimal.

 Property and Equipment

  Property and equipment is recorded at cost and is depreciated on the straight-line basis over the estimated useful lives of the assets. Expenditures for improvements that extend the life of such assets are capitalized while maintenance and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in the statements of operations.

 Revenue Recognition

  The Company recognizes revenue as the documents or records are delivered to customers. An allowance is provided for anticipated bad debts, based primarily on historical experience and current estimates.

 Income Taxes

  The Company is and AM was an S Corporation under the Internal Revenue Code and thus, for federal tax purposes, are not considered to be tax paying entities. Cardinal provided for deferred income taxes utilizing the liability method whereby deferred income taxes are recognized for the tax consequences in future years of

                    AMICUS ONE LEGAL SUPPORT SERVICES, INC.

differences in the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be utilized.

 Concentration of Credit Risk

  The Company grants credit to various companies primarily in the legal and insurance industries which may be affected by economic or other external conditions. The Company maintains allowances for potential credit losses, and such losses have been within management's expectations.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following:

                                                       DECEMBER 31, SEPTEMBER 5,
                                          USEFUL LIVES     1996         1997
                                          ------------ ------------ ------------
Furniture and fixtures................... 5 to 7 years   $112,812     $142,627
Office equipment and computers...........   5 years        19,274       44,730
                                                         --------     --------
                                                          132,086      187,357
Less accumulated depreciation............                 (66,752)     (90,359)
                                                         --------     --------
    Total................................                $ 65,334     $ 96,998
                                                         ========     ========

4. COMMITMENTS AND CONTINGENCIES:

 Independent Contractors

  The Company, like most court reporting firms, provides court reporting services through the use of independent contractors, who are not employees of the Company. The Company does not pay or withhold federal or state employment taxes with respect to these independent contractors. Independent court reporters are responsible for acquiring and operating their court reporting equipment. The use of independent contractors as court reporters is consistent with industry practice and allows the Company to control costs. In the event the Company were required to treat these court reporters as its employees, the Company could become responsible for the taxes required to be withheld and could incur additional costs associated with employee benefits and other employee costs.

 Operating Leases

  Aggregate minimum rental commitments under noncancelable operating leases with lease terms in excess of one year are as follows:

  September 6, 1997 through December 31, 1997.........................  $31,612
  1998................................................................   96,221
  1999................................................................   89,719
  2000................................................................   67,144
  2001................................................................   68,838
  Thereafter..........................................................   59,933
                                                                       --------
                                                                       $413,467
                                                                       ========

  Rent expense totaled approximately $103,000 and $68,000 for the year ended December 31, 1996 and the period ended September 5, 1997. Certain rental agreements provide for additional rent based on the lessors' operating expenses.

                    AMICUS ONE LEGAL SUPPORT SERVICES, INC.

5. LONG-TERM OBLIGATIONS:

  Long-term obligations consisted of the following:

                                                       DECEMBER 31, SEPTEMBER 5,
                                                           1996         1997
                                                       ------------ ------------
   Line of credit with a bank for up to $50,000 with
    interest at prime plus .25%. The line has no set
    maturity date....................................    $14,888      $    --
   Line of credit with a financial institution for up
    to $300,000 with interest of 30-day commercial
    paper rate plus 3.15% which was 8.77% at June 30,
    1997, collateralized by accounts receivable. The
    line has no set maturity date....................        --        243,677
   Capital lease obligations.........................     19,935        13,075
                                                         -------      --------
                                                          34,823       256,752
   Less current portion..............................    (24,400)     (253,978)
                                                         -------      --------
                                                         $10,423        $2,774
                                                         =======      ========

  The $300,000 line of credit was repaid in September 1997 with funds advanced by U.S. Legal Support Inc. (See Note 1).

6. SALE OF NET ASSETS:

  On September 6, 1997, the Company's net assets were sold to U.S. Legal Support, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
U.S. Legal Support, Inc.:

  We have audited the accompanying balance sheet of Block Court Reporting, Inc. as of December 31, 1995 and 1996, and the related statements of operations, stockholder's equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Block Court Reporting, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Houston, Texas
September 19, 1997

                          BLOCK COURT REPORTING, INC.

                                 BALANCE SHEET

                                                    DECEMBER 31,
                                                  -----------------  JUNE 30,
                                                    1995     1996      1997
                                                  -------- -------- -----------
                                                                    (UNAUDITED)
                     ASSETS
Current assets:
  Cash...........................................     $994   $1,852    $4,437
  Accounts receivable, net of allowance of
   $10,000, $15,000 and $15,000, respectively....  141,279  207,911   142,214
  Deferred income taxes..........................                       6,074
                                                  -------- --------  --------
    Total current assets.........................  142,273  209,763   152,725
Property and equipment, net......................  125,271   89,830    84,489
Other assets.....................................    6,568    6,568     6,568
                                                  -------- --------  --------
Total assets..................................... $274,112 $306,161  $243,782
                                                  ======== ========  ========
 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Accounts payable...............................   $7,640 $164,213  $149,921
  Accrued liabilities............................    6,332   17,129    56,228
  Long-term obligations, current portion.........  109,905   68,218    62,990
  Deferred income taxes..........................   45,910   14,107       --
                                                  -------- --------  --------
    Total current liabilities....................  169,787  263,667   269,139
Long-term obligations............................   12,329   15,125       --
Stockholder's equity (deficit):
  Common stock, $.01 par value, 1,000 shares
   authorized, issued, and outstanding...........       10       10        10
  Additional paid in capital.....................      990      990       990
  Retained earnings (accumulated deficit)........   90,996   26,369   (26,357)
                                                  -------- --------  --------
    Total stockholder's equity (deficit).........   91,996   27,369   (25,357)
                                                  -------- --------  --------
Total liabilities and stockholder's equity
 (deficit)....................................... $274,112 $306,161  $243,782
                                                  ======== ========  ========


    The accompanying notes are an integral part of the financial statements.

                          BLOCK COURT REPORTING, INC.

                            STATEMENT OF OPERATIONS

                                    FOR THE YEARS ENDED    SIX MONTHS ENDED
                                       DECEMBER 31,            JUNE 30,
                                   ----------------------  ------------------
                                      1995        1996       1996      1997
                                   ----------  ----------  --------  --------
                                                              (UNAUDITED)
Revenues.......................... $1,024,931  $1,316,782  $693,458  $517,838
Cost of services..................    496,301     661,838   376,756   262,455
                                   ----------  ----------  --------  --------
Gross profit......................    528,630     654,944   316,702   255,383
Selling, general and
 administrative expenses..........    524,864     740,279   339,110   331,936
                                   ----------  ----------  --------  --------
    Operating income (loss).......      3,766     (85,335)  (22,408)  (76,553)
Interest expense..................     14,197      13,302     8,833     4,306
                                   ----------  ----------  --------  --------
Loss before income taxes..........    (10,431)    (98,637)  (31,241)  (80,859)
Income tax benefit................     (3,575)    (34,010)  (11,055)  (28,133)
                                   ----------  ----------  --------  --------
    Net loss...................... $   (6,856) $  (64,627) $(20,186) $(52,726)
                                   ==========  ==========  ========  ========


    The accompanying notes are an integral part of the financial statements.

                          BLOCK COURT REPORTING, INC.

                  STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)

                                                       RETAINED       TOTAL
                                          ADDITIONAL   EARNINGS   STOCKHOLDER'S
                                  COMMON   PAID-IN   (ACCUMULATED    EQUITY
                                  STOCK    CAPITAL     DEFICIT)     (DEFICIT)
                                  ------  ---------- ------------ -------------
January 1, 1995.................. $ 100    $ 2,790     $ 97,852     $100,742
Issuance of common stock.........    10        990          --         1,000
Retirement of common stock.......  (100)    (2,790)         --        (2,890)
Net loss.........................   --         --        (6,856)      (6,856)
                                  -----    -------     --------     --------
December 31, 1995................    10        990       90,996       91,996
Net loss.........................   --         --       (64,627)     (64,627)
                                  -----    -------     --------     --------
December 31, 1996................    10        990       26,369       27,369
Net loss (Unaudited).............   --         --       (52,726)     (52,726)
                                  -----    -------     --------     --------
June 30, 1997 (Unaudited)........ $  10    $   990     $(26,357)    $(25,357)
                                  =====    =======     ========     ========



    The accompanying notes are an integral part of the financial statements.

                          BLOCK COURT REPORTING, INC.

                            STATEMENT OF CASH FLOWS

                                          FOR THE YEARS        FOR THE SIX
                                          ENDED DECEMBER      MONTHS ENDED
                                               31,              JUNE 30,
                                         -----------------  ------------------
                                          1995      1996      1996      1997
                                         -------  --------  --------  --------
                                                               (UNAUDITED)
Cash flows from operating activities:
  Net income............................ $(6,856) $(64,627) $(20,186) $(52,726)
  Adjustments to reconcile net income to
   net cash (used in) provided by
    operating activities:
    Depreciation........................  36,464    35,441    11,271     9,388
    Changes in operating assets and
     liabilities:
      Accounts receivable............... (88,025)  (66,632)  (16,843)   65,697
      Accounts payable..................  33,555   156,573   152,600   (14,292)
      Accrued liabilities............... (56,414)   10,797     9,920    39,099
      Deferred income taxes.............  45,910   (31,803)      --    (20,181)
      Due from shareholder..............     --        --    (48,934)      --
      Income taxes payable..............     --        --    (30,157)      --
      Other assets......................  (6,568)      --     37,879       --
                                         -------  --------  --------  --------
        Net cash (used in) provided by
         operating activities........... (41,934)   39,749    95,550    26,985
                                         -------  --------  --------  --------
Cash flows from investing activities:
  Capital expenditures.................. (21,483)      --        --     (4,047)
                                         -------  --------  --------  --------
        Net cash used in investing
         activities..................... (21,483)      --        --     (4,047)
                                         -------  --------  --------  --------
Cash flows from financing activities:
  Net payments of long-term
   obligations..........................    (414)  (38,891)  (26,554)  (20,353)
                                         -------  --------  --------  --------
        Net cash used in financing
         activities.....................    (414)  (38,891)  (26,554)  (20,353)
                                         -------  --------  --------  --------
Net (decrease) increase in cash......... (63,831)      858    68,996     2,585
Cash and cash equivalents at beginning
 of year................................  64,825       994       994     1,852
                                         -------  --------  --------  --------
Cash and cash equivalents at end of
 year................................... $   994  $  1,852  $ 69,990  $  4,437
                                         =======  ========  ========  ========
Cash paid for interest.................. $14,197  $ 13,302  $  8,833  $  4,306
                                         =======  ========  ========  ========
Cash paid for income taxes.............. $ 1,000
                                         =======


    The accompanying notes are an integral part of the financial statements.

                          BLOCK COURT REPORTING, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS:

  Block Court Reporting, Inc. (the "Company"), a District of Columbia corporation, is a court reporting business based in Washington, D.C. The Company provides general court reporting services, the transcription of spoken legal testimony into the written word as well as video captioning services to the Washington, D.C., Northern Virginia, and Baltimore, Maryland markets.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Preparation of Interim Financial Statements

  The financial statements for the six month periods ended June 30, 1996 and 1997 reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the period. Such adjustments are considered to be of a normal recurring nature unless otherwise identified.

 Management Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash

  Cash is maintained primarily in one bank. The balance, at times, may exceed federally insured amounts although management believes that risk of loss is minimal.

 Property and Equipment

  Property and equipment is recorded at cost and is depreciated on the straight-line basis over the estimated useful lives of the assets. Expenditures for improvements that extend the life of such assets are capitalized while maintenance and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in the statements of operations.

 Revenue Recognition

  The Company recognizes revenue as the documents or records are delivered to customers. An allowance is provided for anticipated bad debts, based primarily on historical experience and current estimates.

 Concentration of Credit Risk

  The Company grants credit to various companies primarily in the legal industry which may be affected by economic or other external conditions. The Company maintains allowance for potential credit losses, and such losses have been within management's expectations.

                          BLOCK COURT REPORTING, INC.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                 USEFUL LIVES   1995     1996
                                                 ------------ --------  -------
Property and equipment:
  Vehicles......................................   5 years     $60,538  $60,538
  Furniture and fixtures........................   7 years      26,063   23,425
  Office equipment, computers and software...... 3 to 5 years   75,134   75,905
                                                              --------  -------
                                                               161,735  159,868
Less accumulated depreciation...................               (36,464) (70,038)
                                                              --------  -------
    Total.......................................              $125,271  $89,830
                                                              ========  =======

  The Company had fully depreciated assets totaling approximately $19,000 at December 31, 1996.

4. COMMITMENTS AND CONTINGENCIES:

 Independent Contractors

  The Company, like most court reporting firms, provides court reporting services through the use of independent contractors, who are not employees of the Company. The Company does not pay or withhold federal or state employment taxes with respect to these independent contractors. Independent court reporters are responsible for acquiring and operating their court reporting equipment. The use of independent contractors as court reporters is consistent with industry practice and allows the Company to control costs. In the event the Company were required to treat these court reporters as its employees, the Company could become responsible for the taxes required to be withheld and could incur additional costs associated with employee benefits and other employee costs.

 Operating Lease

  The Company leases office space under a noncancelable operating lease which expires on July 31, 1997. The remaining rental commitment under this lease at December 31, 1996 was approximately $50,000. Subsequent to year-end, the Company entered into new noncancelable operating lease for office space commencing on October 1, 1997 and ending on September 30, 2000. The minimum rental commitment under this lease for each of the next four years approximates $10,000, $42,000, $42,000, and $32,000. Both agreements provide for additional rent based on increases determined from indices specified within the lease agreements. Additionally, the Company is required to pay its pro rata share of increases in real estate taxes.

  Rent expense in both 1995 and 1996 totalled approximately $97,000.

5. INCOME TAXES:

  The benefit for income taxes consisted of the following:

                                                               FOR THE YEARS
                                                              ENDED DECEMBER
                                                                    31,
                                                             ------------------
                                                               1995      1996
                                                             --------  --------
Current..................................................... $(49,485) $ (2,207)
Deferred....................................................   45,910   (31,803)
                                                             --------  --------
    Total................................................... $ (3,575) $(34,010)
                                                             ========  ========

                          BLOCK COURT REPORTING, INC.

  The components of deferred income tax liabilities and assets are as follows:

                                                              DECEMBER 31,
                                                            ------------------
                                                              1995      1996
                                                            --------  --------
Deferred tax assets:
  Accounts payable.........................................   $2,600  $ 55,832
Deferred tax liabilities:
  Accounts receivable......................................   48,510    69,939
                                                            --------  --------
    Net deferred income taxes.............................. $(45,910) $(14,107)
                                                            ========  ========

6. LONG-TERM OBLIGATIONS:

  The Company has a line of credit with a bank for up to $25,000 at an interest rate equal to the prime lending rate plus two percentage points. As of December 31, 1996 and June 30, 1997, there was $18,000 and $23,000 drawn on this line of credit, respectively. These borrowings have been classified as current.

  The Company has a promissory note with a bank at an interest rate equal to the prime lending rate plus one percentage point. At December 31, 1996, the maturities of the promissory note for each of the next two years approximated $38,000 and $15,000.

  The Company leases vehicles under long-term capital leases which expire during 1997. At December 31, 1996, future minimum payments under these leases approximated $13,000.

7. RELATED PARTY TRANSACTIONS:

  The Company subleases certain office space to an affiliate for approximately $2,000 per month.

8. SALE OF THE COMPANY:

  On September 5th 1997, the Company's stock was acquired by U.S. Legal Support, Inc. Summary financial information pertaining to the Company's operations from January 1, 1997 through the acquisition date is as follows:

                                                                     (UNUADITED)
        Revenues....................................................  $701,401
        Gross profit................................................   426,178
        Operating loss..............................................   (90,940)
        Income before income taxes..................................   (93,448)

                [Logo of U.S. Legal Support, Inc. appears here]

                     A leading provider of court reporting,
                      certified record retrieval and legal
                        placement and staffing services

                                                Court Reporting
[Photo of court reporter transcribing]

Certified Record Retrieval
                                          [Photo of certified records retrieval]

                                                Legal Placement and Staffing
[Photo of attorney working]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   No dealer, salesman or other
 person has been authorized to
 give any information or to make
 any representations other than
 those contained in this
 Prospectus and, if given or
 made, such information or
 representations must not be
 relied upon as having been
 authorized by the Company or the
 Underwriters. This Prospectus
 does not constitute an offer to
 sell or the solicitation of an
 offer to buy to any person in
 any jurisdiction in which such
 offer or solicitation would be
 unlawful or to any person to
 whom it is unlawful. Neither the
 delivery of this Prospectus nor
 any offer or sale made hereunder
 shall, under any circumstances,
 create any implication that
 there has been no change in the
 affairs of the Company or that
 the information contained herein
 is correct as of any time
 subsequent to the date hereof.

                               -----------------

                               TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................   6
The Company..............................................................  12
Use of Proceeds..........................................................  14
Dividend Policy..........................................................  14
Capitalization...........................................................  15
Dilution.................................................................  16
Selected Financial Data..................................................  17
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  19
Business.................................................................  30
Management...............................................................  39
Certain Transactions.....................................................  45
Principal Shareholders...................................................  48
Description of Capital Stock.............................................  50
Shares Eligible for Future Sale..........................................  52
Underwriting.............................................................  54
Legal Matters............................................................  55
Experts..................................................................  55
Available Information....................................................  56
Index to Financial Statements............................................ F-1

                                ---------------

Until         , 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------




                               3,100,000 SHARES

                   [LOGO OF U.S. LEGAL SUPPORT APPEARS HERE]

                                 COMMON STOCK


                                ---------------

                                  PROSPECTUS

                                ---------------


                               HAMBRECHT & QUIST

                        ING BARING FURMAN SELZ LLC



                                         , 1998


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except for the fees payable to the Commission and the NASD and the listing fee.

                                                                     AMOUNT
                                                                   -----------
      Securities and Exchange Commission registration fee......... $ 15,950.00
      National Association of Securities Dealers, Inc. filing
       fee........................................................    5,732.50
      NASDAQ listing fee..........................................   50,000.00
      Printing and engraving expenses.............................  193,000.00
      Legal fees and expenses.....................................   65,000.00
      Accounting fees and expenses................................   50,000.00
      Blue sky fees and expenses..................................    1,500.00
      Transfer Agent fees.........................................   10,000.00
      Miscellaneous...............................................    1,817.50
                                                                   -----------
          TOTAL................................................... $393,000.00
                                                                   ===========

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

  The Registrant's Articles of Incorporation, as amended (the "Articles of Incorporation") and Bylaws require the Registrant to indemnify officers and directors of the Registrant to the fullest extent permitted by Article 2.02-1 of the Business Corporation Act of the State of Texas (the "TBCA"). The Articles of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2 to the Registration Statement. Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith; (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests; and
(iii) in the case of any criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

  The Articles of Incorporation provide that a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of the director is expressly provided by statute; or (v) an act related to an unlawful stock repurchase or payment of dividend.

  The Form of Underwriting Agreement filed herewith as Exhibit 1.1, under certain circumstances, provides for indemnification by the Underwriters of the directors, officers and controlling persons of the Company.

  The Company has purchased liability insurance policies covering the directors and officers of the Company, including, to provide protection where the Company cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  All information set forth in this Item 15 gives effect to a 100-for-one stock split with respect to the Common Stock and Preferred Stock of the Company effected on December 16, 1996.

  On August   , 1998, the Board of Directors declared a five for eight reverse
common stock split to shareholders of record on      , 1998. All financial
information has been retroactively adjusted to reflect the impact of the reverse common stock split, inclusive of all share per share data and stock option information.

  In connection with the initial capitalization of the Company, on October 2, 1996, the Company issued 93,750 shares of Common Stock to GulfStar Investments, Ltd. for services rendered valued at $1,500 and 527,400 shares of Common Stock to Richard O. Looney for services rendered valued at $8,438.40. On January 17, 1997, the Company issued: (i) 135,000 shares of Series A Convertible Preferred Stock to the Trust for Defined Benefit Plans of Zeneca Holdings Inc. at a price of $1.00 per share for an aggregate sales price of $135,000; (ii) 670,000 shares of Series A Convertible Preferred Stock to the Delaware State Employees' Retirement Fund at a price of $1.00 per share for an aggregate sales price of $670,000; and (iii) 195,000 shares of Series A Convertible Preferred Stock to the Trust for Defined Benefit Plans of ICI American Holdings Inc. at a price of $1.00 per share for an aggregate sales price of $195,000. On July 22, 1997, the Company issued 15,625 shares to David
W. Pfleghar for an aggregate sales price of $250.00. All of such sales were completed without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act, no public offering being involved.

  On January 17, 1997, the Company acquired all the issued and outstanding capital stock of Looney & Company in exchange for cash and the issuance of 2,000,000 (2,046,667 as a result of a post-closing adjustment on June 23, 1997) shares of Series B Convertible Preferred to Richard O. Looney. On that date, the Company also acquired all the issued and outstanding capital stock of Klein, Bury & Associates in exchange for cash and the issuance of 106,625 shares of Common Stock to Michael Klein. On April 3, 1997, the Company acquired all the assets of Cindi Rogers & Associates, Inc. in exchange for the payment of cash and the issuance of 3,125 shares of Common Stock to Cynthia A. Rogers. In connection with its acquisition of all the assets of San Francisco Reporting Service, the Company paid cash and issued 9,565 shares of Common Stock each to Jay Harbidge and Richard Posner on May 14, 1997, and 115,625 shares of Series C Convertible Preferred Stock each to Jay Harbidge and Richard Posner on June 23, 1997. On May 19, 1997, the Company acquired all the assets of G&G Court Reporters in exchange for cash and the issuance of a $345,750 Convertible Subordinated Promissory Note and a $691,750 Convertible Subordinated Promissory Note to the Giammanco Family Trust. On August 19, 1997, the Company acquired all the issued and outstanding capital stock of Goren of Newport, Inc. d/b/a/ Johnson Court Reporting in exchange for cash and the issuance of a $78,401 Subordinated Promissory Note and 46,118.117 shares of Common Stock to Glory Johnson. On that date the Company also acquired all the issued and outstanding capital stock of RapidText, Inc. in exchange for cash and the issuance of a $22,738 Subordinated Promissory Note and 8,359.706 shares of Common Stock to Glory Johnson and a $37,598 Subordinated Promissory Note and 13,822.794 shares of Common Stock to Seaquestor Trust. On that date the Company also acquired all the issued and outstanding capital stock of MedText, Inc. in exchange for cash and the issuance of a $107,023 Subordinated Promissory Note and 38,041.103 shares of Common Stock to Seaquestor Trust. On August 28, 1997, the Company acquired all the assets of Encore Court Reporting in exchange for cash and the issuance of 1,838 shares of Common Stock to Jan Coldren. On August 29, 1997, the Company acquired all the assets of Legal Enterprise, Inc. in exchange for cash and the issuance of a $319,340 Subordinated Promissory Note and a $821,160 Convertible Subordinated Promissory Note to Legal Enterprise, Inc. On September 4, 1997, the Company acquired all the capital stock of Block Court Reporting, Inc. in exchange for cash and the issuance of a $240,000 Subordinated Promissory Note and a $360,000 Convertible Subordinated Promissory Note to Martin H. Block. On that date, the Company also acquired all the assets of Amicus One Legal Support Services, Inc. in exchange for cash and the issuance of a $560,000 Subordinated Promissory Note and 72,794 shares of Common Stock to

Amicus One. On September 17, 1997, the Company acquired all the issued and outstanding capital stock of Burton House, Inc. d.b.a. Ziskind, Greene, Watanabe & Nason in exchange for cash and the issuance of 99,265 shares of Common Stock to Gregg M. Ziskind and Susan L. Ziskind. On that date the Company also acquired all the assets of Elaine P. Dine, Inc. and Elaine P. Dine Temporary Attorneys, L.L.C. in exchange for cash and the issuance of a $2,000,000 Junior Subordinated Promissory Note and 47,794 shares of Common Stock to such companies. All of such sales were completed without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act, no public offering being involved.

  On January 17, 1997, the Company granted options to purchase 60,100 shares of Common Stock to certain employees or other optionees of Looney & Company and Klein Bury at exercise prices ranging from $.016 to $.160 in exchange for options previously granted to such employees and optionees by such companies. On September 17, 1997, the Company granted options to purchase 25,735 shares of Common Stock to certain employees of Elaine P. Dine, Inc. at an exercise price of $.016 per share in exchange for options previously granted to such employees by such company. On September 25, 1997, options to purchase 7,800 shares of Common Stock were exercised at a price of $.016 per share. The Company received $124.80 in aggregate consideration upon the exercise of such options. All of such sales were completed without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act, no public offering being involved. In addition, the Company believes that the exemption provided by Rule 701 promulgated under the Securities Act is applicable to such sales.

   On September 8, 1997, the Company sold a number of shares of Common Stock equal to $1,072,604 divided by 90% of the initial public offering price per share to Kirby A. Kennedy & Associates in connection with a definitive agreement in which the Company will acquire all of the assets of Kirby A. Kennedy & Associates in exchange for cash and the issuance of such shares. Certain of the conditions to closing of the definitive agreement to purchase Kirby A. Kennedy & Associates were never satisfied and the agreement was terminated. Consequently, the shares of Common Stock sold to Kirby A. Kennedy & Associates were never issued and delivered. On September 15, 1997, the Company sold a number of shares of Common Stock equal to $2,400,000 divided by 90% of the initial public offering price per share to Colleen Jilio in connection with a definitive agreement in which the Company will acquire all of the assets of Jilio & Associates in exchange for cash and the issuance of such shares. Certain of the conditions to closing of the definitive agreement to purchase Jilio & Associates were never satisfied and the agreement was terminated. Consequently, the shares of Common Stock sold to Colleen Jilio were never issued and delivered. On September 25, 1997, the Company sold a number of shares of Common Stock equal to $2,500,000 divided by 90% of the initial public offering price per share to Reporting Services Associates, Inc. in connection with a definitive agreement in which the Company will acquire all of the assets of Reporting Service Associates in exchange for cash and the issuance of such shares. Certain of the conditions to closing of the definitive agreement to purchase Reporting Service Associates were never satisfied and the agreement was terminated. Consequently, the shares of Common Stock sold to Reporting Service Associates, Inc. were never issued and delivered. On that date the Company also sold a number of shares of Common Stock equal to $607,500 divided by 90% of the initial public offering price per share to James M. Wilson in connection with a definitive agreement in which the Company will acquire all of the assets of Commander Wilson Incorporated in exchange for cash and the issuance of such shares. Certain of the conditions to closing of the definitive agreement to purchase Commander Wilson Incorporated were never satisfied and the agreement was terminated. Consequently, the shares of Common Stock sold to James M. Wilson were never issued and delivered. All of such sales were completed without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act, no public offering being involved.

  On February 12, 1998, in connection with the issuance of Senior Subordinated Notes in lieu of the cash interest payment owing at September 30, 1997 ("Interest Notes"), the Company issued (i) 18,090 shares of Series A Convertible Preferred Stock to the Delaware State Employees' Retirement Fund;
(ii) 3,754 shares of Series A Convertible Preferred Stock to the Trust for Defined Benefit Plans of Zeneca Holdings, Inc. and (iii) 5,265 shares of Series A Convertible Preferred Stock to the Trust for Defined Benefit Plans of ICI American Holdings, Inc. On February 12, 1998, in connection with the issuance of Interest Notes for interest payments owing at December 31, 1997, the Company issued (i) 18,632 shares of Series A Convertible Preferred Stock to the Delaware State Employees' Retirement Fund; (ii) 3,645 shares of Series A Convertible Preferred Stock to the Trust for Defined Benefit Plans of Zeneca Holdings, Inc.; and (iii) 5,422 shares of Series A Convertible Preferred Stock to the Trust for Defined Benefit Plans of ICI American Holdings, Inc. On February 12, 1998, in connection with the issuance of Interest Notes for interest payments owing at March 31, 1998, the Company issued (i) 20,532 shares of Series A Convertible Preferred Stock to the Delaware State Employees' Retirement Fund; (ii) 4,137 shares of Series A Convertible Preferred Stock to the Trust for Defined Benefit Plans of Zeneca Holdings, Inc.; and (iii) 5,976 shares of Series A Convertible Preferred Stock to the Trust for Defined Benefit Plans of ICI American Holdings, Inc. On February 26, 1998, the Company issued: (i) 101,444 shares of Series A Convertible Preferred Stock to the Delaware State Employees' Retirement Fund at a price of $1.00 per share for an aggregate price of $101,444; (ii) 20,440 shares of Series A Convertible Preferred Stock to the Trust for Defined Benefit Plans of Zeneca Holdings, Inc. at a price of $1.00 per share for an aggregate price of $20,440; and (iii) 29,524 shares of Series A Convertible Preferred Stock to the Trust for Defined Benefit Plans of ICI American Holdings, Inc. at a price of $1.00 per share for an aggregate sales price of $29,524. In connection with the issuance of Interest Notes for interest payments owing at June 30, 1998, the Company issued (i) 23,833 shares of Series A Convertible Preferred Stock to the Delaware State Employees' Retirement Fund; (ii) 6,936 shares of Series A Convertible Preferred Stock to the Trust for Defined Benefit Plans of ICI American Holdings, Inc.; and (iii) 4,802 shares of Series A Convertible Preferred Stock to the Trust for Defined Benefit Plans of Zeneca Holdings, Inc. All of such issuances were completed without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act, no public offering being involved.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

     EXHIBIT
     NUMBER                        DESCRIPTION OF EXHIBIT
     -------                       ----------------------
     1.1     Form of Underwriting Agreement between the Company and the
              Underwriters named therein.
     2.1     Stock Purchase Agreement by and between Litigation Resources of
             America, Inc. and Richard O. Looney, dated as of January 17, 1997.
     2.2     Stock Purchase Agreement by and between Litigation Resources of
             America, Inc. and Michael Klein, dated as of January 17, 1997.
     2.3     Securities Purchase Agreement by and among Litigation Resources of
             America, Inc. (the "Company"), the Subsidiaries of the Company
             listed on the signature pages thereto and the Investors listed on the signature pages thereto, dated as of January 17, 1997, as amended.
     2.4     Agreement of Purchase and Sale of Assets by and between Litigation
             Resources of America--California, Inc. and San Francisco Reporting
             Service, dated May 14, 1997.
     2.5     Agreement of Purchase and Sale of Assets by and between Litigation
             Resources of America--California, Inc., Litigation Resources of
             America, Inc., Peter Giammanco and Leslie Giammanco, individuals
             d/b/a G&G Court Reporters, and Peter Giammanco and Leslie
             Giammanco as Trustees of the Giammanco Family Trust, dated as of
             May 19, 1997.
     2.6     Letter Agreement by and between Sandra Rocca and Litigation
             Resources of America--Midwest, Inc., dated August 15, 1997
     2.7     Plan and Agreement of Reorganization and Merger by and among
             Litigation Resources of America--California, Inc., Goren of
             Newport, Inc. d/b/a Johnson Court Reporting, Glory Johnson and
             Litigation Resources of America, dated as of August 19, 1997.
     2.8     Plan and Agreement of Reorganization and Merger by and among
             Litigation Resources of America--California, Inc., RapidText,
             Inc., Seaquestor Trust, Glory Johnson and Litigation Resources of
             America, dated as of August 19, 1997.
     2.9     Plan and Agreement of Reorganization and Merger by and among
             Litigation Resources of America--California, Inc., MedText, Inc.,
             Seaquestor Trust and Litigation Resources of America, dated as of
             August 19, 1997.
     2.10    Agreement of Purchase and Sale of Assets by and among Litigation
             Resources of America--California, Inc., Litigation Resources of
             America, Inc., Legal Enterprise, Inc., Tony L. Maddocks and Alan
             Simon, dated as of August 29, 1997.

     EXHIBIT
     NUMBER                        DESCRIPTION OF EXHIBIT
     -------                       ----------------------
      2.11   Agreement of Purchase and Sale of Assets by and among Litigation
             Resources of America--Northeast, Inc., Litigation Resources of
             America, Inc., Amicus One Legal Support Services, Inc., Richard A.
             Portas, Joseph N. Spinozzi, Carl Anderson and Howard Breshin,
             dated as of September 4, 1997.
      2.12   Stock Purchase Agreement by and between Litigation Resources of
             America, Inc., Litigation Resources of America--Northeast, Inc.,
             and Martin H. Block, dated as of September 4, 1997.
      2.13   Agreement of Purchase and Sale of Assets by and among Litigation
             Resources of America--Midwest, Inc., Litigation Resources of
             America, Inc., Kirby A. Kennedy & Associates, Kirby A. Kennedy and
             Jeanne M. Kennedy, dated as of September 8, 1997.
      2.14   Agreement of Purchase and Sale of Assets by and among Litigation
             Resources of America--California, Inc., Litigation Resources of
             America, Inc., and Colleen Jilio, a resident of California d.b.a.
             Jilio & Associates, dated as of September 15, 1997; including the letter dated March 4, 1998, terminating such Agreement of Purchase and Sale of Assets.
      2.15   Agreement of Purchase and Sale of Assets by and among Litigation
             Resources of America--Northeast, Inc., Litigation Resources of
             America, Inc., Elaine P. Dine, Inc., Elaine P. Dine Temporary
             Attorneys, L.L.C., Elaine P. Siegel and Laurie Becker, dated as of
             September 17, 1997.
      2.16   Stock Purchase Agreement by and between Litigation Resources of
             America, Inc., Litigation Resources of America--California, Inc.,
             Gregg M. Ziskind and Susan L. Ziskind, dated as of September 17,
             1997.
      2.17   Agreement of Purchase and Sale of Assets by and among Looney &
             Company, U.S. Legal Support, Inc. and James M. Wilson, a resident of Houston, Texas d.b.a. Commander Wilson, Incorporated, dated as of September 25, 1997; including the letter dated March 9, 1998, terminating such Agreement of Purchase and Sale of Assets.
      2.18   Agreement of Purchase and Sale of Assets by and among Litigation
             Resources of America--Northeast, Inc., Litigation Resources of
             America, Inc., Reporting Services Associates, Inc. and Lee
             Goldstein, dated as of September 25, 1997; including the letter dated April 1, 1998, terminating such Agreement of Purchase and
             Sale of Assets.
      3.1    Articles of Incorporation, as amended, of the Company.
      3.2    Bylaws of the Company, as amended.
      4.1    Registration Rights Agreement between the Company and Richard O.
             Looney, dated
             January 17, 1997.
      4.2    Registration Rights Agreement between the Company and Michael
             Klein, dated
             January 17, 1997.
      4.3    Registration Rights Agreement between the Company and certain purchasers, dated
             January 17, 1997.
      4.4    Form of Registration Rights Agreement among the Company and certain holders of the Common Stock.
      4.5    Securityholders Agreement among Litigation Resources of America,
             Inc., the Investors named therein and the Shareholders named therein, dated January 17, 1997, as amended.
      4.6    Registration Rights Agreement between the Company and Gregg M.
             Ziskind and Susan L. Ziskind, dated September 17, 1997.
      5.1    Opinion of Bracewell & Patterson, L.L.P. as to the validity of the
             Common Stock being offered.
     10.1    U.S. Legal Support, Inc. 1997 Stock Incentive Plan.

     EXHIBIT
     NUMBER                        DESCRIPTION OF EXHIBIT
     -------                       ----------------------
     10.2    Form of Option Agreement for 1997 Stock Incentive Plan.
     10.3    U.S. Legal Support, Inc. 1997 Non-Employee Directors Stock Option
              Plan.
     10.4    Form of Option Agreement for Non-Employee Directors Stock Option
              Plan.
     10.5    Employment Agreement by and among the Company, Looney & Company and Richard O. Looney, dated January 17, 1997.
     10.6    Employment Agreement by and among the Company, Klein, Bury &
             Associates and Michael Klein, dated January 17, 1997.
     10.7    Employment Agreement by and among the Company, Litigation
             Resources of America--California, Inc. and Tony L. Maddocks, dated
             August 29, 1997.
     10.8    Employment Agreement dated September 25, 1997 by and among the
             Company and James M. Wilson dated September 25, 1997.
     10.9    Letter Agreement dated May 7, 1997 by and between James M. Wilson
             d.b.a. Commander Wilson, Inc. and the Company.
     10.10   Termination of Letter Agreement dated May 7, 1997, between James
             M. Wilson d.b.a. Commander Wilson, Inc. and the Company, dated
             September 25, 1997.
     10.11   Letter Agreement dated April 24, 1997 by and between the Company and The GulfStar Group, Inc.
     10.12   Fourth Amended and Restated Bank Credit Agreement among the
             Company, its subsidiaries and Texas Commerce Bank, National
             Association.
     10.13   First Amendment to Employment Agreement dated October 1, 1997 by and among the Company, Looney & Company and Richard O. Looney.
     10.14   First Amendment to Employment Agreement dated October 1, 1997 by and among Klein, Bury and Associates, Inc., Michael A. Klein and the Company.
     10.15   Letter Agreement dated March 4, 1996 by and between The GulfStar
             Group, Inc. and Looney & Company.
     10.16   Employment Agreement dated October 14, 1997 by and between the
             Company and David P. Tusa.
     10.17   Letter Agreement dated May 8, 1998, between The GulfStar Group and the Company.
     11.2    Computation of Pro Forma Earnings Per Share.
     21.1    Subsidiaries of the Company.
     23.1    Consent of Bracewell & Patterson, L.L.P. (included in its opinion filed as Exhibit 5 hereto).
     23.2+   Consent of PricewaterhouseCoopers LLP
     23.3    Consent of Fentress Bracewell.
     24.1    Powers of Attorney (See page II-8).
     27+     Financial Data Schedule

--------
+Filed herewith.

  (b) Financial Statement Schedules

  The following financial statement schedules are included herein.

  Schedule II--Valuation and Qualifying Accounts.

  All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933 the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, U.S. LEGAL SUPPORT, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JULY 22, 1998.

                                          U.S. Legal Support, Inc.

                                                  /s/ Richard O. Looney
                                          By: _________________________________
                                                     Richard O. Looney
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby revokes the Power of Attorney dated September 25, 1997 and constitutes and appoints Richard O. Looney and David P. Tusa, or either of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement, any Registration Statement filed pursuant to Rule 462(b), and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON JULY 22, 1998.

              SIGNATURE                                      TITLE
              ---------                                      -----
        /s/ Richard O. Looney
 ------------------------------------
          Richard O. Looney           Director, President and Chief Executive Officer
                                       (principal executive officer)
          /s/ David P. Tusa
 ------------------------------------
            David P. Tusa             Executive Vice President and Chief Financial
                                       Officer
                                       (principal financial and accounting officer)
        /s/ Michael A. Klein
 ------------------------------------
           Michael A. Klein           Director
        /s/ Robert J. Cresci
 ------------------------------------
           Robert J. Cresci           Director
          /s/ G. Kent Kahle
 ------------------------------------
            G. Kent Kahle             Director

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of U.S. Legal Support, Inc.:

  In connection with our audits of the financial statements of Looney & Company as of December 31, 1995 and 1996, and for each of the three years in the period December 31, 1996, and the financial statements of U.S. Legal Support, Inc. as of December 31, 1997 and for the year then ended, which financial statements are included in the Prospectus, we have also audited the financial statement schedule listed on S-2 herein.

  In our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as whole, presents fairly, in all material respects, the information required to be included herein.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
May 20, 1998

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                BALANCE  CHARGED                        BALANCE
                               BEGINNING    TO                          AT END
         DESCRIPTION           OF PERIOD EXPENSES DEDUCTIONS OTHER (1) OF PERIOD
         -----------           --------- -------- ---------- --------- ---------
LOONEY & COMPANY
Year ended December 31, 1994:
  Allowance for uncollectible
   accounts...................   $ 32      $ 28      $ --      $ --      $ 60
                                 ====      ====      ====      ====      ====
Year ended December 31, 1995:
  Allowance for uncollectible
   accounts...................   $ 60      $ 83      $ --      $ --      $143
                                 ====      ====      ====      ====      ====
Year ended December 31, 1996:
  Allowance for uncollectible
   accounts...................   $143      $ 80      $ --      $ --      $223
                                 ====      ====      ====      ====      ====
U.S. LEGAL SUPPORT, INC.
Year ended December 31, 1997
  Allowance for uncollectible
   accounts...................   $223      $133      $(36)     $436      $756
                                 ====      ====      ====      ====      ====

--------
(1) Acquired allowances for uncollectible accounts in acquisitions.

                                      S-2